SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 7, 2008, is made by and among Nestor, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), each of the purchasers (individually, a “Purchaser” and collectively the “Purchasers”) set forth on the execution pages hereof (each, an “Execution Page” and collectively the “Execution Pages”), and U.S. Bank National Association, as collateral agent pursuant to Section 9 (the “Collateral Agent”).

BACKGROUND

A.            The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

B.             Upon the terms and conditions stated in this Agreement, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase, a senior secured promissory note, in the form attached hereto as Exhibit A (collectively, the “Notes”), in the principal face amount of $1,000 (which aggregate amount for all Purchasers shall be $500,000).

C.             In connection with the Closing pursuant to this Agreement, the Company will execute and deliver, and shall cause each of its Subsidiaries (as defined in Section 3(a)) to execute and deliver, as applicable, an Amended and Restated Security Agreement (the “Security Agreement”), an Amended and Restated Guaranty and Suretyship Agreement (the “Guaranty”), an Amended and Restated Borrower/Subsidiary Pledge Agreement (the “Pledge Agreement”) and an Amended and Restated Security Agreement - Trademarks, Patents and Copyrights (the “IP Security Agreement”) in the forms attached hereto as Exhibit B, Exhibit C, Exhibit D and Exhibit E respectively, in favor of the Collateral Agent (as defined herein) for the benefit of all of the Purchasers, pursuant to which the Company and its Subsidiaries have agreed to grant a security interest in all of their respective properties and assets in order to secure the Company’s obligations under the Notes and the Subsidiaries’ obligations under the Guarantees.

D.             In connection with the Closing pursuant to this Agreement, the Company, each of its Subsidiaries, each holder of the outstanding Senior Secured Convertible Notes of the Company, the Purchasers and the Collateral Agent shall execute and deliver a Payment Priority and Voting Agreement (the “Payment Priority Agreement”) in the form of Exhibit F (the Security Agreements, the Guaranty, the Pledge Agreement, the IP Security Agreement, the Payment Priority Agreement and any other document securing the Notes, are hereinafter collectively referred to as the “Security Documents”).

E.             This Agreement, the Notes, the Security Agreements, the Guarantees, the Pledge Agreements, any other Security Documents and all other agreements executed and delivered in connection herewith and therewith are collectively referred to herein as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers, intending to be legally bound, hereby agree as follows:

1.              PURCHASE AND SALE OF NOTES.

(a)            Purchase and Sale of Notes.  Subject to the terms and conditions hereof, at the Closing (as defined in Section 1(b) below), the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, such principal amount of Notes as is set forth on such Purchaser’s Execution Page, for a purchase price (as to each Purchaser, the “Purchase Price”) of $1,000 per $1,000 in principal amount of Notes.

(b)            The Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the date hereof, or such other time or place as the Company and the Purchasers may mutually agree (the “Closing Date”).

2.              PURCHASER’S REPRESENTATIONS AND WARRANTIES.

 Each Purchaser severally, but not jointly, represents and warrants to the Company as follows:

(a)            Purchase for Own Account, Etc.  Such Purchaser is purchasing the Notes for such Purchaser’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act.  Such Purchaser understands that such Purchaser must bear the economic risk of this investment indefinitely, unless the Notes are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any of the Notes.  Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, such Purchaser does not agree to hold the Notes for any minimum or other specific term and reserves the right to dispose of the Notes at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

(b)            Accredited Investor Status.  Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)            Reliance on Exemptions.  Such Purchaser understands that the Notes are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes.

(d)            Information.  Such Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes which have been specifically requested by such Purchaser or its counsel.  Neither such inquiries nor any other investigation conducted by such Purchaser or its counsel or any of its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below.  Such Purchaser understands that such Purchaser’s investment in the Notes involves a high degree of risk.

(e)            Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Notes.

(f)            Authorization; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and is a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms.

(g)            Residency.  Such Purchaser is a resident of the jurisdiction set forth under such Purchaser’s name on the Execution Page hereto executed by such Purchaser.

(h)            Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, executed any transaction, including short sales, in the securities of the Company during the period commencing from the time that such Purchaser was first contacted by the Company or any other person disclosing the material terms of the transactions contemplated hereunder until the date hereof.  Notwithstanding the foregoing, (i) in the case of LB I Group Inc., the representation set forth above shall only apply with respect to the Global Trading Strategies group of Lehman Brothers Holdings Inc. and (ii) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that had or has knowledge of the transactions contemplated herein.  Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC currently takes the position that entering into a short sale of the Company’s common stock, par value $0.01 per share (the “Common Stock”) “against the box” while holding unregistered shares of the Common Stock, followed by coverage of the short sale with such shares after the Registration Statement has been declared effective by the SEC, is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.  Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

 Each Purchaser’s representations and warranties made in this Article 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Notes pursuant to this Agreement comply with applicable U.S. federal and state securities laws and not for any other purpose.  Accordingly, the Company may not rely on such representations and warranties for any other purpose.  No Purchaser has made or hereby makes any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby.

3.              REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

 Except as set forth on a Disclosure Schedule executed and delivered by the Company to each Purchaser (the “Disclosure Schedule”) or as set forth in the Select SEC Documents (as defined in Section 3(g) below), other than what is set forth in the Risk Factors of any such Select SEC Documents or any other disclosure that is forward looking or prospective in nature in any such Select SEC Documents, the Company represents and warrants to each Purchaser as follows:

(a)            Organization and Qualification.  The Company and each of its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify or be in good standing would have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to (i) the Notes, (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents or (iii) the business, operations, properties, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.  The Company has no Subsidiaries except as set forth in Section 3(a) of the Disclosure Schedule, each of which is, except as set forth on such schedule, a direct or indirect wholly-owned subsidiary of the Company.

(b)            Authorization; Enforcement.  (i) The Company and, with respect to each of the other Transaction Documents to which any such Subsidiary is a party, each of its Subsidiaries, as applicable, has the requisite corporate power and authority to enter into and perform their obligations under this Agreement and the other Transaction Documents, to issue and sell the Notes in accordance with the terms hereof; (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and each of its Subsidiaries, as applicable, and the consummation by them of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes by the Company) have been duly authorized by the Company’s and each of its Subsidiaries’ Board of Directors, as applicable, and no further consent or authorization of the Company or any of its Subsidiaries, their Boards of Directors, or any committee of their Boards of Directors is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company and each of its Subsidiaries, as applicable, of the other Transaction Documents, such Transaction Documents will constitute, valid and binding obligations of the Company and each of its Subsidiaries, as applicable, enforceable against the Company and its Subsidiaries in accordance with their terms.  Neither the execution, delivery or performance by the Company or any of its Subsidiaries of their obligations under this Agreement or the other Transaction Documents, nor the consummation by them of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes by the Company) requires any consent or authorization of the Company’s stockholders, or the stockholders of any of the Company’s Subsidiaries.

(c)            Capitalization.  The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Notes) exercisable or exchangeable for, or convertible into, any shares of capital stock is set forth in Section 3(c) of the Disclosure Schedule.  All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such exercisable, exchangeable or convertible securities will be, validly issued, fully paid and non-assessable.  No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances.  Except as set forth in Section 3(c) of the Disclosure Schedule, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, nor are any such issuances, contracts, commitments, understandings or arrangements contemplated, (ii) there are no contracts, commitments, understandings or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act; (iii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem or otherwise acquire any security of the Company or any of its Subsidiaries; and (iv) the Company does not have any shareholder rights plan, “poison pill” or other anti-takeover plans or similar arrangements.  Section 3(c) of the Disclosure Schedule sets forth all of the securities or instruments issued by the Company or any of its Subsidiaries that contain anti-dilution or similar provisions, and, except as and to the extent set forth thereon, the sale and issuance of the Notes will not trigger any anti-dilution adjustments to any such securities or instruments.  The Company has furnished to each Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s Bylaws as in effect on the date hereof (the “Bylaws”), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, all of which instruments and agreements are set forth in Section 3(c) of the Disclosure Schedule.  The Company’s Certificate of Incorporation may be amended by the vote of the holders of the majority of the outstanding equity securities of the Company entitled to vote thereon.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any such Subsidiary.

(d)            Issuance of Notes.  The Notes are duly authorized and, upon issuance in accordance with the terms of this Agreement, (i) will be validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances, (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person and (iii) will not impose personal liability on the holder thereof.  The issuance by the Company of the Notes is exempt from registration under the Securities Act.

(e)            No Conflicts; Consents.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws, rules and regulations and rules and regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, with respect to clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect).  Except (x) for the filing of a Form D with the SEC, (y) as may be required for compliance with applicable state securities or “blue sky” laws, or (z) as otherwise set forth in Section 3(e) of the Disclosure Schedule, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency or other third party (including, without limitation, pursuant to any Material Contract (as defined in Section 3(g) below)) in order for it to execute, deliver or perform any of its obligations under this Agreement or any of the other Transaction Documents.

(f)             Compliance.  Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents and no Subsidiary is in violation of any of its organizational documents.  Except as set forth in Section 3(f) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in default (and no event has occurred that with notice or lapse of time or both would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (including, without limitation, the Material Contracts), except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect.  The businesses of the Company and its Subsidiaries are not being conducted, and shall not be conducted so long as any Purchaser owns any of the Notes, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate have not had and would not have a Material Adverse Effect.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities that are material to the conduct of its business, and neither the Company nor any of its Subsidiaries has received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit.

(g)            SEC Documents, Financial Statements.  Since December 31, 2007, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, the “SEC Documents”).  The Company has delivered or otherwise made available to each Purchaser true and complete copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof).  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto.  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments).  Except as set forth in the financial statements of the Company included in the Select SEC Documents (as defined below), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.  To the extent required by the rules and regulations of the SEC applicable thereto, the Select SEC Documents contain a complete and accurate list of all undischarged Material Contracts to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties or assets of the Company or any Subsidiary is subject.  Except as set forth in the Select SEC Documents, none of the Company, its Subsidiaries or, to the best knowledge of the Company, any of the other parties thereto is in breach or violation of any Material Contract, which breach or violation would have a Material Adverse Effect.  For purposes of this Agreement, “Material Contracts” means the contracts, agreements, leases and other instruments required to be filed pursuant to Item 601 of Regulation S-K promulgated under the Exchange Act and  “Select SEC Documents” means the Company’s (A) Proxy Statement for its 2007 Annual Meeting, (B) Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended (the “Annual Report”), and (C) all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed since December 31, 2007.  No other information provided by or on behalf of the Company to the Purchasers that is not included in the Select SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(h)            Internal Accounting Controls.  The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Annual Report and the Company’s most recently filed Quarterly Report on Form 10-Q (each such date, an “Evaluation Date”).  The Company presented in the Annual Report and its most recently filed Quarterly Report on Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the respective Evaluation Date.  Since the Evaluation Date for the Annual Report, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls, except as expressly disclosed in the Select SEC Documents as to changes that occurred after the Evaluation Date.

(i)             Absence of Certain Changes.  Except as set forth in the Select SEC Documents, since December 31, 2007, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Except as disclosed in Section 3(i) of the Disclosure Schedule, since December 31, 2007, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had any capital expenditures in excess of $100,000 outside the ordinary course of business. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company or any of its Subsidiaries.

(j)             Transactions With Affiliates.  Except as set forth in the Select SEC Documents, none of the officers, directors, or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services solely in their capacity as officers, directors or employees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has an ownership interest of five percent or more or is an officer, director, trustee or partner.

(k)            Absence of Litigation.  Except as disclosed in the Select SEC Documents or in Section 3(k) of the Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.  The matters set forth in the Select SEC Documents or Section 3(k) of the Disclosure Schedule would not have a Material Adverse Effect.

(l)             Intellectual Property.  Each of the Company and its Subsidiaries owns or is duly licensed (and, in such event, has sufficient rights to grant sublicenses) to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business as now being conducted and as presently contemplated to be conducted in the future.  Section 3(l) of the Disclosure Schedule sets forth a list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, registered copyrights, copyright applications, licenses and permits material to the Company and owned and/or used by the Company in its business.  To the knowledge of the Company and its Subsidiaries, neither the Company nor any Subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any third party Intangibles.  Neither the Company nor any of its Subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles.  Neither the Company nor any of its Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company’s or its Subsidiaries’ ownership of or right to use its Intangibles and there is no reasonable basis for any such claim to be successful.  The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing.  The Company and its Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses.  To the knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its Subsidiaries.

(m)           Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n)            Tax Status. Except as set forth in the Select SEC Documents, the Company and each of its Subsidiaries has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(o)            Key Employees.  Each of the Company’s directors and officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the Select SEC Documents.  To the knowledge of the Company, no Key Employee is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters.  No Key Employee has, to the knowledge of the Company and its Subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its Subsidiaries, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services.  For purposes of this Agreement, “Key Employee” means the persons listed in Section 3(o) of the Disclosure Schedule and any individual who assumes or performs any of the duties of a Key Employee.

(p)            Employee Relations.  Neither the Company nor any of its Subsidiaries is involved in any material union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect.

(q)            Insurance.  The Company and each of its Subsidiaries has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company.  No default or event has occurred that could give rise to a default under any such policy.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(r)             Environmental Matters.  There is no environmental litigation or other environmental proceeding pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any of its Subsidiaries or any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries.  No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or any of its Subsidiaries that may otherwise have a Material Adverse Effect.  No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or any of its Subsidiaries or by any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries in violation of any applicable environmental laws.  The environmental compliance programs of the Company and each of its Subsidiaries comply in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect.  For purposes of this Agreement, “Hazardous Substances” means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

(s)            [Intentionally Omitted]

(t)             Listing.  Since December 31, 2007, the Common Stock has been and currently is listed for trading on the Nasdaq Over-the-Counter Bulletin Board (the “Principal Market”).  The Company is not in violation of the listing requirements of the Principal Market, does not reasonably anticipate that the Common Stock will be delisted by the Principal Market for the foreseeable future, and has not received any notice regarding the possible delisting of the Common Stock from the Principal Market.

(u)            [Intentionally Omitted]

(v)            Anti-Takeover Provisions.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation or the laws of the state of its incorporation (including, without limitation, Section 203 of the Delaware General Corporation Law, as amended) which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Notes and any and all Purchaser’s ownership of the Notes.

(w)           Acknowledgment Regarding Each Purchaser’s Purchase of the Notes.  The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and that no Purchaser is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 under the Securities Act (including any successor rule, “Rule 144”)) or (iii) a “beneficial owner” of more than 5% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Notes.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(x)            No General Solicitation or Integrated Offering.  Neither the Company nor any distributor, agent or affiliate participating on the Company’s behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, agent or affiliate has conducted any “general solicitation” (as such term is defined in Regulation D) with respect to the Notes being offered hereby.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Notes being offered hereby under the Securities Act or cause this offering of Notes to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or any applicable stockholder approval provisions.

(y)            No Brokers.  The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby.

(z)             [Intentionally Omitted]

(aa)          Indebtedness and Other Contracts.  Except as disclosed in Section 3(aa) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(bb)         Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(cc)          Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Notes, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(dd)         Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Notes to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ee)          Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(ff)           Disclosure.  All information relating to or concerning the Company and/or any of its Subsidiaries set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  Except for the transactions contemplated by the Transaction Documents, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed or to be declared effective on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company’s securities.  Each press release issued by the Company during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

4.              COVENANTS.

(a)            Best Efforts.  The Company and the Purchasers shall use their respective best efforts timely to satisfy each of the conditions described in Sections 5, 6 and 7 of this Agreement.

(b)            Form D;  Blue Sky Laws.  The Company shall file with the SEC a Form D with respect to the Notes as required under Regulation D and provide a copy thereof to each Purchaser promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Notes for sale to each Purchaser pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom.  On or before 8:30 a.m., New York Time, on the first Business Day (as defined in the Notes) following the Closing Date, the Company shall file a Form 8-K with the SEC concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K (the “8-K Filing”).  From and after the 8-K Filing, the Company hereby acknowledges that no Purchaser shall be in possession of any material non-public information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, which is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material non-public information regarding the Company or any of its Subsidiaries from and after the 8-K Filing without the express written consent of such Purchaser.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries or any of its or their respective officers, directors, employees and agents, if the Company does not make a public disclosure of such information within one Trading Day (as defined in the Note) of a Purchaser’s delivery of a written notice of such breach to the Company, which notice shall include in reasonable detail the information that such Purchaser believes constitutes material non-public information, then in addition to any other remedy provided herein or in the other Transaction Documents, such Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material non-public information without the prior approval by the Company, its Subsidiaries or any of its or their respective officers, directors, employees or agents.  No Purchaser shall have any liability to the Company, its Subsidiaries or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.  Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or Principal Market, or the stock exchange or automated quotation system upon which the Company’s shares of Common Stock are traded, including, without limitation, any and all discounted issuance rules, if applicable, without the prior written consent of such Purchaser, except (i) for disclosure thereof in the exhibits to the 8-K Filing or the “Selling Stockholders” section of the Registration Statement or (ii) as required by law or Principal Market regulations, the regulations of the stock exchange or automatic quotation system upon which the Company’s shares of Common Stock are then traded or any order of any court or other governmental agency, in which case the Company shall provide such Purchaser with prior notice of such disclosure and the opportunity to review and comment on such disclosure.

(c)            [Intentionally Omitted]

(d)            Reporting Status.  So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  In addition, the Company shall take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

(e)            Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Notes (the “Proceeds”) solely for the payment of legal fees and expenses of Schulte Roth & Zabel LLP in accordance with Section 4(r) and the fees and expenses of the Collateral Agent (including the legal fees and expenses of counsel to the Collateral Agent) and capital expenditures set forth on Section 4(e) of the Disclosure Schedules attached hereto (the “Approved Capital Expenditures”); provided, that, the Company shall not spend more than $100,000 of the Proceeds on or prior to the date ten (10) Business Days after the Closing Date (the “Consent Deadline”) unless the Company has obtained the written consent (the “Consent”) of the holders of the Variable Rate Senior Notes (as defined in the Notes) to the restructuring of the Company in accordance with the terms of the term sheet attached hereto as Exhibit H (the “Restructuring”).  In the event that the Company has not obtained the Consent on or prior to the Consent Deadline, the Company shall use the balance of the Proceeds only to effect the Restructuring or as otherwise approved by the Required Holders.  If the Company obtains the Consent on or prior to the Consent Deadline, then the Company shall use (i) up to an additional $325,000 of the Proceeds for the Approved Capital Expenditures and (ii) the balance of the Proceeds for the payment of legal fees and expenses of Schulte Roth & Zabel LLP in accordance with Section 4(r), the fees and expenses of the Collateral Agent (including the legal fees and expenses of counsel to the Collateral Agent) and to reimburse Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio (“Radcliffe”), or its designee(s), for reasonable costs and expenses, incurred in connection with the transactions contemplated by the Restructuring.

(f)            Financial Information.  So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes, the Company shall send (via electronic transmission or otherwise) the following reports to each such Purchaser:  (i) within ten days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one day after release, copies of all press releases issued by the Company or any of its Subsidiaries.

(g)            [Intentionally Omitted]

(h)            [Intentionally Omitted]

(i)             Corporate Existence.  So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, the Company shall ensure that the surviving or successor entity in such transaction assumes the Company’s obligations under this Agreement and the other Transaction Documents and the agreements and instruments entered into in connection herewith and therewith.

(j)             No Integrated Offerings.  The Company shall not make any offers or sales of any security under circumstances that would require registration of the Notes being offered or sold hereunder under the Securities Act or cause this offering of the Notes to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

(k)            Legal Compliance.  The Company shall conduct its business and the business of its Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

(l)             Redemptions, Dividends and Repayments of Indebtedness.  So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes, the Company shall not, without first obtaining the written approval of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding (which approval may be given or withheld by such holders in their sole and absolute discretion), repurchase, redeem or declare or pay any cash dividend or distribution on any shares of capital stock of the Company or repay or prepay any Indebtedness (except for any capital leases) other than trade payables in the ordinary course of business of the Company.

(m)           Information.  So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes the Company shall furnish to each such Purchaser:

(i)             concurrently with the filing with the SEC of its annual reports on Form 10-K, a certificate of the President, a Vice President or a senior financial officer of the Company stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, neither the Company nor any of its Subsidiaries is or has during such period been in default in the performance or observance of any of the terms, covenants or conditions hereof, or, if the Company or any of its Subsidiaries shall be or shall have been in default, specifying all such defaults, and the nature and period of existence thereof, and what action the Company or such Subsidiary has taken, is taking or proposes to take with respect thereto; and

(ii)            the information the Company must deliver to any holder or to any prospective transferee of Notes in order to permit the sale or other transfer of such Notes pursuant to Rule 144A of the SEC or any similar rule then in effect.

The Company shall keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at such office during normal business hours by any holder of Notes or any prospective transferee of Notes designated by a holder thereof.

(n)            Inspection of Properties and Books.  So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes, each such Purchaser and its representatives and agents (collectively, the “Inspectors”) shall have the right, at such Purchaser’s expense, to visit and inspect any of the properties of the Company and of its Subsidiaries, to examine the books of account and records of the Company and of its Subsidiaries, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as the Purchasers may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to such Purchaser) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement filed, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement.  Each Purchaser agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

(o)            Shareholders Rights Plan.  No claim shall be made or enforced by the Company or any other person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Notes under this Agreement or any other Transaction Documents or under any other agreement between the Company and the Purchasers.

(p)            Pledge of Notes. The Company acknowledges and agrees that the Notes may be pledged by any Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Notes.  The pledge of Notes shall not be deemed to be a transfer, sale or assignment of the Notes hereunder, and no Purchaser effecting a pledge of Notes shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company shall execute and deliver such documentation as a pledgee of the Notes may reasonably request in connection with a pledge of the Notes to such pledgee by a Purchaser.

(q)            Variable Securities.  So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes, the Company shall not, without first obtaining the written approval of the holders of at least a majority of the aggregate principal face amount of the Notes then outstanding (which approval may be given or withheld by such holders in their sole and absolute discretion), issue or sell any rights, warrants or options to subscribe for or purchase Common Stock, or any other securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock, at an effective conversion, exchange or exercise price that varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price (which shall not include any anti-dilution provisions in any securities).

(r)            Expenses.  The Company shall pay Schulte Roth & Zabel LLP, counsel to Radcliffe, for its reasonable fees and expenses, not to exceed $78,000 in the aggregate (the “Expense Cap”), incurred in connection with documentation and implementation of the transactions contemplated by the Transaction Documents (the “Expenses”), which fees and expenses shall be disbursed to Schulte Roth & Zabel LLP from the proceeds from the sale of the Notes concurrent with the Closing upon submission of an invoice to the Company.  In addition, from time to time thereafter, upon any written request of Schulte Roth & Zabel LLP, the Company shall pay to Schulte Roth & Zabel LLP such additional Expenses (subject to the Expense Cap), if any, not covered by such payment, in each case to the extent reasonably incurred by Schulte Roth & Zabel LLP in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(s)            [Intentionally Omitted]

(t)            Noteholder Consents.  The Company shall use its best efforts to cause (i) each holder of the outstanding 5% Senior Convertible Notes of the Company to execute and deliver a Consent, Waiver and Forbearance Agreement (a “5% Noteholder Agreement”), substantially in the form attached hereto as Exhibit G-1 and (ii) each holder of the outstanding Senior Secured Convertible Notes of the Company to execute and deliver a Consent, Waiver and Forbearance Agreement (a “Secured Noteholder Agreement”), substantially in the form attached hereto as Exhibit G-2.

(u)            Material Information; Notices.  In the event the Company has made a good faith determination that the matters relating to any notice required to be provided to any Purchaser pursuant to any Transaction Document (each a “Required Notice”), constitute material non-public information, the Company shall give written notice (the “Material Event Notice”) to the person designated on the signature page of each Purchaser for the receipt of any Material Event Notice, or such other person as such Purchaser shall designate in writing to the Company (the “Material Notice Recipient”).  Until the earlier to occur of (x) the date on which the Material Notice Recipient gives written notice to the Company authorizing the delivery of such Required Notice to the Purchaser (the “Material Event Notice Acceptance”) or (y) the date on which the material non-public information which is the subject of the Required Notice is publicly disclosed in a filing with the SEC, the Company shall be relieved of any obligation imposed by this Agreement or any other Transaction Document to deliver the Required Notice to the Purchaser and such Purchaser shall be deemed to have waived the Purchaser’s rights hereunder to receive such Required Notice until such time as the Material Notice Recipient delivers such Material Event Notice Acceptance to the Company.  Notwithstanding anything in any Transaction Document to the contrary, the Company covenants and agrees that it shall not provide the Required Notice to any Purchaser until the earlier to occur of (x) such time as the Material Event Notice Acceptance is received by the Company or (y) the material non-public information which is the subject of the Required Notice has been disclosed in a filing with the SEC.  Any Purchaser may, as set forth on its signature page hereto or otherwise by written notice to the Company, elect to waive its right to appoint a Material Notice Recipient under this Section 4(u) for such Purchaser; provided, that in such event the Company shall not be relieved from the performance of any of its obligations with respect to such Purchaser under this Agreement.

5.              NOTES TRANSFER MATTERS.

(a)            Transfer or Resale.  Each Purchaser understands that (i) the sale or resale of the Notes have not been and are not being registered under the Securities Act or any state securities laws, and the Notes may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Notes (including in conformity with applicable prospectus delivery requirements, if any); or (B) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Notes to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144; or (D) sold or transferred to an affiliate of such Purchaser that agrees to sell or otherwise transfer the Notes only in accordance with the provisions of this Section 5(b); and (ii) neither the Company nor any other person is under any obligation to register such Notes under the Securities Act or any state securities laws.  Notwithstanding the foregoing or anything else contained herein to the contrary, the Notes may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

(b)            Legends.  Each Purchaser understands that the Notes may bear a restrictive legend in substantially the following form:

[THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c)            Transferees Bound by Transaction Documents.  Notwithstanding the provisions of this Section 5, no Purchaser may transfer the Notes unless the transferee agrees in writing to be bound by all of the provisions of the Transaction Documents (including, but not limited to, Section 9 of this Agreement), and it shall be a condition to any such transfer that any such transferee execute and deliver appropriate documentation, in form and substance reasonably satisfactory to the Company and the Collateral Agent, to such effect.

6.              CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

 The obligation of the Company hereunder to issue and sell the Notes to each Purchaser hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions as to such Purchaser, provided that such conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)            Execution of Transaction Documents.  Each Purchaser shall have executed such Purchaser’s Execution Page to this Agreement and each other Transaction Document to which such Purchaser is a party and delivered the same to the Company.

(b)            Payment of Purchase Price.  Each Purchaser shall have delivered the full amount of such Purchaser’s Purchase Price to the Company by wire transfer in accordance with the Company’s written wiring instructions.

(c)            Representations and Warranties True; Covenants Performed.  The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(d)           No Legal Prohibition.  No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

7.              CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder to purchase the Notes for which it is subscribing from the Company hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for each Purchaser’s individual and sole benefit and may be waived by any Purchaser as to such Purchaser at any time in such Purchaser’s sole discretion:

(a)            Execution of Transaction Documents.  The Company shall have executed such Purchaser’s Execution Page to this Agreement and each other Transaction Document to which the Company is a party (including, without limitation, the Security Agreement, the Guaranty, the Pledge Agreement and any other Security Document) and delivered executed originals of the same to such Purchaser.

(b)            Execution of Security Documents.  Each of the Subsidiaries shall have executed the Security Agreement, the Guaranty, the Pledge Agreement and any other Security Document to which such Subsidiary is a party and delivered executed originals of the same to such Purchaser.  Each holder of the outstanding Senior Secured Convertible Notes of the Company and the Collateral Agent shall have executed and delivered the Payment Priority Agreement.

(c)            Delivery of Notes.  The Company shall have delivered to such Purchaser duly executed Notes for the principal amount of Notes being purchased by such Purchaser (each in such denominations as such Purchaser shall request), registered in such Purchaser’s name.

(d)            Listing.  The Common Stock shall be authorized for quotation and listed on the Principal Market and trading in the Common Stock (or on the Principal Market generally) shall not have been suspended by the SEC or the Principal Market.

(e)            Representations and Warranties True; Covenants Performed.  The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by such Purchaser.

(f)            No Legal Prohibition; Government Approval.  No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of, any of the transactions contemplated by this Agreement.  The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes.

(g)           No Material Adverse Change.  There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, since the date hereof, and no information that is materially adverse to the Company and of which such Purchaser is not currently aware shall come to the attention of such Purchaser.

(h)            Corporate Approvals.  Such Purchaser shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, certified as such by the Secretary or Assistant Secretary of the Company, and such other documents they reasonably request in connection with the Closing.

(i)             Noteholder Agreements.  Holders of at least 66-2/3% of the aggregate face amount of the outstanding 5% Senior Convertible Notes of the Company shall have executed and delivered a 5% Noteholder Agreement substantially in the form attached hereto as Exhibit G-1.  Each holder of the outstanding Senior Secured Convertible Notes of the Company shall have executed and delivered a Secured Noteholder Agreement substantially in the form attached hereto as Exhibit G-2.

(j)             Good Standing Certificates.  The Company shall have delivered to such Purchaser a true copy of a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries (other than Nestor Interactive, Inc.) in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(k)            Transfer Agent Certification.  The Company shall have delivered to such Purchaser a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(m)           UCC Search Results.  Within six (6) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Purchaser (A) certified copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except for the Liens granted under the Security Documents or as otherwise agreed in writing by the Purchasers, shall cover any of the Collateral (as defined in the Notes) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Purchasers shall not show any such Liens (as defined in the Security Agreement); and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Purchasers.

8.              [Intentionally Omitted]

9.              COLLATERAL AGENCY PROVISIONS.

(a)            Appointment of Collateral Agent.  The Purchasers hereby appoint the Collateral Agent to act as collateral agent and the Collateral Agent agrees to act as collateral agent for the Purchasers, as contemplated herein and in the Security Documents.

(b)            Collateral Agent Authorized to Enter into Security Documents.  Each of the Purchasers authorizes and directs the Collateral Agent to enter into the Security Documents on its behalf.

(c)            Amendment to Security Documents.  The Purchasers holding at least a majority of the total outstanding principal balance of the Notes (the “Required Holders”) shall have the right to direct the Collateral Agent in writing, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of any Security Document and to release any Collateral (as defined in the Security Documents) from any lien or security interest held by the Collateral Agent; provided, however, that (i) no such direction shall require the Collateral Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Collateral Agent) is intended to benefit the Collateral Agent, (ii) the Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent shall determine in good faith that the directed action is not permitted by the terms of any Security Document or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of any Security Document the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto.  The Collateral Agent may rely on any such written direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Collateral Agent’s gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with any of the Security Documents.

(d)            Duties of Collateral Agent.

(i)             Powers.  The Collateral Agent shall have and may exercise such powers under the Security Documents as are specifically delegated to the Collateral Agent by the terms hereof and thereof.  The Collateral Agent shall not have any implied duties or any obligations to take any action under this Agreement or the Security Documents.

(ii)            No Obligation to Act.  The Collateral Agent shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders and such instructions shall be binding upon all the Purchasers, including, without limitation, the instructions set forth in Section 4(c) hereof; provided, however, that the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Collateral Agent, it shall have been provided indemnity from the Company satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction.  No provisions of this Agreement or any Security Document shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder.  No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Agent in such jurisdiction or impose a tax on the Collateral Agent by reason thereof.

(iii)           Action by Collateral Agent.  Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Collateral Agent shall have no obligation to take any actions under the Security Documents.

(iv)           Independent Right of Each Purchaser to Instruct Collateral Agent.  The right of each Purchaser to instruct the Collateral Agent is the separate and individual property of such Purchaser and may be exercised as such Purchaser sees fit in its sole discretion and with no liability to any other such Purchaser for the exercise or non-exercise thereof.  Without limiting the foregoing, the Required Holders shall not be liable under any circumstances to any other Purchaser for any action taken or omitted to be taken hereunder by the Collateral Agent upon written instructions from the Required Holders.

(v)            Relationship Between Collateral Agent and Purchasers.  The relationship between the Collateral Agent and the Purchasers is and shall be only to the extent explicitly provided for herein that of agent and principal and nothing herein contained shall be construed to constitute the Collateral Agent a trustee for any Purchaser or to impose on the Collateral Agent duties and obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, neither the Collateral Agent nor any of its directors, officers, employees, partners or agents shall:

(A)           be responsible to the Purchasers for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, perfection, effectiveness or enforceability of, the Security Documents (it being expressly understood that any determination of the foregoing is the responsibility of each Purchaser),

(B)           be responsible to the Purchasers for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any security interest in the Collateral (it being expressly understood that any determination of the foregoing is the responsibility of each Purchaser),

(C)           be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by any person or entity of its or their obligations under any Security Document (it being expressly understood that any determination of the foregoing is the responsibility of each Purchaser),

(D)           be deemed to have knowledge of the occurrence of an Event of Default (as defined in the Notes), or any event, condition or circumstance the occurrence of which would, with the giving of notice or the passage of time or both, constitute an Event of Default,

(E)           be responsible or liable to the Purchasers for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located regardless of the cause thereof unless the same shall happen solely through the gross negligence or willful misconduct of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction,

(F)           have any liability to the Purchasers for any error or omission or action or failure to act of any kind made in the settlement, collection or payment in connection with any of the Security Documents or any of the Collateral or any instrument received in payment therefor or for any damage resulting therefrom other than as a sole result of its own gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction,

(G)           in any event, be liable to the Purchasers as such for any action taken or omitted by it, absent, in each case described in this subsection, its gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, or

(H)           be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(e)            Standard of Care.  Each Purchaser agrees with all other Purchasers and the Collateral Agent that nothing contained in this Agreement shall be construed to give rise to, nor shall such Purchaser have, any claims whatsoever against the Collateral Agent on account of any act or omission to act in connection with the exercise of any right or remedy of the Collateral Agent with respect to the Security Documents or the Collateral in the absence of gross negligence or willful misconduct of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.  In no event shall the Collateral Agent be liable under or in connection with this Agreement or any Security Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(f)             Collateral In Possession of Collateral Agent.  The Collateral Agent shall be at liberty to place any of the Collateral, this Agreement, the Security Documents and any other instruments, documents or deeds delivered to it pursuant to or in connection with any of such documents in any safe deposit box, safe or receptacle selected by it or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and the Collateral Agent shall not be responsible for any loss thereby incurred unless such loss is solely the result of the Collateral Agent’s gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.  The Collateral Agent’s books and records shall at all times show that the Collateral is held by the Collateral Agent subject to the pledge and lien of the Security Documents.

(g)            Agents, Officers and Employees of Collateral Agent.  The Collateral Agent may execute any of its duties under the Security Documents by or through its agents, officers or employees.  Neither the Collateral Agent nor any of its agents, officers or employees shall be liable for any action taken or omitted to be taken by it or them in good faith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss unless any of the foregoing shall happen through its or their gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

(h)            Appointment of Co-Agent.  Whenever the Collateral Agent shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral or the Security Documents, or in the event that the Collateral Agent shall have been requested to do so by or on behalf of the Required Holders, the Collateral Agent shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or proper to constitute a bank or trust company, or one or more other persons or entities approved by the Collateral Agent, either to act as co-agent or co-agents with respect to all or any part of the Collateral or with respect to the Security Documents, jointly with the Collateral Agent or any successor or successors, or to act as separate agent or agents of any such property, in any such case with such powers as may be provided in such supplemental agreement, and to vest in such bank, trust company or other persons or entities as such co-agent or separate agent, as the case may be, any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Required Holders or the Collateral Agent.

(i)             Reliance on Certain Documents.  The Collateral Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or entity, and with respect to all legal matters shall be entitled to rely on the advice of legal advisors selected by it concerning all matters relating to the Security Documents and its duties hereunder and thereunder and otherwise shall rely on such experts as it deems necessary or desirable, and shall not be liable to any Purchaser or any other person or entity for the consequences of such reliance in the absence of gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

(j)             Collateral Agent May Have Separate Relationship with Parties.  The Collateral Agent (or any affiliate of the Collateral Agent) may, notwithstanding the fact that it is the Collateral Agent, act as a lender to the Company and lend money to, and generally engage in any kind of business with such party in the same manner and to the same effect as though it were not the Collateral Agent; and such business shall not constitute a breach of any obligation of the Collateral Agent to the other Purchasers.

(k)            Indemnification of Collateral Agent.  The Company hereby agrees to indemnify and hold harmless the Collateral Agent (and its directors, officers and employees) for any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses (including the fees and other charges of counsel) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent, in any way relating to or arising out of the Security Documents or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof, provided that the Company shall not be liable for any of the foregoing to the extent they arise from gross negligence or willful misconduct on the part of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.  This Section 9(k) shall survive the termination of this Agreement.  Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require the Company to deposit, and the Company shall deposit, with the Collateral Agent sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action, and the Collateral Agent shall have no liability hereunder for failure to take such action unless the Company promptly deposits such sums; provided, however, that if the Company fails to deposit such amounts within 3 business days of the Collateral Agent’s request therefore, the Collateral Agent shall notify the Purchasers of such failure.

(l)             Resignation and Removal.  The Collateral Agent at any time may resign, upon 30 days’ prior written notice, by an instrument addressed and delivered to the Purchasers and the Company and may be removed at any time with or without cause upon 30 days’ prior written notice, by an instrument in writing duly executed by duly authorized signatories of the Required Holders.  The Required Holders shall have the right to appoint a successor to the Collateral Agent upon any such resignation or removal, by instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirement, without any formality other than appointment and designation in writing, a copy of which instrument or writing shall be sent to each Purchaser.  Upon the making of such appointment and delivery to such successor Collateral Agent of the Collateral then held by the retiring Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties conferred hereby and by the Security Documents upon the Collateral Agent named herein, and one or more such appointments and designations shall not exhaust the right to appoint and designate further successor Collateral Agents hereunder.  The retiring Collateral Agent shall not be discharged from its duties and obligations hereunder until, and the retiring Collateral Agent shall be so discharged when, all the Collateral held by the retiring Collateral Agent has been delivered to the successor Collateral Agent and such successor Collateral Agent shall execute, acknowledge and deliver to each holder of the Notes and to the Company an instrument accepting such appointment.  If no successor shall be appointed and approved on or prior to the date of any such resignation, the resigning Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed by the Required Holders as above provided.

(m)           Rights with Respect to Collateral.

(i)             Each Purchaser agrees with all other Purchasers (A) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Purchasers in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (B) that such Purchaser has no other rights with respect to the Collateral other than as set forth in this Agreement and the Security Documents.

(ii)            Each Purchaser agrees with all other Purchasers and the Collateral Agent that nothing contained in this Section 9 shall be construed to give rise to, nor shall such Purchaser have, any claims whatsoever against the Collateral Agent on account of any act or omission to act in connection with the exercise of any right or remedy of the Collateral Agent with respect to the Collateral in the absence of gross negligence or willful misconduct of the Collateral Agent, as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

(n)            Fees, Costs and Expenses of Collateral Agent.  Without limiting any other cost reimbursement provisions in this Agreement or the Security Documents, upon demand, the Company shall pay to the Collateral Agent the amount of any and all fees and reasonable expenses incurred by the Collateral Agent under this Agreement or the Security Documents or in connection herewith or therewith, including, without limitation, reasonable fees of counsel to the Collateral Agent and those other expenses that may be incurred in connection with (i) the execution and delivery of this Agreement and the Security Documents and any amendments, waivers and supplements hereto or thereto, (ii) the administration of this Agreement and the Security Documents, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral (as defined in the Security Agreement), (iv) the exercise or enforcement of any of the rights of the Collateral Agent under this Agreement or the Security Documents, and (v) the failure of any the Company to perform or observe any of the provisions of this Agreement or the Security Documents.

10.            GOVERNING LAW; MISCELLANEOUS.

(a)            Governing Law; Jurisdiction; Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.  The Company, each Purchaser and the Collateral Agent irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the City of New York, Borough of Manhattan, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company, each Purchaser and the Collateral Agent each irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum.  The Company, each Purchaser and the Collateral Agent each further agrees that service of process upon such party mailed by first class mail shall be deemed in every respect effective service of process upon such party in any such suit or proceeding.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.  The Company, each Purchaser and the Collateral Agent each agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF ANY TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)            Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.  In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

(c)            Construction.  Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural.  Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes.  The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(d)            Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e)            Entire Agreement; Amendments.  This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) contain the entire understanding of the Purchasers, the Company, the Collateral Agent, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Purchasers nor the Collateral Agent make any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and, except as otherwise provided herein, no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser; provided, that no amendment or waiver of any provision of Section 9 hereof shall be effective unless it is set forth in a written instrument signed by the Company, each Purchaser and the Collateral Agent.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)             Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as provided herein.  The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

(i)	If to the Company:

Nestor, Inc.
42 Oriental Street
Providence, Rhode Island 02908
Telephone: (401) 274-5658
Facsimile:  (401) 274-5707
Attention:  Brian R. Haskell, Esq.

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Hinckley, Allen & Snyder LLP
50 Kennedy Plaza, Suite 1500
Providence, Rhode Island 02903
Telephone: (401) 274-2000
Facsimile: (401) 277-9600
Attention:  Margaret D. Farrell, Esq.

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.

(ii)           If to any Purchaser, to the address set forth under such Purchaser’s name on the Execution Page hereto executed by such Purchaser.

(iii)	If to the Collateral Agent:

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Telephone: (860) 241-6859
Facsimile: (860) 241-6881
Attention: Arthur Blakeslee

(g)            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder.  Any Purchaser may assign or transfer the Notes pursuant to the terms of this Agreement and of such Notes, or assign such Purchaser’s rights hereunder to any other person or entity, which assignee shall be considered a Purchaser for purposes of this Agreement.

(h)            Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that Section 4(r) may be enforced by any Purchaser’s affiliates and its or their advisors to the extent the same is entitled to reimbursement of Expenses pursuant thereto.

(i)             Survival.  The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 10 hereof shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser.  Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies any Purchaser may have under applicable U.S. federal or state securities laws.

(j)             Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)            Indemnification.

(i)             In consideration of each Purchaser’s execution and delivery of this Agreement and the other Transaction Documents and purchase of the Notes hereunder, and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, from and after the Closing, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Notes and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement, collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit, claim, order, proceeding or process brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Notes, (C) any disclosure made by such Purchaser pursuant to and in full compliance with Section 4(b) or 4(n) hereof or (D) the status of such Purchaser or holder of the Notes as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)            Promptly after receipt by an Indemnitee under this Section 10(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 10(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding.  Legal counsel referred to in the immediately preceding sentence shall be selected by the holders of at least a majority of the Notes.  The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities.  The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 10(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii)           The indemnification required by this Section 10(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)           The indemnity agreements contained herein shall be in addition to  (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l)             Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to any of the other Transaction Documents or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(m)           No Strict Construction.  The language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

(n)            Remedies.  No provision of this Agreement or any other Transaction Document providing for any remedy to a Purchaser shall limit any other remedy which would otherwise be available to such Purchaser at law, in equity or otherwise.  Nothing in this Agreement or any other Transaction Document shall limit any rights any Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that each Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Notes, without the necessity of showing economic loss and without any bond or other security being required.

(o)            Knowledge.  As used in this Agreement, the term “knowledge” of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto and with respect to the Company, shall mean the knowledge (as so defined) of the directors, officers and Key Employees of the Company.

(p)            Exculpation Among Purchasers; No “Group”. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each party to this Agreement confirms that it has independently participated in the negotiation and drafting of this Agreement and the other Transaction Documents with the advice of its own counsel and advisors, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of Notes hereunder or in monitoring its investment in the Company.  The Purchasers and, to its knowledge, the Company agree that no action taken by any Purchaser pursuant hereto or to the other Transaction Documents, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Purchasers are in any way acting in concert or would deem such Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act.  The Purchasers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser acknowledges that LB I Group Inc. has retained Schulte Roth & Zabel LLP (“SRZ”) to act as its counsel in connection with the transactions contemplated by this Agreement and the other Transaction Documents and that SRZ has not acted as counsel for any of the other Purchasers in connection therewith and none of the other Purchasers have the status of a client of SRZ for conflict of interest or other purposes as a result thereof. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a “group” for purposes of Section 13(d) of the Exchange Act with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

Theodore Petroulas
(Print or Type Name of Purchaser)

By:	/s/ Theodore Petroulas
Name:	Theodore Petroulas
Title:

RESIDENCE:	New York

ADDRESS:	722 Broadway #9
New York, NY 10003
Telephone:     646-991-6646
Facsimile:        646-602-2765
Attention:

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐  No ☐

Material Notice Recipient (if different from above):

ADDRESS:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $40,000.00

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis

Name:	Clarence A. Davis

Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Arthur L. Blakeslee

Name:	Arthur L. Blakeslee

Title:	Vice President

PURCHASER:

PURCHASER:

Dolphin Offshore Partners, L.P.
(Print or Type Name of Purchaser)

By:	/s/ Peter E. Salas

Name:	Peter E. Salas

Title:	General Partner

Residence:	Delaware L.P.

Address:	c/o Dolphin Asset Management Corp.
129 East 17th Street
New York, NY 10003
Telephone:	1-212-982-5071
Facsimile	1-212-202-3817
Attention:	Peter E. Salas

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐  No ☒

Material Notice Recipient (if different from above):

Address:	Dolphin Advisors, LLC
940 High Road
Kensington, CT 06037
Telephone:	1-212-537-6766
Facsimile	1-212-656-1212
Attention:	Carlos P. Salas

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:	$4,671

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

Dolphin Offshore Partners, L.P.
(Print or Type Name of Purchaser)

By:	/s/ Peter E. Salas
Name:	Peter E. Salas
Title:	General Partner

RESIDENCE:	Delaware L.P.

ADDRESS:	c/o Dolphin Asset Management Corp.
129 East 17th Street
New York, NY 10003
Telephone: 1-212-982-5071
Facsimile: 1-212-202-3817
Attention: Peter E. Salas

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐  No ☒

Material Notice Recipient (if different from above):

ADDRESS:	Dolphin Advisors, LLC
940 High Road
Kensington, CT 06037
Telephone: 1-212-537-6766
Facsimile: 1-212-656-1212
Attention: Carlos P. Salas

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $2,919

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

Kamunting Street Master Fund Ltd
(Print or Type Name of Purchaser)

By:	/s/ Gregor T. Dannacher
Name:	Gregor T. Dannacher
Title:	Director

RESIDENCE:	NY

ADDRESS:	140 East 45th Street
15th Floor
NY, NY 10017
Telephone: 212-490-4343
Facsimile: 212-490-4360
Attention: Gregor Dannacher

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐  No ☒

Material Notice Recipient (if different from above):

ADDRESS:	140 East 45th Street
15th Floor
NY, NY 10017
Telephone: 212-490-4355
Facsimile: 212-490-4360
Attention: Jason Abrams

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $54,496

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

Kuekenhof Equity Fund, L.P.
(Print or Type Name of Purchaser)

By:	/s/ Michael C. James
Name:	Michael C. James
Title:	General Partner

RESIDENCE:	51 Gloria Drive, Allendale, N.J. 07401

ADDRESS:	22 Church Street, Suite 5
Ramsey, N.J. 07446
Telephone: 201-995-1950
Facsimile: 201-995-1954
Attention: Michael C. James

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☒  No ☐

Material Notice Recipient (if different from above):

ADDRESS:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $50,000.00

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

Connecticut Capital Associates LP

By:	/s/ J. Howard Coale
Name:	J. Howard Coale
Title:	General Partner

RESIDENCE:

ADDRESS:	389 Farms Road
Greenwich, CT 06831
Telephone: 203-542-1060
Facsimile: 203-322-8732
Attention: H. Coale

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☒  No ☐

Material Notice Recipient (if different from above):

ADDRESS:

Telephone:
Facsimile:
Attention:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $4,866.00

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION
as Collateral Agent

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

Manu P. Daftray
(Print or Type Name of Purchaser)

By:	/s/ Manu P. Daftray
Name:	Manu P. Daftray
Title:

RESIDENCE:

ADDRESS:	8 Waybridge Lane
Wayland, MA 01778
Telephone: 617-896-1500
Facsimile: 617-896-1501
Attention: Manu Daftray

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐  No ☒

Material Notice Recipient (if different from above):

ADDRESS:	1132 Bishop Street, Suite 1880
Honolulu, HI 96813
Telephone: 808-441-4949
Facsimile: 808-441-4946
Attention: Richard Chisholm

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $9,731.00

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

HIGHBRIGE INTERNATIONAL LLC
(Print or Type Name of Purchaser)

By: Highbridge Capital Management, LLC, its Managing Member

By:	/s/ Adam J. Chill
Name:	Adam J. Chill
Title:	Managing Director

RESIDENCE:	Cayman Islands

ADDRESS:	c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019
Telephone: (212) 287-4720
Facsimile: (212) 751-0755
Attention: Ari J. Storch/Adam J. Chill

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐  No ☒

Material Notice Recipient (if different from above):

ADDRESS:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $58,388.00

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION
     as Collateral Agent

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

Radcliffe SPC, Ltd. for and on behalf of the Class A
Convertible Crossover Segregated Portfolio
By:  RG Capital Management, L.P.
By:  RFC Management Company, LLC

By:	/s/ Gerald F. Stahlecker
Name:	Gerald F. Stahlecker
Title:	Managing Director

RESIDENCE:	Cayman Islands

ADDRESS:	c/o RG Capital Management, L.P.
3 Bala Plaza – East, Suite 501
Bala Cynwyd, PA 19004
Telephone: (610) 617-5900
Facsimile: (610) 617-0580
Attention: Gerald F. Stahlecker

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐  No ☒

Material Notice Recipient (if different from above):

ADDRESS:

Telephone:
Facsimile:
Attention:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $108,993

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

Tom & Nancy Juda Living Trust
(Print or Type Name of Purchaser)

By:	/s/ Tom Juda
Name:	Tom Juda
Title:	Trustee

RESIDENCE:

ADDRESS:	410 S. Lucerne
Los Angeles, CA 90020
Telephone: 213-253-2207
Facsimile: 213-253-2249
Attention:

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes *  No ☒

Material Notice Recipient (if different from above):

ADDRESS:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $9,731.00

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

Woodrow Partners, Ltd
(Print or Type Name of Purchaser)

By:	/s/ Manu P. Daftray
Name:	Manu P. Daftray
Title:	Trustee

RESIDENCE:

ADDRESS:	c/o DG Capital
260 Franklin Street, Suite 1600
Boston, MA 02110
Telephone: 617-896-1500
Facsimile: 617-896-1501
Attention: Manu Daftray

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐  No ☒

Material Notice Recipient (if different from above):

ADDRESS:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $14,597.00

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

George L. Ball
(Print or Type Name of Purchaser)

By:	/s/ George L. Ball
Name:	George L. Ball
Title:

RESIDENCE:	5573 Bordley, Houston Texas 77056

ADDRESS:	600 Travis, Suite 5800
Houston, Texas 77002
Telephone: 713-250-4280
Facsimile: 713-250-4297
Attention: George Ball

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☒  No ☐

Material Notice Recipient (if different from above):

ADDRESS:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $50,000.00

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

HEIGHTS CAPITAL MANAGEMENT, INC.
(Print or Type Name of Purchaser)

By:	/s/ Martin Kobinger
Name:	Martin Kobinger
Title:	Investment Manager

RESIDENCE:

ADDRESS:

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐  No ☐

Material Notice Recipient (if different from above):

ADDRESS:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $46,711.00

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NESTOR, INC.

By:	/s/ Clarence A. Davis
Name:	Clarence A. Davis
Title:	Chief Executive Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

PURCHASER:

L-J Holding, Inc.
(Print or Type Name of Purchaser)

By:	/s/ David N. Jordan
Name:	David N. Jordan
Title:	President

RESIDENCE:

ADDRESS:

Purchaser elects to waive its right to designate a Material Notice Recipient pursuant to Section 4(v): Yes ☐  No ☐

Material Notice Recipient (if different from above):

ADDRESS:	220 Stonebridge Drive, Ste 405
Columbia, SC 29210
Telephone: 803-929-1181
Facsimile: 803-929-7625
Attention:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price and
Principal Amount of Notes:  $45,000.00

EXHIBIT A

[FORM OF SENIOR SECURED CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXCHANGEABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION IN A GENERALLY ACCEPTABLE FORM OF COUNSEL, WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND BE REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 14 AND 15(a) HEREOF.  THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 OF THE SECURITIES PURCHASE AGREEMENT DATED OCTOBER ___, 2008.

NESTOR, INC.

Senior Secured Bridge Note

Issuance Date: October 8, 2008	Principal: U.S. $[ ]

 FOR VALUE RECEIVED, Nestor, Inc., a Delaware corporation (the "Company"), hereby promises to pay to [          ] or registered assigns ("Holder") the amount set out above as the Principal (as increased pursuant to the addition of any Capitalized Interest and as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the rate equal to the then applicable Interest Rate (as defined below), from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, redemption or otherwise (in each case, in accordance with the terms hereof).  This Senior Secured Bridge Note (including all Senior Secured Bridge Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Senior Secured Bridge Notes issued pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (as defined in the Securities Purchase Agreement) (collectively, the "Notes" and such other Senior Secured Bridge Notes, the "Other Notes").  Certain capitalized terms used herein are defined in Section 26.  Capitalized terms not otherwise defined herein have the meanings set forth in the Securities Purchase Agreement.

(1)            MATURITY.  On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing the sum of (i) all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any (the "Outstanding Amount") and (ii) the Additional Maturity Date Payment (as defined in Section 3(b)(ii) below), if any.  The "Maturity Date" shall be the earlier of (x) January 8, 2009 and (y) consummation of an Equity Financing, but may be extended at the option of the Holder (i) in the event that, and for so long as, an Extension Event shall have occurred and be continuing and (ii) through the date that is 10 days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.  Except as specifically set forth herein, this Note is not prepayable.

(2)           INTEREST; INTEREST RATE.

(a)            Interest.  Interest on the outstanding Principal (including Capitalized Interest (as defined below)) amount of this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year comprised of twelve 30-day months and shall be payable monthly in arrears on the first day of each calendar month during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each such date and the Maturity Date, an "Interest Date") with the first Interest Date being November 1, 2008.  Interest shall be payable on each Interest Date to the record holder of this Note on the applicable Interest Date, (i) in cash if the Company has received any Cash Settlement Proceeds (as defined in Section 6(a)) but only to the extent of any Net Settlement Proceeds (as defined in Section 6(a)), or (ii) by adding the remaining amount of Interest due on such Interest Date to the outstanding Principal amount of this Note ("Capitalized Interest").  Prior to becoming Capitalized Interest on an Interest Date, Interest on this Note shall accrue at 10% per annum (the "Interest Rate") subject to adjustment as set forth herein.

(b)            Default Rate.  From and after the occurrence of an Event of Default and notwithstanding the provisions of Section 2(a) hereof, the Interest Rate shall be increased to 13.5% (the "Default Rate").  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest calculated at the Default Rate during the continuance of such Event of Default shall continue to apply to the extent it relates to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3)            HOLDER’S RIGHT OF EXCHANGE.

(a)            Exchange Right.  If at any time or times on or after the Issuance Date the Company enters into any Equity Financing, the Holder shall be entitled to exchange any portion of the Outstanding Amount into fully paid and nonassessable shares of New Securities (as defined below) pursuant to the terms of this Section 3.   The Company shall not issue any fraction of a share of New Securities upon any exchange.  If the issuance would result in the issuance of a fraction of a share of New Securities, the Company shall round such fraction of a share of New Securities up to the nearest whole share.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of New Securities upon exchange of any Outstanding Amount.

(b)            Mechanics of Exchange.

(i)             So long as this Note is outstanding, if the Company enters into any Equity Financing following the Subscription Date, the Company shall deliver a written notice (the "Company Exchange Notice") to the Holder no later than five (5) Business Days prior to the consummation of such Equity Financing setting forth the terms of such Equity Financing and setting forth the rights of the Holder under this Section 3.

(ii)            The Holder shall have the right to exchange any portion of the Outstanding Amount (such amount, the "Exchange Amount") for the securities being issued in such Equity Financing (the "New Securities") at any time following the Company Exchange Notice and no later than ten (10) Business Days following the consummation of such Equity Financing.  To exchange any Outstanding Amount into shares of New Securities, the Holder shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York City time, on such date (the "Exchange Date"), a copy of an executed notice of exchange in the form attached hereto as Exhibit I (the "Exchange Notice") to the Company.  The Company shall deliver the New Securities to the Holder no later than the later of (i) three (3) Business Days following receipt of the Exchange Notice indicating the Exchange Amount and (ii) the consummation of such Equity Financing.  The Holder shall be deemed to have tendered 115% of the Exchange Amount as payment of the purchase price in such Equity Financing.  If the Holder does not exchange the entire amount of the Outstanding Amount under this Note after any Equity Financing, then the Holder shall receive an additional amount on the Maturity Date equal to 15% of the Outstanding Amount on the Maturity Date (the "Additional Maturity Date Payment").

(iii)           Delivery of physical certificates shall be deemed to have been made if delivered personally or when delivered to a nationally recognized overnight carrier.  If this Note is physically surrendered for exchange as required by Section 15 and the outstanding Principal of this Note is greater than the Exchange Amount, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal not exchanged.

(4)            RIGHTS UPON EVENT OF DEFAULT.

(a)            Event of Default.  Each of the following events shall constitute an "Event of Default":

(i)             the Company's (A) failure to deliver a certificate for the required number of shares of New Securities within five (5) days after the later of (i) three (3) Business Days following receipt of the Exchange Notice indicating the Exchange Amount and (ii) the consummation of such Equity Financing or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for exchange of any Notes into New Securities that is tendered in accordance with the provisions of the Notes;

(ii)            the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption or make-whole payments, premiums or other amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) except in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five Trading Days;

(iii)           the Company shall either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party, other than, with respect to unsecured Indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company, which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Company or any of its Subsidiaries, individually or in the aggregate, other than any Waived Defaults (as defined herein);

(iv)           the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(v)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(vi)           bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any of its Subsidiaries and, if instituted against the Company or any of its Subsidiaries by a third party, shall not be dismissed within 60 days of their initiation;

(vii)          a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries, which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment that is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above;

(viii)         the Company breaches any representation, warranty, covenant (other than the covenants set forth in Section 11 of this Note) or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 consecutive days after written notice thereof to the Company by the Holder;

(ix)           any breach or failure to comply with Section 11 of this Note;

(x)            if any of the Transaction Documents shall be cancelled, terminated, revoked or rescinded, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Required Holders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Transaction Documents or contest the Collateral Agent's security interests and liens in any portion of the Collateral or the priority of the Collateral Agent's security interests and liens in any portion of the Collateral contemplated by the Security Documents, shall be commenced by or on behalf of the Company or any of its Subsidiaries party thereto, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Transaction Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(xi)           any provision of any Security Document (as determined by the Collateral Agent) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Security Document;

(xii)          any Security Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Required Holders on any Collateral (as defined in the Security Documents) purported to be covered thereby;

(xiii)         any damage to, or loss, theft or destruction of, any Collateral, whether or not insured, if any such damage, or loss, theft or destruction could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement); or

(xiv)         any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)            Redemption Right.  Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one Business Day deliver written notice thereof via confirmed facsimile and overnight courier (an "Event of Default Notice") to the Holder.  At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the amount of Principal of this Note the Holder is electing to redeem.  Each portion of the Principal amount of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price (the "Event of Default Redemption Price") equal to 110% of the Outstanding Amount to be redeemed.  Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 9, to the extent applicable.  To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments.  Notwithstanding anything to the contrary in this Section 4, until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the Outstanding Amount submitted for redemption under this Section 4(b) may be exchanged, in whole or in part, by the Holder into Common Stock pursuant to Section 3 hereof.  The parties hereto agree that in the event of the Company's redemption of any portion of this Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(5)            RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)            Assumption.  The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity and, if an entity other than the Successor Entity is the entity whose Capital Stock or assets the holders of the Common Stock are entitled to receive as a result of such Fundamental Transaction, such other entity (the "Other Entity"), assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity or Other Entity, as applicable, evidenced by a written instrument substantially similar in form and substance to the Notes and with appropriate provisions such that the rights and interests of the Holder and the economic value of this Note are in no way diminished by such Fundamental Transaction, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking to the Notes and reasonably satisfactory to the Required Holders, and (ii) the Successor Entity or the Other Entity, as applicable (including its Parent Entity), is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.  Upon the occurrence of any Fundamental Transaction, the Successor Entity or the Other Entity, as applicable, shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity or the Other Entity, as applicable), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity or such Other Entity, as applicable, had been named as the Company herein.  The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exchange or redemption of this Note.

(b)            Redemption Right.

(i)             At least 45 days before the consummation of a Change of Control, but in no event later than 15 days prior to the record date for the determination of stockholders entitled to vote with respect thereto (or, with respect to a tender offer, or a change in the Board of Directors, if the Company is unable to comply with this time requirement because of the nature of the Change of Control, as soon as the Company reasonably believes that the Change of Control is to be consummated), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Change of Control Notice").  If the terms of a Change of Control change materially from those set forth in a Change of Control Notice, the Company shall deliver a new Change of Control Notice and the time periods in this clause (b) shall be calculated based upon the Holder's receipt of the later Change of Control Notice.  At any time during the period (the "Change of Control Period") beginning after the Holder's receipt of a Change of Control Notice and ending on the date that is 15 Trading Days after the later of the consummation of such Change of Control or delivery of the Change of Control Notice, the Holder may require the Company to redeem all or any portion of the outstanding Principal of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the portion of this Note that the Holder is electing to redeem.  The portion of this Note subject to redemption pursuant to this Section 5 (the "Redemption Portion") shall be redeemed by the Company for the Change of Control Redemption Price (as defined in Section 5(b)(ii)), which shall be payable in cash.

(ii)            As used in this Section 5, the "Change of Control Redemption Price" shall mean 125% of the Outstanding Amount.

(iii)           Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 9 to the extent applicable and shall have priority over payments to stockholders in connection with a Change of Control.  To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments.  Notwithstanding anything to the contrary in this Section 5, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Outstanding Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be exchanged, in whole or in part by the Holder into New Securities pursuant to Section 3.  The parties hereto agree that in the event of the Company's redemption of any portion of this Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(6)            HOLDER'S RIGHTS OF OPTIONAL REDEMPTION.

(a)            If at any time and from time to time after the Issuance Date the Company receives any cash proceeds ("Cash Settlement Proceeds") from any litigation, mediation or settlement proceeding, the holders of Notes shall have the right to deliver a written notice to the Company (each such notice, the "Initial Redemption Notice") stating that, subject to the terms and conditions of this Section 6, the holders have elected to exercise the right of Holder Optional Redemption as set forth herein.  The Company shall deliver a notice to each holder of Notes no later than one (1) Business Day after receipt of any Cash Settlement Proceeds which notice shall indicate the amount of such Cash Settlement Proceeds net of all reasonable legal fees and expenses and other reasonable costs incurred in connection with such litigation, mediation or settlement proceeding (“Net Settlement Proceeds”).  Upon receipt of Initial Redemption Notice(s) from holders of at least a majority of the outstanding principal amount of all Notes (such notice, the "Initial Redemption Trigger Notice" and the date that the Company receives such notice, the "Redemption Trigger Date"), the Company shall deliver a written notice (the "Redemption Trigger Notice" and the date all holders receive the Redemption Trigger Notice, the "Redemption Trigger Notice Date") no later than five (5) Business Days following the Initial Redemption Trigger Notice Date to each of the other holders of the Notes notifying the holders of the holders' rights under this Section 6.  The Holder shall have the right (a "Holder Optional Redemption"), in its sole discretion, to require that the Company redeem all or any portion of the Outstanding Amount of this Note up to an amount (the "Holder Redemption Amount") equal to such Holder Pro Rata Amount multiplied by the Net Settlement Proceeds by delivering written notice thereof to the Company within ten (10) Business Days after the Redemption Trigger Notice Date (such notice, a "Holder Optional Redemption Notice" and the date the Holder delivers such notice, the "Holder Optional Redemption Notice Date).  The Company shall redeem any Holder Redemption Amounts within five (5) Business Days of the Redemption Trigger Notice Date or the Holder Optional Redemption Notice Date, as applicable (each such date, the "Holder Optional Redemption Date") in cash at a price equal to 100% of the applicable Holder Redemption Amount (the "Holder Optional Redemption Price").  Redemptions made pursuant to this Section 6 shall be made in accordance with Section 9.  No later than one (1) Trading Day following any Holder Optional Redemption Date, the Company shall file a Current Report on Form 8-K describing the terms of the applicable Holder Optional Redemption.

(b)            Redemptions made pursuant to this Section 6 shall be made in accordance with Section 9 to the extent applicable.

(7)            SECURITY.  This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement).

(8)            NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(9)            REDEMPTIONS.

(a)            Mechanics.  The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice.  If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company's receipt of such notice otherwise.  The Company shall deliver the applicable Holder Optional Redemption Price on the applicable Holder Optional Redemption Date.  In the event of a redemption of less than all of the Principal of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal which has not been redeemed.  If the Company fails to pay the Holder the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, by written notice to the Company, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Outstanding Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid.  Upon the Company's receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Outstanding Amount and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 15(d)) to the Holder representing such Outstanding Amount.  The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Outstanding Amount subject to such notice.

(b)            Redemption by Other Holders.  Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(a), Section 5(b) or Section 6 (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice and make a prompt public announcement thereof.  If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(10)          VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the Delaware General Corporation Law, and as expressly provided in this Note.

(11)          COVENANTS.

(a)            Rank.  All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries, other than the obligations of the Company or its Subsidiaries under any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on such Person's balance sheet and Indebtedness permitted by clauses (iv), (vi) and (vii) of the definition of "Permitted Lien."

(b)            Incurrence of Indebtedness.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by the Notes, (ii) Permitted Indebtedness and (iii) Indebtedness incurred solely to repay the Notes at Maturity and which has a maturity later than and is pari passu or junior in right of payment to the Notes.

(c)            Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.

(d)            Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, (i) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing, (ii) declare or pay any cash dividend or distribution on the Common Stock or (iii) redeem, repurchase or otherwise acquire or retire for value any shares of Common Stock.

(e)            Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Notes in accordance with Section 4(e) of the Securities Purchase Agreement.

(f)             Par Value.  So long as any Notes are outstanding, the Company shall not change the par value of the Common Stock without the written consent of the Required Holders.

(12)          VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes provided, that without the consent of each Holder so affected, no amendment shall (a) reduce the Principal of or Interest Rate on this Note, (b) postpone the Maturity Date or any date fixed for the payment of any Interest on this Note, (c) increase the percentage specified in the definition of "Required Holders," or (d) have the effect of creating different provisions in different Notes, provided that nothing contained herein shall prohibit the Holder from waiving any of the Holder's rights hereunder or under any of the other Transaction Documents.

(13)          TRANSFER.  This Note is subject to certain restrictions on transfer set forth in Section 5 of the Securities Purchase Agreement; provided, however, that this Note and any New Securities issued upon exchange of this Note may be offered for sale, sold, assigned or transferred by the Holder without the consent of the Company, subject to applicable securities law restrictions.

(14)          REGISTRATION.  The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the "Registered Notes").  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of principal and interest hereunder, notwithstanding notice to the contrary.  A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.  Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 15.  Notwithstanding anything to the contrary set forth herein, upon exchange or redemption of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Outstanding Amount represented by this Note is being exchanged or redeemed or (B) the Holder has provided the Company with prior written notice (which notice may be included in an Exchange Notice) requesting reissuance of this Note upon physical surrender of this Note.  The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, exchanged and redeemed and the dates of such exchanges and redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon exchange or redemption.

(15)          REISSUANCE OF THIS NOTE.

(a)            Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 15(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 15(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, (i) following redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal amount stated on the face of this Note and (ii) it will be bound by the appointment of the Collateral Agent (as defined in the Securities Purchase Agreement) and collateral agency provisions regarding such appointment as set forth in Section 9 of the Securities Purchase Agreement.

(b)            Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal.

(c)            Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 15(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)            Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 15(a) or Section 15(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

(16)          REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  Amounts set forth or provided for herein with respect to payments, exchange and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(17)          PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(18)          CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(19)          FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(20)          DISPUTE RESOLUTION.  In the case of a dispute as to the arithmetic calculation of any Redemption Price or the number of New Securities issuable to the Holder, the Company shall submit the disputed arithmetic calculations via facsimile within one Business Day of receipt, or deemed receipt, of the Exchange Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such calculation within one Business Day of such disputed arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile the disputed arithmetic calculation of the Redemption Price or the number of New Securities issuable to the Holder to the Company's independent, outside accountant.  The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed calculations.  Such investment bank's or accountant's calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(21)          NOTICES; PAYMENTS.

(a)            Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 10(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder at least 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.  Notwithstanding anything herein to the contrary, the Company shall not provide the Holder with any material non-public information without the Holder's prior written consent.

(b)            Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds in accordance with the Holder's wire transfer instructions provided to the Company by the Holder.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.  Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 13.5% per annum from the date such amount was due until the same is paid in full ("Late Charge").

(22)          CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(23)          WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(24)          GOVERNING LAW; JURISDICTION; JURY TRIAL.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company and the Holder irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the City of New York, Borough of Manhattan, in any suit or proceeding based on or arising under this Note and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing by first class mail a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(25)          SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(26)          CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)            "5% Senior Convertible Notes" means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements and other reimbursement or indemnity obligations relating thereto) payable by Company under or in connection with those certain 5% Senior Convertible Notes of the Company, due May 25, 2009, outstanding as of the Subscription Date and upon the terms and conditions of such notes as in effect as of the Subscription Date (as modified pursuant to the express terms of the Securities Purchase Agreement).

(b)            "Bloomberg" means Bloomberg Financial Markets.

(c)            "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)            "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of, or other equity interests in, such Person and all warrants or options to acquire such capital stock or equity interests.

(e)            "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f)            "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(g)            "Contract Indebtedness" shall mean Indebtedness incurred for the sole purpose of financing all or any part of the purchase price or cost of design, engineering, installation, construction, configuring, maintenance, or operation or improvement of property or equipment used in the business of the Company or any Subsidiary at a customer site, including without limitation, costs of site analysis and preparation, in connection with customer contracts entered into on or after October 1, 2006; provided that such Indebtedness shall not be convertible or exercisable for, or otherwise entitle the holder of such Indebtedness to any rights with respect to, any equity securities of the Company.

(h)            "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(i)             "Eligible Market" means the Principal Market, The Nasdaq Capital Market, The Nasdaq Global Select Market, The Nasdaq Global Market, The New York Stock Exchange, Inc. or the American Stock Exchange.

(j)             "Equity Financing" means the issuance and sale by the Company of its equity securities, or securities convertible into its equity securities other than any Excluded Securities.

(k)            "Excluded Securities" means any Common Stock issued or issuable: (i) in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm's length basis, the primary purpose of which, in the reasonable judgment of the Company's Board of Directors, is not to raise additional capital; (ii) in connection with the grant of options to purchase Common Stock or other stock-based awards or sales, with exercise or purchase prices not less than the market price of the Common Stock on the date of grant or issuance, which are issued or sold to employees, officers or directors of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to an equity compensation plan approved by the Company's Board of Directors, and the Common Stock issued upon the exercise thereof; and (iii) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date and disclosed in Schedule 3(c) of the Securities Purchase Agreement, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date without the consent of the Required Holders.

(l)             "Existing Notes" means the 5% Senior Convertible Notes, May 2006 Notes and Variable Rate Senior Notes.

(m)           "Extension Event" means an Event of Default under clauses (i), (iv), (v), (vi), or (viii) (to the extent such Event of Default relates to the Company's failure to perform any covenant or obligation set forth in the Securities Purchase Agreement) of Section 4(a) hereof or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default under said provisions of Section 4(a) hereof.

(n)            "Fundamental Transaction" means: (i) a transaction or series of related transactions pursuant to which the Company: (A) sells, conveys or disposes of all or substantially all of its assets (or the stock or assets of one or more of its Subsidiaries which, on a consolidated basis, constitute all or substantially all of the Company's assets), determined on either a quantitative or qualitative basis (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Company on a consolidated basis); (B) merges or consolidates with or into, or engages in any other business combination with, any other person or entity, in any case that results in the holders of the voting securities of the Company immediately prior to such transaction holding or having the right to direct the voting of 50% or less of the total outstanding voting securities of the Company or such other surviving or acquiring person or entity immediately following such transaction, as the case may be; or (C) sells or issues, or any of its stockholders sells or transfers, any securities to any person or entity, or the acquisition or right to acquire securities by any person or entity, in either case acting individually or in concert with others, such that, following the consummation of such transaction(s), such person(s) or entity(ies) (together with their respective affiliates, as such term is used under Section 13(d) of the Exchange Act) would own or have the right to acquire greater than 50% of the outstanding shares of Common Stock; (ii) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (iii) any event, transaction or series of related transactions that results in individuals serving on the Board of Directors on the date hereof (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose appointment, election, or nomination for election by the Company's stockholders was approved by a vote of at least a two-thirds of the directors then comprising the Incumbent Board, after giving effect to this proviso (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company), shall be considered as though such person were a member of the Incumbent Board.

(o)            "GAAP" means United States generally accepted accounting principles, consistently applied.

(p)            "Holders Pro Rata Amount" means a fraction (i) the numerator of which is the Principal amount of this Note on the Issuance Date and (ii) the denominator of which is the aggregate principal amount of all Notes issued to the purchasers pursuant to the Securities Purchase Agreement on the Issuance Date, provided that in the event that the initial holder of any Notes has sold or otherwise transferred any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Holder Pro Rata Amount..

(q)            "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(r)             "May 2006 Notes" means the senior secured convertible notes issued by the Company on May 25, 2006 in the aggregate principal amount of $22,840,000.

(s)            "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(t)            "Outstanding Amount" means the sum of (A) the portion of the Principal (including any Capitalized Interest) to be redeemed, exchanged or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest (other than Capitalized Interest included in Principal) with respect to such Principal, (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(u)            "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(v)            "Permitted Indebtedness" means (A) the Notes, (B) the May 2006 Notes, (C) the 5% Senior Convertible Notes, (D) the Variable Rate Senior Notes, (E) the obligations of the Company or its Subsidiaries under any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on such Person's balance sheet, and (F) Indebtedness permitted by clauses (iv), (v), (vi), and (vii) of the definition of "Permitted Lien"; provided that, in the case of clause (v) of the definition of "Permitted Liens," such Indebtedness is junior to the Notes and the May 2006 Notes.

(w)           "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the purchase price of assets purchased or leased by the Company or Subsidiaries in the ordinary course of business; provided that (A) such Liens shall not extend to or cover any other property of the Company or its Subsidiaries, (B) the value of any such Lien shall not, individually, exceed $50,000 and (C) the value of all Liens incurred under this subsection (iv) while this Note is outstanding shall not exceed, in the aggregate, $500,000, (v) Liens securing Contract Indebtedness or customer contracts entered into on or after October 1, 2006, including without limitation accounts thereunder, in the fulfillment of which such Contract Indebtedness was incurred, in each case, covering only assets acquired with such Contract Indebtedness, (vi) that certain Lien covering all of the Company's right, title and interest, now existing or hereafter arising, to that certain payment intangible arising to the benefit of the Company under the License Agreement, dated February 1, 2001 by and between the Company and ACI Worldwide, Inc., (vii) those certain Liens granted to General Electric Capital Corporation covering the chattel paper consisting of the Company's right, title and interest in and to Equipment Schedules 001-002 and 004-007 to that certain Master Lease Agreement, dated February 24, 2004, by and among Nestor Traffic Systems, Inc. ("Nestor Traffic") and the State of Delaware Department of Transportation, (viii) Liens securing the Company's obligations under the May 2006 Notes, (ix) Liens securing obligations of Nestor Traffic under the Variable Rate Senior Notes and (x) Liens securing the Company's obligations under the Notes.

(x)            "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity  and a government or any department or agency thereof.

(y)            "Principal Market" means the OTC Bulletin Board.

(z)            "Redemption Notices" means, collectively, the Event of Default Redemption Notices, Change of Control Redemption Notices, the Optional Redemption Notices and, each of the foregoing, individually, a Redemption Notice.

(aa)          "Redemption Prices" means, collectively, the Event of Default Redemption Price, the Change of Control Redemption Price, the Holder Optional Redemption Price and, each of the foregoing, individually, a Redemption Price.

(bb)         "Required Holders" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(cc)          "SEC" means the United States Securities and Exchange Commission.

(dd)         "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of the Subscription Date by and among Nestor, Inc. and the initial holders of the Notes pursuant to which the Company issued the Notes.

(ee)          "Subscription Date" means October [__], 2008.

(ff)           "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(gg)         "Trading Day" means any day on which trading the Common Stock is reported on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the Eligible Market that is the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(hh)         "Variable Rate Senior Notes" means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements and other reimbursement or indemnity obligations relating thereto) payable by Nestor Traffic, due May 25, 2011, outstanding as of the Subscription Date and upon the terms and conditions of such notes as in effect as of the Subscription Date.

(ii)            "Waived Defaults" means any of the following events which would be a default or Event of Default under the Existing Notes (absent the waiver thereof): (i) the suspension from trading of the Common Stock and failure of the Common Stock to be listed on an Eligible Market (as such term is defined in the May 2006 Notes); (ii) the Company’s failure to pay interest when and as due under the Existing Notes, provided such default has been waived by the holders of such Existing Notes in accordance with their respective terms; and (iii) any cross-default under the Existing Notes due to the events listed in clauses (i) and (ii) above.

(27)          DISCLOSURE.  Except as provided otherwise herein, upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information, relating to the Company or its Subsidiaries, the Company shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

NESTOR, INC.

By:
Name:
Title:

[Signature Page to Senior Secured Convertible Bridge Note]

EXHIBIT I

NESTOR, INC.
EXCHANGE NOTICE

Reference is made to the Senior Secured Bridge Note (the "Note") issued to the undersigned by Nestor, Inc. (the "Company").  In accordance with and pursuant to the Note, the undersigned hereby elects to exchange the Outstanding Amount (as defined in the Note) of the Note indicated below into shares of New Securities, as of the date specified below.

Date of Exchange:

Aggregate Outstanding Amount to be exchanged:

Please confirm the following information:

Exchange Price:

New Securities to be issued:

Please issue the New Securities into which the Note is being exchanged in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

EXHIBIT B

FORM OF
AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is made as of October __, 2008, by and among U.S. Bank National Association, as Collateral Agent for the Purchasers (as that term is defined in the Existing Securities Purchase Agreement defined below) (together with its successors and assigns in such capacity, the “Agent”); Nestor, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”); and Nestor Traffic Systems, Inc., a Delaware corporation, CrossingGuard, Inc., a Delaware corporation, and Nestor Interactive Inc., a Delaware corporation (together with their successors and permitted assigns, collectively and jointly and severally, the “Subsidiary Guarantors”, and together with the Borrower, collectively and jointly and severally, the “Grantors”).

Background

The Agent, the Borrower and each party listed as a “Purchaser” on the execution pages thereto (collectively, the “Existing Purchasers”) entered into that certain Securities Purchase Agreement, dated as of May 24, 2006 (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Existing Securities Purchase Agreement”), pursuant to which the Purchasers purchased certain “Notes” (as defined therein) (as such Notes may be amended, restated, modified, supplemented and/or replaced from time to time in accordance with the terms thereof, collectively, the “Existing Notes”).

Each of the Grantors (other than the Borrower) (each a “Guarantor” and collectively, the “Guarantors” has executed and delivered a Guaranty and Suretyship Agreement, dated as of May 25, 2006 (as amended, restated, supplemented, replaced, modified or otherwise changed from time to time, the “Guaranty and Suretyship Agreement” in favor of the Agent to guarantee the Borrower’s obligations under the Existing Securities Purchase Agreement, the Existing Notes and the Transaction Documents (as defined below);

The Agent, the Borrower and each party listed as a “Purchaser” on the execution pages thereto (collectively, the “Additional Purchasers” and together with the Existing Purchasers, each a “Purchaser” and collectively, the “Purchasers”) are entering into an additional Securities Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Additional Securities Purchase Agreement” and together with the Existing Securities Purchase Agreement, the “Securities Purchase Agreements”) pursuant to which the Borrower shall agree to sell, and the Additional Purchasers shall agree to purchase certain additional “Notes” (as defined therein) (as such Notes may be amended, restated, modified, supplemented and/or replaced from time to time in accordance with the terms thereof, collectively, the “Bridge Notes” and together with the Existing Notes, each a “Note” and collectively, the “Notes”).

Each of the Grantors (other than the Borrower) (each a “Guarantor” and collectively, the “Guarantors” has executed and delivered an Amended and Restated Guaranty and Suretyship Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced, modified or otherwise changed from time to time, the “Amended and Restated Guaranty and Suretyship Agreement” in favor of the Agent to guarantee the Borrower’s obligations under the Additional Securities Purchase Agreement, the Bridge Notes and the Transaction Documents (as defined below);

Contemporaneously with the consummation of the transactions contemplated by the Existing Securities Purchase Agreement, the Grantors entered into a Security Agreement, dated as of May 25, 2006, in favor of the Agent (the “Existing Security Agreement”).

One of the conditions to the obligations of the Additional Purchasers under the Additional Securities Purchase Agreement is that the Grantors shall amend and restate the Existing Security Agreement to add the Borrower’s obligations under the Additional Securities Purchase Agreement, the Bridge Notes and all other “Transaction Documents” (as defined in the Additional Securities Purchase Agreement) (together with the “Transaction Documents”, as defined in the Existing Securities Purchase Agreement, the “Transaction Documents”) as additional "Secured Obligations" hereunder.

Accordingly, each Grantor, intending to be legally bound, hereby agrees with the Agent as follows:

1.              DEFINITIONS.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreements; provided however, that in the event of a conflict, the respective definition in the Existing Securities Purchase Agreement shall apply.  The following terms, as used herein, shall have the following meanings:

“Account” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, credit card receivables, lottery winnings, health-care-insurance receivables, any right to payment arising out of goods or other property (including, without limitation, intellectual property) sold or leased, licensed, assigned or disposed of or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance including all rights to payment of rents under a lease or license and payment under a charter or other contract and all rights incident to such lease, charter or contract.

“Additional Grantor” shall have the meaning ascribed to such term in Section 5(p).

“Chattel Paper” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific goods.

“Collateral” shall have the meaning ascribed to such term in Section 2.

“Commercial Tort Claims” shall be used herein as defined in the Uniform Commercial Code and shall include those claims listed (including plaintiff, defendant and a description of the claim) on Schedule 10 attached hereto.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Internal Revenue Code.

“Deposit Account” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any demand, time, savings, passbook or similar account.

“Document” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Equipment” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, tangible personal property held by any Grantor for use primarily in business and shall include equipment, machinery, furniture, vehicles, fixtures, furnishings, dyes, tools, and all accessories and parts now or hereafter affixed thereto as well as all attachments, replacements, substitutes, accessories, additions and improvements to any of the foregoing, but Equipment shall not include Inventory.

“Event of Default” shall be used herein as defined in the Notes.

“Excluded Collateral” shall mean the rights of the Borrower in and to that certain Vehicle Speed Violation Video-Enforcement System Lease & Services Agreement dated December 28, 2006 by and between Nestor Traffic Systems, Inc. and the City of Akron, Ohio (the "Akron Contract") and any New Contracts (as such term is defined in the Variable Rate Note Security Agreement) and any and all revenues resulting therefrom, plus, the items of equipment and machinery set forth on Schedule A attached hereto and the items of equipment and machinery set forth on Schedule Aattached hereto when and to the extent deployed in connection with the Akron Contract or any New Contracts and as described in any Excluded Collateral Supplement provided to the Agent in accordance with Section 5(u) hereof.

“Fixtures” shall be used herein as defined in the Uniform Commercial Code.

“General Intangibles” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, all personal property of every kind and description of any Grantor other than Goods, Accounts, Fixtures, Documents, Letter-of-Credit Rights, Chattel Paper, Deposit Accounts, Instruments, Investment Property, Commercial Tort Claims and Supporting Obligations, and shall include, without limitation, payment intangibles, contract rights (other than Accounts), franchises, licenses, choses in action, books, records, customer lists, tax, insurance and other kinds of refunds, patents, trademarks, trade names, service marks, slogans, trade dress, copyrights, other intellectual property rights and applications for intellectual property rights, goodwill, plans, licenses, software (to the extent it does not constitute Goods) and other rights in personal property.

“Goods” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, all computer programs imbedded in goods and any supporting information provided in connection with the transaction relating to the program and all other things that are movable.

“Instruments” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, promissory notes, negotiable certificates of deposit, a negotiable instrument or a security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

“Inventory” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, tangible personal property held by or on behalf of any Grantor (or in which any Grantor has an interest in mass or a joint or other interest) for sale or lease or to be furnished under contracts of service, tangible personal property which any Grantor has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in any Grantor’s business, and shall include tangible personal property returned to such Grantor by the purchaser following a sale thereof by such Grantor and tangible personal property represented by Documents.  All equipment, accessories and parts at any time attached or added to items of Inventory or used in connection therewith shall be deemed to be part of the Inventory.

“Investment Property” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, all securities, whether certificated or uncertificated, all financial assets, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts.

“Letter-of-Credit Right”  shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Organizational Documents” shall mean, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“Proceeds” shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not the Agent is named as the loss payee thereof), indemnity, warranty or guaranty payable to any Grantor or the Agent from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Software” shall be used herein as defined in the Uniform Commercial Code but in any event, shall include, but not be limited to, any computer program or supporting information provided in connection with the transaction relating to the program.

“Supporting Obligations” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, guarantees and letters of credit that support payment of another obligation.

“Uniform Commercial Code” shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the State of New York or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the State of New York, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense.  Accordingly if there are, from time to time, changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling.  Similarly, where the phrase “as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . ..  .” is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

"Variable Rate Note Security Agreement" means that certain Security Agreement dated as of April 1, 2007 by and between Nestor Traffic Systems, Inc. and the purchasers of the Company's Variable Rate Senior Notes due May 25, 2011 as listed on Schedule A thereto.

2.              GRANT OF SECURITY INTEREST.  As security for the payment and performance of the Secured Obligations, each Grantor hereby ratifies and confirms the security interest granted to the Existing Purchasers in the “Collateral” as defined in the Existing Security Agreement and further pledges, hypothecates, delivers and assigns to the Agent, for the benefit of the Agent and each of the Purchasers, and creates in favor of the Agent for the benefit of the Agent and the Purchasers, a security interest in and to, all of such Grantor’s right, title and interest in and to all the following property, in all its forms, in each case whether now or hereafter existing, whether now owned or hereafter acquired, created or arising, and wherever located (collectively, but without duplication, the “Collateral”):

(a)           All Equipment;

(b)           All Inventory and other Goods;

(c)           All Accounts;

(d)           All General Intangibles, including, without limitation, the patents and patent applications listed on Schedule 5 attached hereto, the trademarks and trademark applications listed on Schedule 6 attached hereto, the registered copyrights listed on Schedule 7 attached hereto, the domain names listed on Schedule 8 attached hereto, the licenses for the use of any patents, trademarks, copyrights and domain names listed on Schedule 9 attached hereto;

(e)           All Fixtures;

(f)           All Documents, Letter-of-Credit Rights, and Chattel Paper;

(g)           All Deposit Accounts;

(h)           All Instruments and Investment Property;

(i)           All Commercial Tort Claims;

(j)           All Supporting Obligations; and

(k)           All Proceeds of any and all of the foregoing.

Notwithstanding the foregoing, any Excluded Collateral shall not be “Collateral” hereunder and in no event shall the security interest granted under this Section 2 attach to any of the outstanding capital stock or other securities of a Controlled Foreign Corporation in excess of 66% of the voting power of all classes of capital stock or other securities of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock or other securities in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock or other securities of each Controlled Foreign Corporation. Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable Law or the assignment of which (a) is otherwise prohibited by applicable Law (in each case to the extent that such applicable Law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the Uniform Commercial Code or other similar applicable Law) or (b) would result in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein; provided, however, that to the extent permitted by applicable Law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable Law, this Agreement shall create a valid security interest in the Proceeds of such asset.

3.              SECURITY FOR OBLIGATIONS.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Secured Obligations”):

(a)            (i) the payment by the Borrower, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreements, the Notes, this Agreement, and the other Transaction Documents, including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any bankruptcy, reorganization or similar proceeding (an “Insolvency Proceeding”) involving any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Securities Purchase Agreements or any of the Transaction Documents; and

(b)            the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Purchasers under the Notes, for so long as they are outstanding.

4.              REPRESENTATIONS AND WARRANTIES OF THE GRANTORS.  Each Grantor represents and warrants as follows.  The following representations and warranties shall survive execution of this Agreement and shall not be affected or waived by any examination or inspection made by the Agent:

(a)            Status.  Each Grantor is a duly organized and validly existing Delaware corporation.  Borrower’s organizational number is 2005153, Nestor Traffic Systems, Inc.’s organizational number is 2698828, and CrossingGuard, Inc.’s organizational number is 368331.  Each Grantor has perpetual existence and the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage.  Each Grantor has qualified to do business in each state or jurisdiction where its business or operations so require.

(b)            Authority to Execute Agreement; Binding Agreement.  Each Grantor has the corporate or other power to execute, deliver and perform its obligations under this Agreement and each Transaction Document to which it is, or is to be, a party (including, without limitation, the right and power to give the Agent a security interest in the Collateral) and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each Transaction Document to which it is, or is to be, a party.  This Agreement has been duly executed by each Grantor.  This Agreement constitutes the valid and binding obligation of each Grantor, enforceable against each Grantor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors.

(c)            Grantors’ Title.  Except for the security interests granted hereunder, each Grantor is, as to all Collateral presently owned, and shall be as to all Collateral hereafter acquired, the owner or, in the case of leased or licensed assets, the lessee or licensee, of said Collateral free from any Lien other than Permitted Liens (as defined in the Notes).

(d)            Taxes and Assessments.  All assessments and taxes, due or payable by, or imposed, levied or assessed against each Grantor or any of its property, real or personal, tangible or intangible, have been paid.

(e)            Location of Collateral.  All Equipment, Inventory and other Goods are located within the states specified on Schedule 1 hereto.

(f)             Location of Grantors.  The location of the chief executive office of each Grantor as well as its state of formation are specified on Schedule 2 attached hereto.  Also listed on Schedule 2 is each other location where each Grantor maintains a place of business.

(g)            Instruments and Certificates.  All Instruments and all certificates representing securities that are included in the Collateral, together with all necessary endorsements, have been delivered to the Agent.

(h)            Names Used by Grantors.  (i) The actual corporate name of each Grantor is the name set forth in the preamble above; (ii) no Grantor has any trade names except as set forth on Schedule 3 attached hereto; (iii) no Grantor has used any name other than that stated in the preamble hereto or as set forth on Schedule 3 for the preceding five years; and (iv) no entity has merged into any Grantor or been acquired by any Grantor within the past five years except as set forth on Schedule 3.

(i)             Perfected Security Interest.  This Agreement creates a valid, first priority security interest in the Collateral, subject only to Permitted Liens (as defined in the Notes), securing payment of the Secured Obligations.  Upon the filing of Uniform Commercial Code financing statements in the offices set forth on Schedule 4 hereto and the recordation of this Agreement (or a short form hereof) at the United States Copyright Office and the United States Patent and Trademark Office, all security interests which may be perfected by filing shall have been duly perfected.  Except for the filing of the Uniform Commercial Code financing statements referred to in the preceding sentence and the delivery of the Instruments referred to in paragraph (g) above, no action is necessary to create, perfect or protect such security interest.  Without limiting the generality of the foregoing, except for the filing of said financing statements and such recordation and except for customer contracts which may contain limitations on assignment, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for  (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the security interest in the Collateral or (iii) the enforcement of the Agent’s rights hereunder.

(j)             Absence of Conflicts with Other Agreements, Etc.  Neither the pledge of the Collateral hereunder nor any of the provisions hereof (including, without limitation, the remedies provided hereunder) violates any of the provisions of any Organizational Documents of any Grantor, or any other agreement to which any Grantor or any of its property is a party or is subject, or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the same.

(k)            Account Debtors.  None of the account debtors or other Persons obligated on any of the Collateral is a Governmental Authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

(l)             Intellectual Property.  Schedules 5, 6, 7 and 8 list all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Grantor as of the date hereof.  Schedule 9 lists all licenses in favor of any Grantor for the use of any patents, trademarks, copyrights and domain names as of the date hereof other than commercial off-the-shelf software.  All material patents and trademarks of the Grantors have been duly recorded at the United States Patent and Trademark Office.  The Grantors have no material copyrights, whether or not recorded at the United States Copyright Office.

5.              COVENANTS OF GRANTORS.  Each Grantor covenants that:

(a)            Filing of Financing Statements and Preservation of Interests.  Immediately upon execution hereof, each Grantor shall file (i) in each office set forth on Schedule 4 Uniform Commercial Code financing statements and (ii) all filings with the United States Copyright Office and the United States Patent and Trademark Office, including an intellectual property collateral agreement in favor of the Agent, pursuant to which each Grantor shall grant to the Agent for the benefit of the Purchasers a security interest in all of its service marks, trademarks and trade names and the goodwill associated therewith, and in all of its patents, patent applications and patent license agreements, as therein provided, in each case in form and substance satisfactory to the Agent.  Without limiting the obligation of the Grantors set forth in the preceding sentence, each Grantor hereby authorizes the Agent, and appoints the Agent as its attorney-in-fact, to file in such office or offices as the Agent deems necessary or desirable such financing and continuation statements and amendments and supplements thereto (including, without limitation, an “all assets” filing), and such other documents as the Agent may require to perfect, preserve and protect the security interests granted herein and ratifies all such actions taken by the Agent; provided, however, that such authority and appointment shall not be construed to impose upon the Agent any responsibility for performance of the obligations of the Company set forth in the first sentence of this clause (a).  Each Grantor also ratifies its authorization for the Lender to have filed in any jurisdiction any like initial financing statements or amendments thereto filed prior to the date of this Agreement.

(b)            Delivery of Instruments, Etc.  At any time and from time to time that any Collateral consists of Instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Grantor shall deliver such Collateral to the Agent.

(c)            Chattel Paper.  Each Grantor shall cause all Chattel Paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such Chattel Paper to contain a legend noting that it is subject to the security interest created by this Agreement.  To the extent that any Collateral consists of electronic Chattel Paper, the applicable Grantor shall cause the underlying Chattel Paper to be “marked” within the meaning of Section 9-105 of the Uniform Commercial Code (or successor section thereto).

(d)            Investment Property and Deposit Accounts.  If there are any Investment Property or Deposit Accounts included as Collateral that can be perfected by “control” through an account control agreement, the applicable Grantor shall cause such an account control agreement, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent.

(e)            Letter-of-Credit Rights.  To the extent that any Collateral consists of Letter-of-Credit Rights, the applicable Grantor shall cause the issuer of each underlying letter of credit to consent to the assignment to the Agent.

(f)             Collateral In Possession of Third Parties.  To the extent that any Collateral is in the possession of any third party other than agencies of state and local governments or except in the ordinary course of business, the applicable Grantor shall join with the Agent in notifying such third party of the Agent’s security interest and shall make commercially reasonable efforts to obtain an acknowledgement from such third party that it is holding the Collateral for the benefit of the Agent.

(g)            Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Agent in a writing signed by such Grantor of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

(h)            Notice of Changes in Representations. Each Grantor shall notify the Agent in advance of any event or condition which could cause any representations set forth in Section 4 above applicable to such Grantor to fail to be true, correct and complete.  Without limiting the generality of the foregoing:

i.            without providing at least thirty (30) days prior written notice to the Agent, no Grantor will change its name in any respect, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number (if it has one);

ii.           if any Grantor does not have an organizational identification number and obtains one after the date of this Agreement, such Grantor will forthwith notify the Agent in writing of such organizational identification number; and

iii.          no Grantor will change its type of organization, jurisdiction of organization or other legal structure without prior written notice to the Agent.

(i)             Use and Condition of Equipment.  Each item of Equipment will be maintained in good repair, working order and condition, ordinary wear and tear excepted, and the applicable Grantor will provide all maintenance service and repairs necessary for such purpose.  The Agent may examine and inspect the Collateral at any reasonable time or times wherever located.

(j)             Insurance.  Each Grantor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such Persons and otherwise as is prudent for Persons engaged in similar businesses.  Each Grantor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default.  Unless the Securities Purchase Agreements or the Notes expressly provides otherwise, the following sentence will control application of proceeds.  If no Event of Default exists, loss payments in each instance will be applied by the applicable Grantor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Grantor, provided, however, that payments received by any Grantor after an Event of Default occurs and is continuing shall be paid to the Agent and, if received by such Grantor, shall be held in trust for and immediately paid over to the Agent unless otherwise directed in writing by the Agent.  Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

(k)            Transfer of Collateral.  Other than the disposition of inventory and licensing of Intellectual Property in the ordinary course of the applicable Grantor’s business as presently conducted or as otherwise permitted under the terms of the Securities Purchase Agreements, no Grantor shall sell, assign, transfer, encumber or otherwise dispose of any Collateral in excess of $25,000 per year without the prior written consent of the Agent and the Agent does not authorize any such disposition.  For purposes of this provision, “dispose of any Collateral” shall include, without limitation, the creation of a security interest or other encumbrance (whether voluntary or involuntary) on such Collateral, except for Permitted Liens (as defined in the Notes).

(l)             Taxes and Assessments.  Each Grantor shall promptly pay when due and payable, all taxes and assessments imposed upon the Collateral or operations or business of such Grantor.

(m)           Inventory.  No Grantor shall return any Inventory to the supplier thereof, except for damaged or unsalable Inventory or otherwise in the ordinary course of such Grantor’s business.  Without limiting the generality of the foregoing, in the event any Grantor becomes a “debtor in possession” as defined in 11 U.S.C. §1101 (or any successor thereto), such Grantor agrees, to the extent permitted by applicable Law, not to move pursuant to 11 U.S.C. §546 (or any successor thereto) for permission to return goods to any creditor which shipped such goods to such Grantor without the Agent’s written consent and each Grantor hereby waives any rights to return such Inventory arising under 11 U.S.C. §546(h), or any successor section thereto.

(n)            Defense of Agent’s Rights.  Each Grantor warrants and will defend the Agent’s right, title and security interest in and to the Collateral against the claims of any Person.

(o)            Cash Management.  At any time following an Event of Default that the Agent so requests, the Grantors will work with the Agent to set up such lock boxes and segregated accounts as the Agent may request in order to better perfect the security interest created hereunder in Proceeds.

(p)            Additional Grantors.  Each Grantor shall cause each Subsidiary of such Grantor including any Person that shall at any time become a Subsidiary of such Grantor (an “Additional Grantor”) or to a similar security agreement, as appropriate, by executing and delivering an Additional Grantor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Grantors or by signing a similar security agreement.  If the Additional Grantor becomes a party hereto, concurrent therewith, the Additional Grantor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect.  The Additional Grantor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, Organizational Documents, financing statements and other information and documentation as the Agent may reasonably request.  Upon delivery of the foregoing to the Agent, the Additional Grantor shall be and become a party to this Agreement with the same rights and obligations as the Grantors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Grantor Joinder and thereafter at any time that such representations and covenants must be restated pursuant to the terms of the Transaction Documents, and all references herein to the “Grantors” shall be deemed to include each Additional Grantor.

(q)            Inspections.  Upon reasonable notice to the Grantors (and for this purpose no more than two business days’ notice shall be required under any circumstances) if no Event of Default shall exist, and at any time with or without notice after the occurrence of an Event of Default, each Grantor will permit the Agent, or its designee, to inspect the Collateral, wherever located, and to discuss the affairs, business, finances and accounts of the Grantors with their personnel and accountants.  In the event that no Event of Default exists and is continuing, such inspections shall not be held more than twice in any six-month period.  For the sake of clarity, during any time when an Event of Default shall exist and is continuing, the Agent may conduct an unlimited number of inspections, subject to the first sentence of this Section 5(q).  The Agent acknowledges that such inspections and discussions may result in the Agent, or its designee, receiving material nonpublic information.  The Agent shall, and shall cause its designee, to keep confidential such information as is specifically marked or otherwise identified as material nonpublic information by the Grantors.

(r)             Intellectual Property.  Without limiting the generality of the other obligations of the Grantors hereunder, each Grantor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights and shall cause the security interest contemplated hereby with respect to such copyrights to be duly recorded at such office, (ii) cause the security interest contemplated hereby with respect to all material Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(s)            Power of Attorney.  Each Grantor has duly executed and delivered to the Agent a power of attorney (a “Power of Attorney”) in substantially the form attached hereto as Annex B.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until full and indefeasible payment of the Secured Obligations.  The powers conferred on the Agent (for the benefit of the Agent and the Purchasers) under the Power of Attorney are solely to protect the Agent’s interests (for the benefit of the Agent and the Purchasers) in the Collateral and shall not impose any duty upon the Agent or any Purchaser to exercise any such powers.  The Agent agrees that (i) except for the powers granted in clause (i) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (ii) the Agent shall account for any moneys received by the Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of the Agent or any Purchaser shall have any duty as to any Collateral, and the Agent and the Purchasers shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  NONE OF THE AGENT, THE PURCHASERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE GRANTORS FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

(t)             Motor Vehicles.  (i)           Each Grantor shall deliver to the Agent originals of the certificates of title or ownership for all motor vehicles owned by it with the Agent listed as lienholder, for the benefit of the Purchasers.

(ii)            Each Grantor hereby appoints the Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable motor vehicles now owned or hereafter acquired by such Grantor to be retitled and the Agent listed as lienholder thereof, (B) filing such applications with such state agencies, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Agent a perfected Permitted Lien on the motor vehicles and exercising the rights and remedies of the Agent hereunder).  This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Secured Obligations are indefeasibly paid in full in cash.

(iii)           So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Agent shall execute and deliver to any Grantor such instruments as any Grantor shall reasonably request to remove the notation of the Agent as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Agent of a certificate from any Grantor stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto in such case passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that any Grantor will receive as sale proceeds or insurance proceeds.  Any proceeds of such sale or casualty loss shall be paid to the Agent hereunder immediately upon receipt, to be applied to the Secured Obligations then outstanding.

(u)            Upon receipt by the Agent of a supplement to Schedule A (an “Excluded Collateral Supplement) from the Borrower, all such assets of the Borrower set forth on such Supplement shall be deemed to be Excluded Collateral hereunder. Each Grantor represents and warranties to the Agent and each of the Noteholders that Schedule A hereto and any Excluded Collateral Supplement provided from time to time in accordance herewith, shall accurately reflect the assets of the Grantor that are, at the time of delivery, “Collateral” as defined in Variable Rate Note Security Agreement, in effect on the date hereof.

(v)            Other Assurances.  Each Grantor agrees that from time to time, at the joint and several expense of the Grantors and any Additional Grantors, it will promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

6.              REMEDIES UPON EVENT OF DEFAULT.

b.           Upon the occurrence and during the continuation of an Event of Default, the Agent may exercise, in addition to any other rights and remedies provided herein, under other contracts and under law, all the rights and remedies of a secured party under the Uniform Commercial Code.  Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event of Default, (i) at the request of the Agent, each Grantor shall, at its cost and expense, assemble the Collateral owned or used by it as directed by the Agent; (ii) the Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under Instruments or Accounts to make payments directly to the Agent and to enforce the Grantors’ rights against account debtors and obligors; (iii) the Agent may (but is not obligated to), without notice except as provided below, sell the Collateral at public or private sale, on such terms as the Agent deems to be commercially reasonable; (iv) the Agent may (but is not obligated to) direct any financial intermediary or any other Person holding Investment Property to transfer the same to the Agent or its designee; and (v) the Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Grantor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Agent or any designee or any purchaser of any Collateral.  Each Grantor agrees that ten (10) days notice of any sale referred to in clause (iii) above shall constitute sufficient notice.  The Agent or any Purchaser may purchase Collateral at any such sale.  The Grantors shall be liable to the Agent and the Purchasers for any deficiency amount.

c.           The Agent may comply with any applicable Law in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties.  If the Agent sells any of the Collateral on credit, the Borrower will only be credited with payments actually made by the purchaser.  In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

d.           For the purpose of enabling the Agent to further exercise rights and remedies under this Section 6 or elsewhere provided by agreement or applicable Law, each Grantor hereby grants to the Agent, for the benefit of the Agent and the Purchasers, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

(b)	OBLIGATIONS ABSOLUTE.

a.           Change of Circumstance.  THE RIGHTS OF THE AGENT HEREUNDER AND THE OBLIGATIONS OF THE GRANTORS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, SHALL NOT BE SUBJECT TO ANY COUNTERCLAIM, SETOFF, RECOUPMENT OR DEFENSE BASED UPON ANY CLAIM THAT ANY GRANTOR OR ANY OTHER PERSON MAY HAVE AGAINST ANY PURCHASER AND SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL FULL AND INDEFEASIBLE SATISFACTION OF THE SECURED OBLIGATIONS AFTER OR CONCURRENT WITH THE TERMINATION OF ANY COMMITMENT OF THE PURCHASERS PURSUANT TO THE SECURITIES PURCHASE AGREEMENTS.  Without limiting the generality of the foregoing, the obligations of the Grantors shall not be released, discharged or in any way affected by any circumstance or condition (whether or not the applicable Grantor shall have any notice or knowledge thereof) including, without limitation, any amendment or modification of or supplement to the Securities Purchase Agreements, any Notes or any other Transaction Document (including, without limitation, increasing the amount or extending the maturity of the Secured Obligations); any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or in respect of any such agreements or instruments; any invalidity or unenforceability, in whole or in part, of any term hereof or of the Securities Purchase Agreements, any Notes or any other Transaction Document; any failure on the part of Borrower or any other Person for any reason to perform or comply with any term of the Securities Purchase Agreements, any Note or any other Transaction Document; any furnishing or acceptance of any additional security or guaranty; any release of any Grantor or any other Person or any release of any or all security or any or all guarantees for the Secured Obligations, whether any such release is granted in connection with a bankruptcy or otherwise; any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Grantor or any other Person or their respective properties or creditors; the application of payments received by the Agent or any Purchaser from any source that were lawfully used for some other purpose, which lawfully could have been applied to the payment, in full or in part, of the Secured Obligations; or any other occurrence whatsoever, whether similar or dissimilar to the foregoing.  Without limiting the generality of the foregoing, at any time that the Securities Purchase Agreements or the Notes are amended to increase the amount of the Obligations thereunder, the amount of the Secured Obligations shall be accordingly increased.

b.           No Duty To Marshal Assets.  The Agent shall have no obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

c.           Waiver of Right of Subrogation, Etc.  Each Grantor hereby waives any and all rights of subrogation, reimbursement, or indemnity whatsoever in respect of such Grantor arising out of remedies exercised by the Agent hereunder until full and indefeasible payment of the Secured Obligations.

d.           Other Waivers.  Each Grantor hereby waives promptness, diligence and notice of acceptance of this Agreement.  In connection with any sale or other disposition of Collateral, to the extent permitted by applicable Law, each Grantor waives any right of redemption or equity of redemption in the Collateral.  Each Grantor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of protest, dishonor and notice of dishonor or notice of default or any other similar notice with respect to any of the Secured Obligations, and all other similar notices to which any Grantor might otherwise be entitled, except as otherwise expressly provided in the Transaction Documents.  The Agent is under no obligation to pursue any rights against third parties with respect to the Secured Obligations and each Grantor hereby waives any right it may have to require otherwise.  Each Grantor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement; and each Grantor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

e.           Each Grantor further waives to the fullest extent permitted by law any right it may have under the constitution of the State of New York (or under the constitution of any other state in which any of the Collateral or any Grantor may be located), or under the Constitution of the United States of America, to notice (except for notice specifically required hereby) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Agent, and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.

f.           EACH GRANTOR’S WAIVERS UNDER THIS SECTION 7 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH GRANTOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

(c)
NO IMPLIED WAIVERS.  No failure or delay on the part of the Agent in exercising any right, power or privilege under this Agreement or the other Transaction Documents and no course of dealing between the Grantor, on the one hand, and the Agent or the Purchasers, on the other hand, shall operate as a waiver of any such right, power or privilege.  No single or partial exercise of any right, power or privilege under this Agreement or the other Transaction Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege.  The rights and remedies expressly provided in this Agreement and the other Transaction Documents are cumulative and not exclusive of any rights or remedies which the Agent or the Purchasers would otherwise have.  No notice to or demand on any Grantor in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Agent or the Purchasers to take any other or further action in any circumstances without notice or demand.  Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

(d)	STANDARD OF CARE.

a.           In General.  No act or omission of the Agent or any Purchaser (or agent or employee of any of the foregoing) hereunder or related hereto or related to the transactions contemplated by this Agreement or the other Transaction Documents shall give rise to any defense, counterclaim or offset in favor of any Grantor or any claim or action against the Agent or such Purchaser (or agent or employee thereof), in the absence of gross negligence or willful misconduct of the Agent or such Purchaser (or agent or employee thereof) as determined  in a final, nonappealable judgment of a court of competent jurisdiction.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to other Collateral it holds, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of it gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

b.           No Duty to Preserve Rights.  Without limiting the generality of the foregoing, the Agent has no duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral.

c.           No Duty to Prepare for Sale.  Without limiting the generality of the foregoing, the Agent has no obligation to clean-up or otherwise prepare the Collateral for sale.

d.           Duties Relative to Contracts.  Without limiting the generality of the foregoing, each Grantor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Grantor thereunder.  The Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent may be entitled at any time or times.

e.           Reliance on Advice of Counsel.  In taking any action under this Agreement or any other Transaction Document, the Agent shall be entitled to rely upon the advice of counsel of Agent’s choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

f.           No Obligation to Act.  The Agent shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders (as defined below) and such instructions shall be binding upon all the Purchasers; provided, however, that the Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Agent, it shall have been provided indemnity from the Borrower satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction.  No provisions of this Agreement or any Security Document shall otherwise be construed to require the Agent to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder or under the Securities Purchase Agreements.  No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Agent in such jurisdiction or impose a tax on the Agent by reason thereof.

g.           Action By Agent.  Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Agent shall have no obligation to take any actions under the Security Documents.

(e)	MISCELLANEOUS.

a.           Assignment.  Except as otherwise provided in the Securities Purchase Agreements, the Agent and each Purchaser may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of any Grantor and without prior notice.  No Grantor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent or as expressly provided in the Securities Purchase Agreements.  Notwithstanding the foregoing, if there should be any assignment of any rights or obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of any Grantor shall bind the successors and assigns of such Grantor, together with the preexisting Grantor, whether or not such new or additional Persons execute a joinder hereto or assumption hereof (without the same being deemed a waiver of any default caused thereby) which condition shall not be deemed to be a waiver of any Event of Default arising out of such assignment.  The rights and privileges of the Agent under this Agreement shall inure to the benefit of its successors and assigns.

b.           Joint and Several Liability.  All Grantors shall jointly and severally be liable for the obligations of each Grantor to the Agent and the Purchasers hereunder.

c.           Notices.  All notices, requests, demands, directions and other communications provided for herein shall be in writing and shall be delivered or mailed in the manner specified in the Securities Purchase Agreements addressed to a party at its address set forth in or determined pursuant to the Securities Purchase Agreements, as the case may be.

d.           Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

e.           Costs and Expenses.  Without limiting any other cost reimbursement provisions in the Transaction Documents, upon demand, the Grantors shall pay to the Agent and the Purchasers, as applicable, the amount of any and all reasonable expenses incurred by the Agent and the Purchasers hereunder or in connection herewith, including, without limitation, reasonable fees of counsel to the Agent and the Purchasers and those other expenses that may be incurred in connection with (i) the execution and delivery of this Agreement and any amendments, waivers and supplements hereto, (ii) the administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights of the Agent or the Purchasers hereunder or (v) the failure of any Grantor to perform or observe any of the provisions hereof.

f.           Indemnification by Grantors.  Each Grantor shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other Transaction Document.

g.           Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

h.           Amendments and Waivers.  Subject to the terms of the Payment Priority and Voting Agreement (as defined below), including without limitation Section 3 thereof, the Purchasers holding seventy-five percent (75%) of the total outstanding principal balance of the Notes (the “Required Holders”) shall have the right to direct the Agent, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Agent; provided, however, that (i) no such direction shall require the Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Agent) is intended to benefit the Agent, (ii) the Agent shall have the right to decline to follow any such direction if the Agent shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto.  The Agent may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Agent's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.

i.           Headings.  Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof

(j)           The parties hereto hereby acknowledge and agree that this Agreement shall amend, restate, modify, extend, renew and continue the terms and provisions contained in the Existing Security Agreement and shall not extinguish or release any Grantor from any liability under the Existing Security Agreement or otherwise constitute a novation of its obligations thereunder.

(l)    The rights and remedies of the holders of the Existing Notes (the “Existing Note Holders”) under the Existing Security Agreement and the holders of the Bridge Notes (the “Bridge Note Holders”) under this Agreement will be subject to the terms, conditions and provisions of the Payment Priority and Voting Agreement dated the date hereof, entered into by the Existing Note Holders, the Bridge Note Holders, the Agent and the Grantors (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Payment Priority and Voting Agreement”).  Notwithstanding anything to the contrary in this Agreement, the security interest granted to the Agent, pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Payment Priority and Voting Agreement.  In the event of any conflict or inconsistency between the provisions of the Payment Priority and Voting Agreement and this Agreement, the provisions of the Payment Priority and Voting Agreement shall control.

(f)
SPECIFIC PERFORMANCE.  Each Grantor hereby authorizes the Agent to demand specific performance of this Agreement at any time when any Grantor shall have failed to comply with any provision hereof, and each Grantor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.  Each Grantor that is not a party to the Securities Purchase Agreements hereby acknowledges receipt from the Borrower of a correct and complete copy of the Securities Purchase Agreement sand consents to all of the provisions of the Securities Purchase Agreements as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

(g)
RELATIONSHIP WITH SECURITIES PURCHASE AGREEMENTS.  To the extent that any of the terms hereof is inconsistent with any provision of the Securities Purchase Agreements, the provisions of the Securities Purchase Agreements shall control.

(h)	TERMINATION; PARTIAL RELEASE.

a.           At such time as all the Secured Obligations in respect of the Notes have been indefeasibly paid and performed in full (including the conversion in full of the Notes) then the security provided for herein shall terminate, provided, however, that all indemnities of the Borrower and each other Grantor contained in this Agreement or any other Transaction Document shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

b.           Effective upon the closing of a disposition of any Collateral in conformity with the provisions of the Securities Purchase Agreements and the Notes, and receipt by the Agent of a certification to such effect from an authorized officer of the Borrower, the security interest in the Collateral so disposed of shall terminate and the Agent shall deliver such releases as may be appropriate, provided, however, the security interest in all remaining Collateral shall remain in full force and effect.

(i)	GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

a.           Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

b.           Submission to Jurisdiction.  Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Transaction Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Transaction Document shall affect any right that the Agent or any Purchaser may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against any Grantor or its properties in the courts of any jurisdiction.

c.           Waiver of Venue.  Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (b) above.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Grantor irrevocably waives, to the fullest extent permitted by applicable law, any right to bring any action or proceeding against the Agent in any court outside the county of New York, New York.

d.           Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

e.           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in the name and on behalf of the parties hereto as of the date first above written.

NESTOR, INC.

By:
Name:
Title:

NESTOR TRAFFIC SYSTEMS, INC.
By:
Name:
Title:

CROSSINGGUARD, INC.

By:
Name:
Title:

NESTOR INTERACTIVE, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
in its capacity as Agent

By:
Name:
Title:

Signature Page to Amended and Restated Security Agreement]

Annex A

FORM OF ADDITIONAL GRANTOR JOINDER

Amended and Restated Security Agreement dated as of ______, 2008 made by
Nestor, Inc.
and its subsidiaries party thereto from time to time, as Grantors to and in favor of
U.S. Bank National Association, as Collateral Agent (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Grantor Joinder to the Agent referred to above or its successor, the undersigned shall (a) be an Additional Grantor under the Security Agreement, (b) have all the rights and obligations of the Grantors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth in Section 4 therein as of the date of execution and delivery of this Additional Grantor Joinder and at any future dates that such representations must be restated pursuant to the terms of the Transaction Documents.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE AGENT, FOR THE BENEFIT OF THE PURCHASERS, A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

Each Additional Grantor that is not a party to the Securities Purchase Agreements hereby acknowledges receipt from the Grantor of a correct and complete copy of the Securities Purchase Agreement and consents to all of the provisions of the Securities Purchase Agreements as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

An executed copy of this Joinder shall be delivered to the Agent, and the Agent and the Purchasers may rely on the matters set forth herein on or after the date hereof.  This Joinder shall not be modified, amended or terminated without the prior written consent of the Agent.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Grantor]

By:
Name:
Title:
Address:

Dated:

Annex B

FORM OF POWER OF ATTORNEY

This Power of Attorney is executed and delivered by ___________________, a ______________________ (“Grantor”), to U.S. Bank National Association as Agent for itself and Purchasers as such term is defined in the Amended and Restated Security Agreement referred to below (“Attorney”).  This Power of Attorney is delivered in connection with and pursuant to a certain Security Agreement dated as of even date herewith (as the same may be amended, modified, restated and/or supplemented from time to time, the “Security Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Securities Purchase Agreement (as defined in the Security Agreement), the Security Agreement and any and all agreements, documents and instruments executed, delivered or filed in connection therewith from time to time (collectively, the “Transaction Documents”) and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following:

change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor;

receive, endorse Grantor’s name on, and collect, any checks, notes, acceptances, money orders, drafts and any other forms of payment or security payable to Grantor, and hold all amounts or proceeds so received or collected as cash collateral in a restricted account for the benefit of the Purchasers, or apply such amounts or proceeds to the Secured Obligations in accordance with the terms of the Securities Purchase Agreements;

effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies;

pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property;

defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate;

file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property;

cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports:  (i) a reconciliation of all accounts, (ii) an aging of all accounts, (iii) trial balances, (iv) test verifications of such accounts as Attorney may request, and (v) the results of each physical verification of inventory;

communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of Grantor in and under the contracts and other matters relating thereto;

to the extent that Grantor’s authorization given in the Security Agreement is not sufficient, to file such financing statements with respect to the Security Agreement as Attorney may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature;

to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and

execute, deliver and/or record, as applicable, in connection with any sale or other remedy provided for in any Transaction Document, any endorsements, assignments or other applications for or instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s liens thereon, all as fully and effectively as Grantor might do.  Grantor hereby ratifies, to the extent permitted by law, all that Attorney shall lawfully do or cause to be done by virtue hereof.  Without limiting the generality of the foregoing, Attorney is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

IN WITNESS WHEREOF, this Power of Attorney is duly executed on behalf of Grantor this ____ day of ____________, 20___.

[_______________________________]

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this _____ day of ____________, 20___, [officer’s name] who is personally known to me appeared before me in his/her capacity as the [title] of [name of Grantor] (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of _______________, as Agent, to which this Certificate is attached.

Notary Public

Schedule 1

LOCATIONS OF COLLATERAL

Schedule 2

LOCATIONS OF GRANTORS

Schedule 3

NAMES USED BY GRANTORS

Schedule 4

FILING OFFICES

Schedule 5

PATENTS AND PATENT APPLICATIONS

Grantor	Inventor(s)	Title	Patent or Application Number	Patent Date or Filing Date

Schedule 6

TRADEMARKS AND TRADEMARK APPLICATIONS

Grantor	Mark or Application	Registration Number or Serial Number	Date of Registration or Application

Schedule 7

REGISTERED COPYRIGHTS

Grantor	Copyrighted Work	Author(s)	Title	Registration Number

Schedule 8

DOMAIN NAMES

Schedule 9

INTELLECTUAL PROPERTY LICENSES

Schedule 10

COMMERCIAL TORT CLAIMS

Plaintiff	Defendant	Description of the Claim

SCHEDULE A

EXHIBIT C

FORM OF
AMENDED AND RESTATED GUARANTY AND SURETYSHIP AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AND SURETYSHIP AGREEMENT (this “Agreement”) made as of the ___ day of October, 2008, by and among Nestor, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”) and the subsidiaries of the Borrower designated as “Guarantors” on the signature lines hereto (together with their successors and permitted assigns and any other person or entity that becomes a Guarantor hereunder pursuant to Section 5 below, jointly and severally, the “Guarantors” or, individually, a “Guarantor”), in favor of U.S. Bank National Association, as collateral agent for the Purchasers (as that term is defined below) (together with its successors and assigns in such capacity, the “Agent”).

Background

The Agent, the Borrower and each party listed as a “Purchaser” on the execution pages thereto (collectively, the “Existing Purchasers”) entered into a certain Securities Purchase Agreement, dated as of May 24, 2006 (as the same may be amended, restated, modified and/or supplemented from time to time, the “Existing Securities Purchase Agreement”; terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreements (as referred to below); provided however, that in the event of a conflict, the respective definition in the Existing Securities Purchase Agreement shall apply.).  Nestor Traffic Systems, Inc. is a Subsidiary of the Borrower; CrossingGuard, Inc. is a Subsidiary of Nestor Traffic Systems, Inc; Nestor Interactive Inc. is a Subsidiary of the Borrower.  Pursuant to the Existing Securities Purchase Agreement, the Existing Purchasers agreed to purchase from the Borrower the “Notes” (as defined therein) (as such Notes may be amended, restated, modified, supplemented and/or replaced from time to time in accordance with the terms thereof, collectively, the “Existing Notes”).

The Agent, the Borrower and each party listed as a “Purchaser” on the execution pages thereto (collectively, the “Additional Purchasers” and together with the Existing Purchasers, each a “Purchaser” and collectively, the “Purchasers”) are entering into an additional Securities Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Additional Securities Purchase Agreement” and together with the Existing Securities Purchase Agreement, the “Securities Purchase Agreements”).  Nestor Traffic Systems, Inc. is a Subsidiary of the Borrower; CrossingGuard, Inc. is a Subsidiary of Nestor Traffic Systems, Inc.; Nestor Interactive Inc. is a Subsidiary of the Borrower.  Pursuant to the Additional Securities Purchase Agreement, the Borrower shall agree to sell, and the Additional Purchasers shall agree to purchase certain additional “Notes” (as defined therein) (as such Notes may be amended, restated, modified, supplemented and/or replaced from time to time in accordance with the terms thereof, collectively, the “Bridge Notes” and together with the Existing Notes, each a “Note” and collectively, the “Notes”).

The Borrower may, among other things, use the proceeds of the issuance of the Notes to extend credit to, and make capital contributions in, the Guarantors.  Therefore, as a result of the Securities Purchase Agreements, the Guarantors can obtain capital on terms more favorable to them as part of this borrowing group than they could acting alone.  One of the conditions to the extension of credit under the Securities Purchase Agreements is that the Guarantors guaranty payment of and act as surety for the obligations of the Borrower arising out of the Securities Purchase Agreements and related agreements and instruments.

Accordingly, each Guarantor and the Borrower, intending to be legally bound, hereby agrees with the Agent as follows.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Guaranty and Suretyship.

1.1            Guaranty of Payment.  The Guarantors hereby jointly and severally agree to act as surety for the Guaranteed Obligations (as defined in Section 1.2 below), and irrevocably and unconditionally guaranty to the Agent and the Purchasers that the Guaranteed Obligations shall be paid in full when due and payable, whether at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment or otherwise.

1.2    Definition of “Guaranteed Obligations”.  For purposes of this Agreement, the term “Guaranteed Obligations” shall mean (a) any obligations of the Borrower pursuant to the Securities Purchase Agreements and the Transaction Documents including, without limitation, any amounts due from time to time in respect of (i) principal and interest thereon under the Notes, (ii) conversion, exercise or redemption of the Notes, as applicable, (iii) fees payable under the Securities Purchase Agreements and (iv) indemnifications provided for, and other amounts payable, under the Securities Purchase Agreements or other Transaction Documents.  Notwithstanding the definition of “Guaranteed Obligations” herein, the liability of each Guarantor hereunder is limited to an amount equal to (x) the amount that would render this guaranty void, voidable or unenforceable against such Guarantor’s creditors or creditors’ representatives under any applicable fraudulent conveyance, fraudulent transfer or similar act or under Section 544 or 548 of the Bankruptcy Code of 1978, as amended, minus (y) $1.00 (one U.S. Dollar).

1.3    Obligations of Guarantors Absolute, Etc.  The obligations of the Guarantors hereunder shall be absolute and unconditional.  Each Guarantor, jointly and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement, instrument or document giving rise to such Guaranteed Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Agent and the Purchasers with respect thereto.  The liability of the Guarantors hereunder shall be absolute and unconditional irrespective of:

(a)            any lack of validity or enforceability of any Transaction Document;

(b)            any change in the time, manner or place of payment of the Guaranteed Obligations;

(c)            any amendment or modification of or supplement to the Transaction Documents (including, without limitation, any amendment which would increase the amount of the Guaranteed Obligations), or any furnishing or acceptance of any security, or any release of any security or the release of any Person’s obligations (including without limitation, any Guarantor, the Borrower or any pledgor), with respect to the Guaranteed Obligations;

(d)            any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument, document or agreement or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument;

(e)            any counterclaim, setoff, recoupment or defense based upon any claim any Guarantor, the Borrower or any pledgor may have against the Agent or any Purchaser;

(f)             any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, any Affiliate of the Borrower or any Guarantor or their respective properties or creditors;

(g)            any invalidity or unenforceability, in whole or in part, of any term hereof or of the Transaction Documents;

(h)            any failure on the part of the Borrower or any Affiliate or any Person that may have been an Affiliate for any reason to perform or comply with any term of the Transaction Documents; or

(i)             any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

1.4            Continuing Guaranty.  This guaranty and suretyship is an absolute, unconditional, present and continuing guaranty and suretyship of payment and is in no way conditional or contingent; it shall remain in full force and effect until terminated pursuant to Section 7 below.

1.5            Joint and Several Liability.  Each and every representation, warranty, covenant and agreement made by the Guarantors, or any of them, under this Agreement shall be and constitute joint and several obligations of all of the Guarantors, whether or not so expressly stated herein.

1.6           Waivers.  Each Guarantor hereby waives, to the fullest extent permitted by applicable law, (a) all presentments, demands for performance, notice of non-performance, protests, notices of protests and notices of dishonor in connection with the Guaranteed Obligations or any agreement relating thereto; (b) notice of acceptance of this Agreement; (c) any requirement of diligence or promptness on the part of the Agent or any Purchaser in the enforcement of its rights hereunder or under the Transaction Documents; (d) any enforcement of any present or future agreement or instrument relating directly or indirectly to the Guaranteed Obligations; (e) notice of any of the matters referred to in subsection 1.3 hereof; (f) notices of every kind and description which may be required to be given by any statute or rule of law; and (g) any defense of any kind which it may now or hereafter have with respect to its liability under this Agreement to the fullest extent permitted by law.  Without limiting the foregoing, the Agent and the Purchasers shall not be required to make any demand upon, or to pursue or exhaust any rights or remedies against the Borrower, any other Guarantor or any other Person, or against the collateral security, for the Guaranteed Obligations.  No failure on the part of the Agent or the Purchasers to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  Each Guarantor hereby agrees that it will not enforce or otherwise exercise or claim or assert any rights of subrogation or contribution against any Person with respect to the Guaranteed Obligations or any security therefor unless and until all the Guaranteed Obligations are paid in full.  EACH GUARANTOR’S WAIVERS UNDER THIS SECTION 1.6 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH GUARANTOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

2.             Expenses.

Whether or not the transactions contemplated by this Agreement are fully consummated, each Guarantor and the Borrower shall promptly pay (or reimburse, as the Agent may elect) all costs and expenses which the Agent has incurred or may incur in connection with the negotiation, preparation, reproduction, interpretation, administration and enforcement of this Agreement and all amendments, waivers, modifications and supplements hereto and the collection of all amounts due hereunder, including, without limitation, reasonable fees of counsel to the Agent.

3.             Representations and Warranties.

The Guarantors hereby jointly and severally represent and warrant that each of the representations and warranties relating to them set forth in any Transaction Document is incorporated herein by reference and is true and correct on and as of the date hereof.

4.             Covenants.

Each of the covenants and agreements of the Borrower which are set forth or incorporated in any of the Transaction Documents and which are expressly applicable or refer to the “Subsidiaries” of Borrower or otherwise refer to any Guarantors are hereby incorporated by reference as though set forth herein in their entirety, and each Guarantor hereby agrees to perform and abide by each such covenant and agreement which purports to be applicable to it.

5.             Additional Parties.

Except as otherwise provided in the Transaction Documents, the Guarantors shall at all times constitute all of the direct and indirect Subsidiaries of Borrower, provided that for purposes of this Agreement “Subsidiary” shall mean and include only a Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.  If any Person becomes such a Subsidiary after the date hereof, such Person shall become a Guarantor hereunder, and the Borrower shall cause such Person to signify its acceptance of the terms hereof by execution and delivery to the Agent of one or more counterparts of the Joinder hereto, appropriately dated.

6.             Right of Set-off.

Each Guarantor hereby pledges and gives to each Purchaser a lien and security interest for the amount of the Guaranteed Obligations upon and in the balance of any account maintained by such Guarantor with such Purchaser or any other liability of such Purchaser to such Guarantor.  Upon the occurrence of and throughout the period in which the Purchasers reasonably believe there is continuing an Event of Default under the Notes, each Guarantor hereby authorizes each Purchaser to apply any such deposit balances now or hereafter in the possession of such Purchaser to the payment of the Guaranteed Obligations.  The provisions hereof shall not be deemed or construed to limit rights of set-off or liens or similar rights which any Purchaser may otherwise have by reason of applicable Law or other agreement.

7.             Termination of Guaranty.

7.1           Termination of Guaranty Obligations of All Guarantors.  At such time as (a) no Purchaser has any Commitment to make further fundings to the Borrower under the terms of the Securities Purchase Agreements and (b) all the Guaranteed Obligations in respect of the Notes have been indefeasibly paid and/or performed in full (including the conversion in full of the Notes), then the guaranty provided for herein and this Agreement shall terminate, provided, however, that (i) all indemnities of the Guarantors or the Borrower contained in this Agreement or any Transaction Document shall survive and remain operative and in full force and effect regardless of the termination of this Agreement, and (ii) the guaranty provided for herein shall be reinstated if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Purchaser upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise, all as though such payment had not been made.

7.2           Termination of Guaranty Obligations of Sold Guarantors.  Effective upon the closing of a sale or other disposition by the Borrower or any Subsidiary of the Borrower of all the outstanding capital stock of, or all partnership interests or all other equity interests in, any of the Guarantors hereunder (any Guarantor being so sold is hereinafter the “Sold Guarantor”) in conformity with the provisions of the Securities Purchase Agreements and the Notes, and receipt by the Agent of a certification to such effect from the chief financial officer of the Borrower, the obligations of that Sold Guarantor hereunder (including, without limitation, obligations under Section 9 below) shall terminate.  However, all the obligations of the other Guarantors hereunder shall remain in full force and effect.

8.             Miscellaneous.

8.1           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions thereof).

8.2           Specific Performance.  The Borrower and each Guarantor hereby authorizes the Agent and the Purchasers to demand specific performance of this Agreement at any time when the Borrower or such Guarantor shall have failed to comply with any provision hereof, and the Borrower and each Guarantor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.

8.3           Acknowledgement of Terms of Securities Purchase Agreements and the Notes; Relationship to Securities Purchase Agreements and the Notes.  Each Guarantor hereby acknowledges receipt from the Borrower of a correct and complete copy of the Securities Purchase Agreements and the Notes and consents to all of the provisions of the Securities Purchase Agreements and the Notes as in effect on the date of this Agreement and agrees that its consent is not required for any amendments, modifications, restatements or waivers of the Securities Purchase Agreements or the Notes or any of the provisions thereof.  If any of the terms hereof are inconsistent with those of the Securities Purchase Agreements or the Notes (including, without limitation, any amendments, restatements, supplements and waivers that the Guarantors have been made aware of), those of the Securities Purchase Agreements or the Notes, as applicable, shall control.

8.4           Non-Exclusive Remedies. No remedy or right herein conferred upon, or reserved to the Agent or the Purchasers is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other contract or under law.

8.5           Delay and Non-Waiver.  No delay or omission by the Agent or any Purchaser to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

8.6           Successors and Assigns.  Except as otherwise provided in the Securities Purchase Agreements, the Agent may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of the Borrower or any Guarantor and without prior notice.  Neither the Borrower nor any Guarantor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent.  The rights and privileges of the Agent and the Purchasers under this Agreement shall inure to the benefit of their respective successors, assigns and participants.  All promises, covenants and agreements of the Borrower and each Guarantor contained in this Agreement shall be binding upon personal representatives, heirs, successors and assigns of such Person.  Notwithstanding the foregoing, if there shall become additional “Guarantors” or if there should be any assignment of any guaranty obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of the Guarantors shall bind the successors and assigns of the Guarantors and any such additional Guarantors, jointly and severally, together with the preexisting Guarantors whether or not such new or additional Guarantors execute the Joinder as set forth in Section 5.

8.7           Amendments and Waivers.  This Agreement represents the entire agreement between the parties with respect to the transactions contemplated herein and, except as expressly provided herein, shall not be affected by reference to any other documents.  The Purchasers holding 75% of the total outstanding principal balance of the Notes (the “Required Holders”) shall have the right to direct the Agent, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Agent; provided, however, that (i) no such direction shall require the Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Agent) is intended to benefit the Agent, (ii) the Agent shall have the right to decline to follow any such direction if the Agent shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto.  The Agent may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Agent's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.

8.8    Notices and Communications.  Any notice contemplated herein or required or permitted to be given hereunder shall be made in the manner set forth in the Securities Purchase Agreements and delivered at the addresses set forth on the signature pages to this Agreement, or to such other address as any party hereto may have last specified by written notice to the other party or parties.

8.9    Headings; Counterparts. Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.  Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of such signature page.

8.10          Severability.  If any of the provisions or terms of this Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Agreement shall be construed as if such invalid or unenforceable term had never been contained herein.  Any such invalidity or unenforceability in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.  Without limiting the generality of the foregoing, any invalidity, illegality or unenforceability of any term or provision of this Agreement in any jurisdiction or as against any Guarantor shall not affect the validity, legality or enforceability of any other terms hereof or in any other jurisdiction or against any other Guarantor.

9.             Indemnification.

Each Guarantor, jointly and severally, shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the guarantees provided herein except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other Transaction Document.

10.           Jurisdiction; Waiver of Jury Trial.

For the purpose of any action that may be brought in connection with this Agreement, the Borrower and each Guarantor hereby consents to the jurisdiction and venue of the courts of the State of New York or of any federal court located in such state and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower or Guarantor at the address provided for in Section 8.8.  Service so made shall be deemed to be completed upon actual receipt at the address specified in said section.  The Borrower and each Guarantor waives the right to contest the jurisdiction and venue of the courts located in the county of New York, State of New York on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the county of New York, State of New York, or (b) any other Purchaser other than in a state within the United States designated by such Purchaser.  The provisions of this Section shall not limit or otherwise affect the right of the Agent or any Purchaser to institute and conduct an action in any other appropriate manner, jurisdiction or court.

NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM.  NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.  EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Guaranty and Suretyship Agreement on the date and year first above written.

Borrower:

NESTOR, INC.

By:
Name:
Title:
	Address:	42 Oriental Street
Providence, RI 02908
	Phone No.:	401-274-5658x738
	Fax No.:	401-274-5707
	Attention:	Brian R. Haskell Esq.

Guarantors:

NESTOR TRAFFIC SYSTEMS, INC.

By:
Name:
Title:
	Address:	42 Oriental Street
Providence, RI 02908
	Phone No.:	401-274-5658x738
	Fax No.:	401-274-5707
	Attention:	Brian R. Haskell, Esq.

CROSSINGGUARD, INC.

By:
Name:
Title:
	Address:	42 Oriental Street
Providence, RI 02908
	Phone No.:	401-274-5658x738
	Fax No.:	401-274-5707
	Attention:	Brian R. Haskell, Esq.

NESTOR INTERACTIVE INC.

By:
Name:
Title:
	Address:	42 Oriental Street
Providence, RI 02908
	Phone No.:	401-274-5658x738
	Fax No.:	401-274-5707
	Attention:	Brian R. Haskell, Esq.

[Signature Page to Amended and Restated Guaranty and Suretyship Agreement]

Agent:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Telephone: (860) 241-6859
Facsimile: (860) 241-6881
Attention: Arthur Blakeslee

[Signature Page to Amended and Restated Guaranty and Suretyship Agreement]

JOINDER

The undersigned acknowledges that it is a Guarantor under the Amended and Restated Guaranty and Suretyship Agreement, dated [______], 2008 made by and among Nestor, Inc. (the “Borrower”) and the subsidiaries of the Borrower designated as “Guarantors” on the signature lines thereto in favor of [_____________] as collateral agent for the Purchasers (as defined in the Securities Purchase Agreements referred to therein), and hereby agrees to be bound by the foregoing Amended and Restated Guaranty and Suretyship Agreement and to perform the covenants applicable to Guarantors contained or incorporated therein, and hereby confirms the accuracy of the representations and warranties made or incorporated therein insofar as such representation and warranties purportedly relate to the undersigned.

[_________________________________]

By:
Name:
Title:
Address:
Phone No.:
Fax No.:
Attention:

EXHIBIT D

FORM OF
AMENDED AND RESTATED BORROWER/SUBSIDIARY PLEDGE AGREEMENT

THIS AMENDED AND RESTATED BORROWER/SUBSIDIARY PLEDGE AGREEMENT (this “Agreement”) is made as of the ____ day of October, 2008, by and between Nestor, Inc., a Delaware corporation (the “Borrower”), Nestor Traffic Systems, Inc., a Delaware corporation (“NTS”), CrossingGuard, Inc., a Delaware corporation (“CGI”), and Nestor Interactive Inc., a Delaware corporation (“NII”) and U.S. Bank National Association, as collateral agent for the Purchasers (as that term is defined below) (together with its successors and assigns in such capacity, the “Agent”).  NTS, CGI, NII and the Borrower are each referred to herein individually as a “Pledgor” and collectively as the “Pledgors.”

Background

On May 24, 2006, each party listed as a “Purchaser” on the execution pages thereto (collectively, the “Existing Purchasers”) and the Agent entered into a Securities Purchase Agreement (as amended, extended, supplemented, restated, or otherwise modified from time to time, the “Existing Securities Purchase Agreement”) with the Borrower, pursuant to which the Existing Purchasers agreed to purchase certain Notes (as defined therein) (the “Existing Notes”) from the Borrower on the terms and conditions described therein.

On October ___ 2008, each party listed as a “Purchaser” on the execution pages thereto (collectively, the “Additional Purchasers” and together with the Existing Purchasers, each a “Purchaser” and collectively, the “Purchasers”) and the Agent entered into a Securities Purchase Agreement (as amended, extended, supplemented, restated, or otherwise modified from time to time, the “Additional Securities Purchase Agreement” and together with the Existing Securities Purchase Agreement, the “Securities Purchase Agreements”) with the Borrower, pursuant to which the Additional Purchasers agreed to certain additional Notes (as defined therein) (the “Bridge Notes”) from the Borrower on the terms and conditions described therein.

Contemporaneously with the consummation of the transactions contemplated by the Existing Securities Purchase Agreement, the Existing Purchasers entered into a Borrower/Subsidiary Pledge Agreement, dated as of May 24, 2006 (the “Existing Borrower/Subsidiary Pledge Agreement”) by and between the Borrower, NTS, CGI, NII and the Agent.

One of the prerequisites to the Additional Purchasers entering into the Additional Securities Purchase Agreement is that the Pledgors shall amend and restate the Existing Borrower/Subsidiary Pledge Agreement and shall have granted to the Agent for the benefit of the Purchasers a security interest in the Collateral (as defined below) to secure its obligations under the Additional Securities Purchase Agreement, the Bridge Notes and certain related documents and agreements as more fully set forth below.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged, agree as follows:

1.              DEFINITIONS.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Securities Purchase Agreements (provided however, that in the event of a conflict, the respective definition in the Existing Securities Purchase Agreement shall apply) or the Uniform Commercial Code, as applicable.  The following terms shall have the following meanings:

“Collateral” shall mean:

(a)            all Investment Property, Securities Entitlements and General Intangibles respecting ownership and/or other equity interests in each Subsidiary of a Pledgor, but in any event shall include, include, without limitation, the shares of capital stock and other securities of, or issued by, any of the entities listed on Schedule I hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock of and/or other equity interests of any Subsidiary of a Pledgor obtained in the future by a Pledgor or in which a Pledgor shall have any rights, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the “Pledged Securities”) and all rights of a Pledgor to receive monies due and to become due pursuant thereto and all other rights related to the Pledged Securities (all the foregoing being referred to herein as “Pledged Interests”);

(b)            all rights under the Organizational Documents of any Subsidiary of a Pledgor and all other agreements related to the Pledged Securities, as such documents and agreements may be amended, modified, supplemented and/or restated from time to time, and all rights of the Pledgors to receive monies due and to become due pursuant thereto;

(c)            all other property which may be delivered to and held by the Agent pursuant to the terms hereof of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and

(d)            all Proceeds of the Pledged Securities and Pledged Interests and of such other property, including, without limitation, all dividends, interest, cash, notes, securities, equity interests or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any of or all such Pledged Securities, Pledged Interests or other property.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Internal Revenue Code.

“Event of Default” has the meaning given to such term in the Notes.

“Law” shall mean all common law and all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and order of courts or governmental authorities and all orders and decrees of all courts and arbitrators.

“Necessary Endorsement” shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent may reasonably request.

“Organizational Documents” shall mean, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“Proceeds” shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not the Agent is named as the loss payee thereof), indemnity, warranty or guaranty payable to a Pledgor or the Agent from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever, cash and non-cash) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, (e) any dividends or other distributions associated with the Collateral, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” shall mean, collectively, the following obligations of the Grantors, whether now existing or hereafter incurred:

f.            (i) the payment by the Borrower, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreements, the Notes, and the other Transaction Documents, including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any bankruptcy, reorganization or similar proceeding (an “Insolvency Proceeding”) involving any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Securities Purchase Agreements or any of the Transaction Documents; and

g.           the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Purchasers under the Notes, for so long as they are outstanding.

“Uniform Commercial Code” shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the State of New York or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the State of New York, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense.  Accordingly if there are, from time to time, proposed changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling.  Similarly, the term “but in any event shall include” shall be construed to mean that each specifically enumerated item is included in the defined category whether or not it would otherwise be so included.  For example, where the phrase “as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . . .” is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

2.              CREATION OF SECURITY INTEREST.

2.1           Grant of Security Interest.  As security for the payment and performance in full of the Secured Obligations, each Pledgor hereby hypothecates, pledges, assigns, sets over and delivers unto the Agent, and grants to the Agent, for the benefit of the Agent and the Purchasers, a continuing first priority security interest in all its right, title and interest in, to and under the Collateral, to have and to hold the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto; subject, however, to the terms, covenants and conditions hereinafter set forth.

2.2.           Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 hereof attach to any of the outstanding capital stock or other securities of, or issued by, a Controlled Foreign Corporation in excess of 66% of the voting power of all classes of capital stock or other securities of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock or other securities in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Pledgor shall attach to, such greater percentage of capital stock or other securities of each Controlled Foreign Corporation.

3.              DELIVERY OF COLLATERAL.

3.1           At Time of Execution of Agreement.  Contemporaneously with the execution of this Agreement or, in any event, prior to the Closing Date, the Pledgors shall deliver or cause to be delivered to the Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, (b) any and all certificates and other instruments or documents representing any of the other Collateral and (c) all other property comprising part of the Collateral, in each case along with the Necessary Endorsements.  The Pledgors are, contemporaneously with the execution hereof, delivering to the Agent, or have previously delivered to the Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

3.2           Subsequent Delivery of Collateral.  If any Pledgor shall become entitled to receive or shall receive any securities or other property in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Pledgor agrees to deliver to the Agent such securities or other property, including, without limitation, shares of Pledged Securities or instruments representing Pledged Interests acquired after the Closing Date, or any options, warrants, rights or other similar property or certificates representing a stock dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Pledgor or any Subsidiary of the Pledgor but excluding dividends and interest permitted to be retained by the Pledgor under Section 5 hereof:

(a)            to accept the same as the agent of the Purchasers;

(b)            to hold the same in trust on behalf of and for the benefit of the Purchasers; and

(c)            to deliver any and all certificates or instruments evidencing the same to the Agent on or before the close of business on the fifth (5th) Business Day following the receipt thereof by such Pledgor, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Agreement, as additional Collateral.

4.              REPRESENTATIONS AND WARRANTIES OF PLEDGOR.

4.1            Representations and Warranties.  Each Pledgor represents and warrants that each representation and warranty set forth in the Transaction Documents that relates to or refers to the Pledgor or the Collateral (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and is true and correct on and as of the date hereof.  Without limiting the generality of the foregoing, each Pledgor further represents and warrants that:

(a)            The Pledged Securities are not subject to any Organizational Document, statutory, contractual or other restriction governing their issuance, transfer, ownership or control which restriction would limit the effectiveness or enforceability of the pledge and security interest created under this Agreement.

(b)            The capital stock and other equity interests listed on Schedule I hereto represent all of the capital stock and other equity interests of the Subsidiaries of the Pledgors held by the Pledgors in any Subsidiary of the Pledgors.

(c)            The jurisdiction of formation and the chief executive office of the Pledgors and the other offices or places of business of the Pledgors or any offices where records concerning the Collateral are kept are set forth on Schedule II hereto.  No Pledgor is known by any other name except the name appearing on the signature page hereof.

(d)            Each Pledgor has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by Law or by its Organizational Documents) to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the authorized, valid and legally binding obligations of each Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e)            All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Pledgors are the legal and beneficial owners of the Pledged Securities as reflected on Schedule I, free and clear of any Lien except for the security interests created by this Agreement.

(f)             The pledge of the Pledged Securities pursuant to this Agreement and the filing of the necessary financing statements (which filings have been duly made or will be made substantially simultaneously with the execution of this Agreement) create a valid and perfected first priority security interest in the Collateral securing payment of the Secured Obligations.

(g)            The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral by their express terms do not provide that they are securities governed by Article 8 of the Uniform Commercial Code and are not held in a securities account or by any financial intermediary.

4.2            Survival of Representations and Warranties.  All the foregoing representations and warranties (including, without limitation, those incorporated by reference) shall survive the execution and delivery of this Agreement and shall continue until this Agreement is terminated as provided herein and shall not be affected or waived by any inspection or examination made by or on behalf of the Agent or any Purchaser.

5.              VOTING; DIVIDENDS.

5.1           Rights Prior To Default.  Other than during the existence of an Event of Default:

(a)            each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Transaction Documents.

(b)            Subject to and limited by the provisions set forth in the Securities Purchase Agreements and the other Transaction Documents, each Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments paid in respect of the Collateral, provided, however, that any and all:

(i)             dividends or other payments paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral;

(ii)            dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

(iii)           cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or exchange for, any Collateral, except as specifically permitted by the Securities Purchase Agreements, shall forthwith be delivered to the Agent to hold as Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Agent on behalf of the Purchasers, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

The Agent shall execute and deliver to the Pledgors all such proxies and other instruments as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the voting and other rights which they are entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which they are authorized to receive and retain pursuant to paragraph (ii) above.

5.2            Rights Upon Redemption Event.  Upon the occurrence of any event pursuant to which the Pledgor may be entitled to receive payment in exchange for the Pledged Securities pursuant to redemption rights, a put option or otherwise,

(a)            Any funds payable to holders of the applicable Pledged Securities (a “Redemption Payment”) shall be paid over to the Agent to be held as additional Collateral or, at the option of the Agent, applied against the Secured Obligations; and

(b)            If a Pledgor for any reason receives all or any portion of a Redemption Payment, such Pledgor shall receive it in trust for the benefit of the Purchasers, shall segregate it from other funds of the holder, and shall pay it over to the Agent to be held as additional Collateral or, at the option of the Agent, applied against the Secured Obligations.

5.3           Rights After a Default.  Upon the occurrence and during the continuation of an Event of Default and as more fully set forth in Section 10 below:

(a)            Subject to Section 11 below, (i) upon notice to a Pledgor by the Agent, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 5.1 above and (ii) all rights of such Pledgor to receive the dividends, interest and other payments which it would otherwise be authorized to receive and retain pursuant to subsection 5.1 above shall cease, and all such rights shall thereupon become vested in the Agent who shall have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other payments.

(b)            All dividends, interest and other payments which are received by a Pledgor contrary to the provisions of paragraph (a) of this subsection 5.3 shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

5.4            Liability of Agent and of the Purchasers.  Nothing in this Agreement shall be construed to subject the Agent or any Purchaser to liability as a partner in any Subsidiary of the Pledgor that is a partnership or as a member in any Subsidiary of the Pledgor that is a limited liability company, nor shall the Agent or any Purchaser be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of such a Subsidiary or otherwise, unless and until the Agent exercises its right to be substituted for the Pledgor as a partner or member, as applicable, pursuant hereto.

6.              COVENANTS OF PLEDGOR.

6.1           Transaction Documents; Voting; Sales.  Each of the covenants and agreements which is set forth or incorporated in the Transaction Documents and which is applicable to a Pledgor or the Collateral subject hereto (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and each Pledgor agrees to perform and abide by each such covenant and agreement.  Without limiting the generality of the foregoing and in furtherance thereof, each Pledgor shall vote the Pledged Securities to comply with the covenants and agreements set forth in the Transaction Documents.  Without limiting the generality of the foregoing, no Pledgor shall sell or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in connection with a sale or other disposition permitted under the provisions of the Securities Purchase Agreements or the other Transaction Documents.

6.2           Proceeds of Collateral Disposition.  During the continuance of an Event of Default, at the Agent’s request, each Pledgor having Pledged Securities shall establish and maintain at all times a trust account with the Agent, and all Proceeds not required to pay down the Secured Obligations in accordance with the Transaction Documents, before or after an Event of Default, shall be deposited directly and immediately into such account.  The Pledgors shall be responsible for all costs and fees arising with respect to such account at the standard rates.  The Pledgors expressly and irrevocably authorizes and consents to the ability of the Agent to charge such trust account, in its sole discretion, and recover from the funds on deposit therein, from time to time and at any time, and apply those funds against any and all Secured Obligations.

6.3           Notice of Changes in Representations.  A Pledgor shall notify the Agent in advance of any event or condition which would cause any representation and warranty set forth in Section 4.1 above to fail to be true, correct and complete.

6.4           Defense of Title.  Each Pledgor shall defend its and the Agent’s respective title and interest in and to the Collateral against all Liens except Permitted Liens.

7.              FURTHER ASSURANCES.

Each Pledgor agrees that at any time and from time to time, at the expense of the Pledgors and their Subsidiaries, the Pledgors will, and will cause their Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

8.              AGENT APPOINTED ATTORNEY-IN-FACT; MAY PERFORM CERTAIN DUTIES.

8.1           Appointment as Attorney-in-fact.  Effective upon the occurrence of an Event of Default, and so long as such Event of Default is continuing, each Pledgor hereby appoints the Agent as its true and lawful agent, proxy and attorney-in-fact for the purpose of carrying out this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable  to accomplish the purposes hereof including, without limitation, the execution on behalf of such Pledgor of any financing or continuation statement with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to such Pledgor in respect of, arising out of, or relating to any or all of the Collateral. This power shall be valid until the termination of the security interests created hereunder, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding.  This appointment is irrevocable and coupled with an interest and any proxies heretofore given by a Pledgor to any other Person are revoked.  The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents to which each Pledgor or any Subsidiary of a Pledgor is subject or to which any is a party.

8.2           Filing of Financing Statements and Preservation of Interests.  Each Pledgor hereby authorizes the Agent, and appoints the Agent as its attorney-in-fact, to file in such office or offices as the Agent deems necessary or desirable such financing and continuation statements and amendments and supplements thereto (or similar documents required by any laws of any applicable jurisdiction), and such other documents as the Agent may require to perfect, preserve and protect the security interests granted herein all without signature (except to the extent such signature is required under the laws of any applicable jurisdiction) and ratifies all such actions taken by the Agent.

8.3           Registration of Securities.  Each Pledgor and each Subsidiary of a Pledgor shall register the pledge of the shares included in the Collateral in the name of the Agent on the books of such Pledgor or such Subsidiary.  Upon the occurrence of an Event of Default, each Pledgor and each Subsidiary of a Pledgor shall at the direction of the Agent register the shares included in the Collateral in the name of the Agent on the books of such Pledgor and such Pledgor’s Subsidiaries.

8.4           Performance of Pledgor’s Duties.  In furtherance, and not by way of limitation, of the foregoing subsections 8.1 and 8.2, if (at any time either before or after the occurrence of an Event of Default) a Pledgor fails to perform any agreement contained herein, the Agent may (but under no circumstance is obligated to) perform such agreement and any expenses incurred shall be payable by such Pledgor and its Subsidiaries; provided, however, that nothing herein shall be deemed to relieve a Pledgor from fulfilling any of its obligations hereunder.

8.5           Acts May Be Performed By Agents and Employees.  Any act of the Agent to be performed pursuant to this Section 8 or elsewhere in this Agreement may be performed by agents or employees of the Agent.

9.              STANDARD OF CARE.

9.1           In General.  No act or omission of any Purchaser (or agent or employee of any of the foregoing) shall give rise to any defense, counterclaim or offset in favor of the Pledgors or any claim or action against any such Purchaser (or agent or employee thereof), in the absence of gross negligence or willful misconduct of such Purchaser (or agent or employee thereof) as determined in a final, nonappealable judgment of a court of competent jurisdiction.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to other collateral it holds, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of its gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

9.2           Reliance on Advice of Counsel.  In taking any action under this Agreement, the Agent shall be entitled to rely upon the advice of counsel of the Agent’s choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

9.3           No Obligation To Act.  The Agent shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders and such instructions shall be binding upon all the Purchasers; provided, however, that the Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Agent, it shall have been provided indemnity from the Borrower satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction.  No provisions of this Agreement or any Security Document shall otherwise be construed to require the Agent to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder or under the Securities Purchase Agreements.  No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Agent in such jurisdiction or impose a tax on the Agent by reason thereof.

9.4           Action by Agent.  Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Agent shall have no obligation to take any actions under the Security Documents.

10.           DEFAULT.

10.1          Certain Rights Upon Default.  In addition to any other rights accorded to the Agent and the Purchasers hereunder, upon the occurrence and during the continuation of an Event of Default:

(a)            The Agent shall be entitled to receive any interest, cash dividends or other payments on the Collateral and, at the Agent’s option, to exercise in the Agent’s discretion all voting rights pertaining thereto as more fully set forth in Section 5 above.  Without limiting the generality of the foregoing, the Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Pledgors or any Subsidiary of a Pledgor.

(b)            Each Pledgor and each Subsidiary of a Pledgor shall take any action necessary or required or requested by the Agent in order to allow it fully to enforce the security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.

(c)            The Agent shall have all of the rights of a Purchaser under the Uniform Commercial Code and any other applicable law including the right to sell on such terms as it may deem appropriate any or all of the Collateral at one or more public or private sales upon at least five (5) Business Days written notice to the Pledgors of the time and place of any public sale and of the date on which the Collateral will first be offered for sale in the case of any private sale.  The Agent shall have the right to bid thereat or purchase any part or all the Collateral in its own or a nominee’s name.  The Agent shall have the right to apply the proceeds of the sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith including reasonable attorneys’ fees and allocated costs of attorneys who are employees of the Agent), to the payment of the Secured Obligations, and to pay any remaining proceeds to the applicable Pledgor or its successors or assigns or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice to or consent of such Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines.  Each Pledgor hereby acknowledges and agrees that the notice provided for above is reasonable and expressly waives any rights it may have of equity of redemption, stay or appraisal with respect to the Collateral.

(d)            For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement, and the applicable Pledgor shall not be entitled to the return of the Collateral or any portion thereof, notwithstanding the fact that after the Agent shall have entered into such an agreement, any and all Events of Default shall have been remedied and the Obligations paid in full.

(e)            The Agent shall have the right, with full power of substitution either in the Agent’s name or the name of any Pledgor, to ask for, demand, sue, collect and receive any and all moneys due or to become due under and by virtue of the Collateral and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, provided, however, that nothing herein shall be construed as requiring the Agent to take any action, including, without limitation, requiring or obligating the Agent to make any inquiry as to the nature or sufficiency of any payment received, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

(f)             The Agent shall be entitled to the appointment of a receiver or trustee for all or any part of the businesses of a Pledgor or a Subsidiary of a Pledgor, which receiver shall have such powers as may be conferred by law or the appointing authority.

10.2          Agent May Exercise Less Than All Rights.  Each Pledgor hereby acknowledges and agrees that the Agent is not required to exercise all remedies and rights available to it equally with respect to all of the Collateral, and the Agent may select less than all of the Collateral with respect to which the remedies as determined by the Agent may be exercised.

10.3          Duties of Pledgors and Subsidiaries of the Pledgors With Respect to Transferee.  In the event that, upon an occurrence of an Event of Default, the Agent shall sell all or any of the Collateral to another party or parties (herein called “Transferee”) or shall purchase or retain all or any of the Collateral, each Pledgor and each Subsidiary of such Pledgor shall:

(a)            Deliver to the Agent or Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of such Pledgor and each Subsidiary of such Pledgor;

(b)            Use its best efforts to obtain resignations of the persons then serving as officers and directors of such Pledgor and each Subsidiary of such Pledgor, if so requested; and

(c)            Use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by the Agent and allow the Transferee or the Agent to continue the business of the issuer.

11.            SECURITIES LAW PROVISION.

Each Pledgor recognizes that the Agent may be limited in its ability to effect a sale to the public of all or part of the Collateral by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor agrees that sales so made may be at prices and on terms less favorable than if the Collateral were sold to the public, and that the Agent has no obligation to delay the sale of any Collateral for the period of time necessary to register the Collateral for sale to the public under the Securities Laws.  Each Pledgor and each Subsidiary thereof shall cooperate with the Agent in its attempts to satisfy any requirements under the Securities Laws (including without limitation registration thereunder if requested by the Agent) applicable to the sale of the Collateral by the Agent.

12.            SECURITY INTEREST ABSOLUTE; WAIVERS BY PLEDGORS.

12.1          Absolute Nature of Security Interest.  All rights of the Agent hereunder, the grant of the security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any of the terms of the Transaction Documents or any other instrument or document relating hereto or thereto, (b) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of any terms related thereto, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of any guaranty, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Pledgor or any other Person in respect of the Secured Obligations or in respect of this Agreement or any other Transaction Document or any obligations hereunder or thereunder.

12.2          No Duty To Marshal Assets.  The Agent shall have no obligation to marshal any assets in favor of the Pledgors or any other Person or against or in payment of any or all of the Obligations.

12.3         Waiver with Right of Subrogation, Etc.  The Pledgors acknowledge that until all the Obligations shall have been indefeasibly paid in full, the Pledgors shall have no right (and hereby waive any such right) of subrogation, reimbursement, or indemnity whatsoever, in respect of any Pledgor and any Subsidiary of a Pledgor, arising out of remedies exercised by the Agent hereunder.

12.4         Compliance with Organizational Documents.  To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner, member, shareholder or other equity owner, as applicable, of any Subsidiary of a Pledgor or compliance with any provisions of the Organizational Documents of any Subsidiary of such Pledgor, such Pledgor hereby grants such consent and approval and waive any such noncompliance with the terms of said documents.

12.5         Waivers.  Each Pledgor hereby waives notice of acceptance of this Agreement.  Each Pledgor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which such Pledgor might otherwise be entitled, except as otherwise expressly provided in this Agreement or any of the other Transaction Documents.  Each Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or any other Transaction Document; and each Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or in any other Transaction Document delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

12.6         Acknowledgment Regarding Waivers.   EACH PLEDGOR’S WAIVERS UNDER THIS SECTION 12 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH PLEDGOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

13.            NON-WAIVER AND NON-EXCLUSIVE REMEDIES.

13.1          Non-Exclusive Remedies.  No remedy or right herein conferred upon, or reserved to the Agent is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other Transaction Document or under law.

13.2          Delay and Non-Waiver.  No delay or omission by the Agent to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

14.            NO IMPLIED WAIVERS.  No failure or delay on the part of the Agent in exercising any right, power or privilege under this Agreement or the other Transaction Documents and no course of dealing between a Pledgor, on the one hand, and the Agent or the Purchasers, on the other hand, shall operate as a waiver of any such right, power or privilege.  No single or partial exercise of any right, power or privilege under this Agreement or the other Transaction Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege.  The rights and remedies expressly provided in this Agreement and the other Transaction Documents are cumulative and not exclusive of any rights or remedies which the Agent or the Purchasers would otherwise have.  No notice to or demand on the Pledgors in any case shall entitle the Pledgors to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Agent or the Purchasers to take any other or further action in any circumstances without notice or demand.  Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

15.            EFFECT OF PLEDGE ON CERTAIN SHAREHOLDER RIGHTS.

If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of their class, designation, preference or rights) or other instruments that may be converted into voting equity ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements of the issuer or any Pledgor to the contrary.

16.            CONTINUING SECURITY INTEREST; HEIRS AND ASSIGNS.

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until terminated pursuant to Section 16 below, (b) be binding upon each Pledgor, its successors and assigns and (c) inure to the benefit of the Agent, the Purchasers and their respective successors, transferees and assigns provided, however, that no Pledgor shall be permitted to transfer any of its obligations hereunder except as otherwise permitted by the Securities Purchase Agreements.

17.            TERMINATION OF AGREEMENT; RELEASE OF COLLATERAL.

17.1         Termination of Agreement.  At such time as all the Secured Obligations in respect of the Notes have been indefeasibly paid in full (including the conversion in full of the Notes), then this Agreement shall terminate and the Collateral shall be released pursuant to subsection 17.2.

17.2         Duties of Agent With Respect To Release of Collateral.  When this Agreement terminates pursuant to subsection 17.1 above, the Agent shall reassign and deliver to the Pledgors, or to such Person or Persons as the Pledgors shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Pledgors.

17.3         Release of Certain Collateral.  Effective upon the closing of a sale or other disposition of any Collateral and the application of proceeds in conformity with the provisions of the Securities Purchase Agreements, and receipt by the Agent of a certification to such effect from an authorized officer of the Borrower, the security interest in the assets which are the subject of the sale or other disposition (the “Sold Collateral”) shall terminate.  The Agent shall thereupon reassign and deliver to the applicable Pledgors, or to such Person as such Pledgors shall designate, against receipt, the Sold Collateral, together with appropriate instruments or reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of such Pledgors.

18.            PAYMENT OF COSTS AND EXPENSES; INDEMNITIES.  Without limiting any other cost reimbursement or expense reimbursement provisions in the Transaction Documents,

18.1          Payment of Costs and Expenses.  Upon demand, the Pledgors shall pay to the Agent the amount of any and all reasonable expenses incurred by the Agent and the Purchasers hereunder or in connection herewith, including, without limitation, reasonable fees of counsel to the Agent and the Purchasers and those other expenses that may be incurred in connection with (a) the administration of this Agreement (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Agent or the Purchasers hereunder or (d) the failure of the Pledgors to perform or observe any of the provisions hereof.

18.2          Fees.  Each Pledgor shall, upon demand, pay to the Agent such reasonable fees (in addition to its expenses) for its services as the Agent as may be agreed upon from time to time between the Agent and the Pledgors.

18.3          Indemnification.  Each Pledgor shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction.

18.4          Taxes.  Each Pledgor shall pay to the Agent, upon demand, the amount of any taxes which the Agent may have been required to pay by reason of the security interests established pursuant to this Agreement (including any applicable transfer taxes).

18.5          Additional Obligations.  Any amounts payable pursuant to this Section 18 shall be additional Secured Obligations secured hereby.

19.            MISCELLANEOUS PROVISIONS.

19.1          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

19.2          Specific Performance.  Each Pledgor hereby authorizes the Agent and the Purchasers to demand specific performance of this Agreement at any time when a Pledgor shall have failed to comply with any provision hereof, and each Pledgor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.

19.3          Successors and Assigns.  Except as otherwise provided in the Securities Purchase Agreements, the Agent may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of the Pledgors and without prior notice.  No Pledgor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent or as expressly provided in the Securities Purchase Agreements.  The rights and privileges of the Agent and the Purchasers under this Agreement shall inure to the benefit of their respective successors, assigns and participants.  All promises, covenants and agreements of each Pledgor contained in this Agreement shall be binding upon personal representatives, heirs, successors and assigns of such Person.  Notwithstanding the foregoing, if there is any assignment of any obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of a Pledgor shall bind the successors and assigns of such Pledgor, jointly and severally (if applicable), together with the pre-existing Pledgor whether or not such new Pledgor shall execute a joinder to this Agreement.

19.4          Amendments and Waivers.  This Agreement represents the entire agreement between the parties with respect to the transactions contemplated herein and, except as expressly provided herein, shall not be affected by reference to any other documents.  The Purchasers holding 75% of the total outstanding principal balance of the Notes (the “Required Holders”) shall have the right to direct the Agent, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Agent; provided, however, that (i) no such direction shall require the Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Agent) is intended to benefit the Agent, (ii) the Agent shall have the right to decline to follow any such direction if the Agent shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto.  The Agent may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Agent's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.

19.5          Notices and Communications.  Any notice contemplated herein or required or permitted to be given hereunder shall be made in the manner set forth in the Securities Purchase Agreements and delivered at the addresses set forth on the signature pages to this Agreement, or to such other address as any party hereto may have last specified by written notice to the other party or parties.

19.6          Headings; Counterparts.  Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.  Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of such signature page.

19.7          Severability.  Every provision of this Agreement is intended to be severable.  If any of the provisions or terms of this Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Agreement shall be construed as if such invalid or unenforceable term had never been contained herein.  Any such invalidity or unenforceability of any term or provision in this Agreement in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.

19.8          Relationship with Securities Purchase Agreements.  To the extent that any provision of this Agreement is inconsistent with any provision of the Securities Purchase Agreements, the terms of the Securities Purchase Agreements shall control.

19.9          Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.  For the purpose of any action that may be brought in connection with this Agreement, each Pledgor hereby consents to the jurisdiction and venue of the courts of the State of New York or of any federal court located in such state and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to such Pledgor at the address provided for in Section 19.5 (Notices and Communications).  Service so made shall be deemed to be completed upon actual receipt at the address specified in said section.  Each Pledgor waives the right to contest the jurisdiction and venue of the courts located in the county of New York, State of New York on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the county of New York, State of New York, or (b) any Purchaser other than in a state within the United States designated by such Purchaser.  The provisions of this Section shall not limit or otherwise affect the right of the Agent or any Purchaser to institute and conduct an action in any other appropriate manner, jurisdiction or court.

NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM.  NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.  EACH PARTY TO THIS AGREEMENT (a) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective authorized officers on the date first above written.

PLEDGOR:

NESTOR, INC.

By:
Name:
Title:

Notice Information
42 Oriental Street
Providence, RI 02908
		Phone No.:	401-274-5658x738
Fax No. 401-274-5707
		Attention:	Brian R. Haskell, Esq.

PLEDGOR:

NESTOR TRAFFIC SYSTEMS, INC.
By:
Name:
Title:

Notice Information
42 Oriental Street
Providence, RI 02908
		Phone No.:	401-274-5658x738
Fax No. 401-274-5707
		Attention:	Brian R. Haskell, Esq.

PLEDGOR:

CROSSINGGUARD, INC.
By:
Name:
Title:

Notice Information
42 Oriental Street
Providence, RI 02908
		Phone No.:	401-274-5658x738
Fax No. 401-274-5707
		Attention:	Brian R. Haskell, Esq.

[Signature Page to Amended and Restated Borrower/Subsidiary Pledge Agreement]

PLEDGOR:

NESTOR INTERACTIVE, INC.

By:
Name:
Title:

Notice Information
42 Oriental Street
Providence, RI 02908
	Phone No.:	401-274-5658x738
Fax No. 401-274-5707
	Attention:	Brian R. Haskell, Esq.

[Signature Page to Amended and Restated Borrower/Subsidiary Pledge Agreement]

AGENT:

U.S. BANK NATIONAL ASSOCIATION in its capacity as Agent

By:
Name:
Title:

Notice Information

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Telephone: (860) 241-6859
Facsimile: (860) 241-6881
Attention: Arthur Blakeslee

[Signature Page to Amended and Restated Borrower/Subsidiary Pledge Agreement]

Schedule I

Pledged Securities

Schedule II

Locations of Pledgors

EXHIBIT E

FORM OF
AMENDED AND RESTATED SECURITY AGREEMENT -- TRADEMARKS,
PATENTS AND COPYRIGHTS

THIS AMENDED AND RESTATED SECURITY AGREEMENT -- TRADEMARKS, PATENTS AND COPYRIGHTS (this "Amended and Restated IP Security Agreement") is made as of October ___, 2008, between Nestor, Inc., a Delaware corporation (the “Company”), and the Secured Party (as defined below).  As used herein, "Secured Party" means U.S. Bank National Association, in its capacity as Collateral Agent for the benefit of the Purchasers (as defined below), together with its successors and assigns in such capacity.

WHEREAS, the Company has adopted and is using the trademarks, trade names and designs listed in Schedule A annexed to this Amended and Restated IP Security Agreement and made a part hereof; and

WHEREAS, the Company has informed the Secured Party that it owns the patents, patent applications and copyrights listed in Schedule A hereto; and

WHEREAS, pursuant to a Securities Purchase Agreement dated as of May 24, 2006 (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the "Existing Securities Purchase Agreement") by and among the Company, the Secured Party and the purchasers identified therein (collectively, the “Existing Purchasers”), the Existing Purchasers have agreed to purchase from the Company certain of its senior secured convertible notes (individually, an “Existing Note” and collectively, the “Existing Notes”) in the aggregate amount and on the terms and conditions set forth in the Existing Securities Purchase Agreement substantially in the form attached hereto as Exhibit 1 and dated as of the date hereof; and

WHEREAS, pursuant to a Securities Purchase Agreement dated as of October ___, 2008 (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the "Additional Securities Purchase Agreement") by and among the Company, the Secured Party and the purchasers identified therein (collectively, the “Additional Purchasers” and together with the Existing Purchasers, collectively, the “Purchasers”), the Additional Purchasers have agreed to purchase from the Company a senior secured promissory note (a “Bridge Note” and together with the Existing Notes, the “Notes”) in the aggregate amount and on the terms and conditions set forth in the Additional Securities Purchase Agreement substantially in the form attached hereto as Exhibit 2 and dated as of the date hereof; and

WHEREAS, as a condition to the Purchasers' purchase from the Company of any of the aforementioned Notes, the Purchasers require the execution and delivery of this Amended and Restated IP Security Agreement by the Company.

Accordingly, the Company and the Secured Party, intending to be legally bound hereby, agree that, as security for the full and timely payment of the obligations under the Notes and the performance of the obligations of the Company under the Notes and this Amended and Restated IP Security Agreement (collectively, the “Obligations”), the Company hereby mortgages and pledges to the Secured Party and assigns and grants to the Secured Party a lien and security interest in, all its right, title and interest in and to all of the following:

(A)           (i) each of the trademarks, trade names and designs described in Schedule A to this Amended and Restated IP Security Agreement, and any other trademarks, trade names and designs that the Company may adopt and use, in the United States or foreign countries, in connection with its business after the date of this Amended and Restated IP Security Agreement (collectively, the “Trademarks”), together with the good will of the business symbolized thereby; (ii) all registrations and pending trademark applications owned presently or obtained or filed hereafter, both in the United States and in foreign countries; (iii) all records of the Company relating to the distribution of products bearing the Trademarks; and (iv) any and all proceeds of the foregoing, including, without limitation, any royalties, claims for infringement and proceeds of sale or other disposition (collectively, the “Trademarks Collateral”); and

(B)           (i) each of the patents and patent applications, including the inventions disclosed or claimed therein, described in Schedule A to this Amended and Restated IP Security Agreement, and any other patents and patent applications and similar legal protection, both domestic and foreign, including all continuations, extensions, renewals, substitutes, divisions or reissues thereof, that the Company may acquire after the date of this Amended and Restated IP Security Agreement (collectively, the “Patents”); and (ii) any and all proceeds of the Patents, including, without limitation, any royalties, fees, claims for past, present and future infringement and proceeds of sale or other disposition (the “Proceeds” and, together with the Patents, the “Patents Collateral”); and

(C)           (i) all United States original works or authorship fixed in any tangible medium of expression, all right, title and interest therein and thereto, and all United States registrations and recordings thereof, including without limitation, applications, registrations, and recordings in the United States Copyright Office or in any similar office or agency in the United States, or any State thereof, all whether now owned or hereafter acquired by the Company, including, but not limited to, those described on Schedule A annexed hereto and made a part hereof; and (ii) all extensions and renewals thereof (collectively, the “Copyrights Collateral”); and

(D)           certain other intellectual property, which shall include, without limitation, all designs, concepts, discoveries, ideas, improvements, inventions, formulae, processes, techniques, works of authorship, mask works, data (whether or not patentable or registrable under copyright or similar statutes), object code, algorithms, blueprints, layouts, integrated circuit die or wafers, marks, microcode, programs, procedures, schematics, sketches, source code, specifications, strategies, subroutines, research, test results, hardware, software (as such term is defined in the Uniform Commercial Code as enacted in the State of Delaware (the “UCC”)), license rights, trade secrets and any material constituting a trade secret, methods, know-how, specifications, and customer lists, proprietary technology and any information relating thereto, regardless of any contrary interpretation of such term as now or hereafter used in the UCC; or which relates to or arises out of the use, function, development, improvement or any additions or modifications to the Patents Collateral, the Trademarks Collateral or the Copyrights Collateral (collectively, the “General Intangibles Collateral”) and pertains to the Company’s business enterprise.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             As security for the full and prompt payment and performance of all Obligations, the Company does hereby pledge to the Secured Party and assign and grant to the Secured Party a security interest in, all of the right, title and interest of the Company in and to all of the following, now owned or hereafter arising or acquired: (i) the Trademarks Collateral; (ii) the Patents Collateral; (iii) the Copyrights Collateral; (iv) any claims by the Company against third parties for infringement of the Trademarks, Patents or Copyrights; (v) the General Intangibles Collateral; and (vi) any and all products and proceeds of the foregoing (collectively, the “Intellectual Property Collateral”).

2.              The Company represents and warrants that it is the owner of its Intellectual Property Collateral and has the right and power to make the pledge and grant the security interest granted in this Amended and Restated IP Security Agreement; and that the Intellectual Property Collateral is free of all liens and encumbrances.  Further, the Company represents and warrants that the Intellectual Property Collateral constitutes all of the intellectual property owned by the Company.  The Company shall retain the full legal and equitable title to the Intellectual Property Collateral and, provided there exists no Event of Default (as defined in the Notes) under the Notes (or any of them) or hereunder, the Company shall have the right to use and register the Intellectual Property Collateral in the ordinary course of its business.  The Company agrees that it will not sell, transfer, assign or grant a lien or security interest in any of the Intellectual Property Collateral except as permitted hereunder.  At such time as all Obligations in respect of the Notes have been indefeasibly paid and performed in full (including the conversion in full of the Notes), this Amended and Restated IP Security Agreement shall terminate and be of no further force and effect and the Secured Party shall thereupon terminate its security interest in the Intellectual Property Collateral.  Until such time, however, this Amended and Restated IP Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

3.              (a)           The Company will take all reasonable steps required to maintain and defend full effect, title and right in and to keep in force (i) the Trademarks and registrations of the Trademarks in the United States Patent and Trademark Office, or any similar office, including, without limitation, filing of affidavits of use and incontestability and renewal applications, prosecution of trademark applications, and taking part in opposition, interference and cancellation proceedings; (ii) the Patents in the United States Patent and Trademark Office and foreign patent offices, or any similar office, including without limitation, prosecution of patent applications, payment of maintenance fees and annuities; and (iii) the Copyrights in the United States Copyright Office or any similar office.

(b)            The Company will perform all acts and execute any documents, including without limitation, assignments suitable for filing with the United States Patent and Trademark Office or the United States Copyright Office, and Uniform Commercial Code financing statements, reasonably requested of it by the Secured Party at any time to evidence, perfect and maintain the rights in the Intellectual Property Collateral granted to the Secured Party under this Amended and Restated IP Security Agreement.  The Company will promptly notify the Secured Party at the time the Company adopts for use in its business any trademarks, patents or registered copyrights not described on Schedule A to this Amended and Restated IP Security Agreement and files any applications to register a trademark or copyright, or files any patent applications.  To the extent permitted by law, the Company hereby authorizes the Secured Party to execute and file such assignments and financing statements (and/or similar documents) with respect to the Intellectual Property Collateral, or copies thereof or of this Amended and Restated IP Security Agreement, signed only by the Secured Party.

4.             Concurrently with the execution and delivery of this Amended and Restated IP Security Agreement, the Company is executing and delivering to the Secured Party two originals of a Special Power of Attorney, each in the form of Exhibit 3 to this Amended and Restated IP Security Agreement, for the Secured Party’s use in executing on behalf of the Company an Assignment for Security in the form of Exhibit 4 to this Amended and Restated IP Security Agreement, which Assignment for Security shall be suitable for recording in the United States Patent and Trademark Office and in the United States Copyright Office,  to provide Secured Party with access to the Patents or Trademarks (or any applications or registrations thereof), all in accordance with paragraph 3(b) of this Amended and Restated IP Security Agreement.  The Company hereby releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Secured Party under the powers of attorney granted therein other than gross negligence or willful misconduct of the Secured Party.

5.              If an Event of Default (as defined in the Notes) has occurred, then, in addition to all other rights and remedies of the Secured Party, whether under law, the Notes or otherwise, the Secured Party may, without notice to, or consent by, the Company, (a) grant itself a license to use the Patents, Trademarks and Copyrights, or any of them, without payment of any kind, until all inventories of finished goods produced for the Company are sold or consumed; (b) assign, sell or otherwise dispose of or use the Intellectual Property Collateral, or any of it, either with or without special or other conditions or stipulations, with power to buy the Intellectual Property Collateral or any part of it, and with power also to execute assurances, and to do all other acts and things for completing the assignment, sale or disposition which the Secured Party shall, in its sole discretion, deem appropriate or proper; and (c) in order to implement any such assignment, sale or other disposal of any of the Intellectual Property Collateral, pursuant to the authority granted in the Power of Attorney described in paragraph 4 of this Amended and Restated IP Security Agreement (such authority becoming effective on the occurrence of an Event of Default), execute and deliver on behalf of the Company, one or more instruments of assignment of the Patents, Trademarks or Copyrights (or any application or registration thereof), in a form suitable for filing, recording or registration in the United States Patent and Trademark Office or the United States Copyright Office.

6.              No failure or delay on the part of Secured Party in exercising any right, remedy, power or privilege under this Amended and Restated IP Security Agreement shall operate as a waiver thereof or of any other right, remedy, power or privilege of Secured Party under this Amended and Restated IP Security Agreement or the Notes, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges of the Secured Party under this Amended and Restated IP Security Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have.

 7.             The provisions of this Amended and Restated IP Security Agreement are intended to be severable.  If any provision of this Amended and Restated IP Security Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Amended and Restated IP Security Agreement in any jurisdiction.

8.              All notices, statements, requests and demands given to or made upon either party in accordance with the provisions of this Amended and Restated IP Security Agreement shall be deemed to have been given or made when given or made in accordance with any of the Notes.

9.              All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns.  This Amended and Restated IP Security Agreement shall bind all persons who become bound as a debtor to this Amended and Restated IP Security Agreement.  The Company shall not assign any of its interest under this Amended and Restated IP Security Agreement without the prior written consent of the Secured Party.  Any purported assignment inconsistent with this provision shall, at the option of the Secured Party, be null and void.

10.            The parties hereto consent to the exclusive jurisdiction and venue of the federal and state courts located in the Borough of Manhattan, State of New York in any action on, relating to or mentioning this Amended and Restated IP Security Agreement.

11.            This Amended and Restated IP Security Agreement shall be deemed to be a contract under the laws of the State of New York and the execution and delivery of this Amended and Restated IP Security Agreement and the terms and provisions of this Amended and Restated IP Security Agreement shall be governed by and construed in accordance with the laws of that State (without regard to its conflict of laws rules) and, to the extent applicable or governing, the laws of the United States of America; provided, however, that to the extent the UCC provides for the application of the law of another State for purposes of perfection and the effect of perfection of the security interest granted to the Secured Party hereunder, then the IP Agreement shall be governed by that State's law.

12.            This Amended and Restated IP Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

13.            This Amended and Restated IP Security Agreement or any provision hereof may be changed, waived or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced.

14.            The Company and the Secured Party request that the Commissioner of Patents and Trademarks, and the Register of Copyrights record this Amended and Restated IP Security Agreement with respect to the applicable Intellectual Property Collateral.
IN WITNESS WHEREOF, the parties have executed and delivered this Amended and Restated IP Security Agreement as of the day and year first above written.

The Company:

NESTOR, INC.

By:
Name:
Title:

Secured Party:

U.S. Bank National Association, in its capacity as Collateral Agent

By:
Name:
Title:

[Signature Page to Amended and Restated Security Agreement – Trademarks, Patents and Copyrights]

Schedule A

Exhibit 1

Form of Note Purchase Agreement

Exhibit 2

Form of Additional Note Purchase Agreement

Exhibit 3

Form of Special Power of Attorney

Exhibit 4

Form of Assignment for Security

EXHIBIT F

FORM OF
PAYMENT PRIORITY AND VOTING AGREEMENT

PAYMENT PRIORITY AND VOTING AGREEMENT, dated as of October __, 2008, (this ”Agreement”), by and between the holders of the Existing Notes (as defined below) (the “Existing Note Holders”) and the holders of the Bridge Notes (as defined below) (the “Bridge Note Holders” and together with the Existing Note Holders, the “Noteholders”), U.S. Bank National Association, as Collateral Agent for the Noteholders (in such capacity, the “Agent”), Nestor, Inc., a Delaware corporation (the “Company”), and each of its undersigned Subsidiaries (each, a “Guarantor” and collectively, the “Guarantors”).

W I T N E S S E T H:

WHEREAS, the Company is a party to a Securities Purchase Agreement, dated as of May 24, 2006 (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Existing Purchase Agreement”), together with each party listed as a “Purchaser” on the execution pages thereto, pursuant to which the Company sold, and such Purchasers purchased, the “Notes” (as defined in the Existing Purchase Agreement) to be issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Existing Notes”);

WHEREAS, the Company is a party to a Securities Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Bridge Purchase Agreement” and together with the Existing Purchase Agreement, the “Purchase Agreements”), together with each party listed as a “Purchaser” on the execution pages thereto, pursuant to which the Company shall sell, and such Purchasers shall purchase, subject to the conditions thereof, the “Notes” (as defined in the Bridge Purchase Agreement) to be issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Bridge Notes” and together with the Existing Notes, the “Notes”);

WHEREAS, each of the Guarantors have executed and delivered a Guaranty and Suretyship Agreement, dated as of the date hereof (as amended, restated, supplemented, replaced, modified or otherwise changed from time to time, the “Guaranty”) in favor of the Agent to guarantee the Company’s obligations under the Purchase Agreements, the Notes and the Transaction Documents (as defined below);

WHEREAS, the Company is party to an Amended and Restated Security Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Security Agreement” and together with any ancillary documents related thereto, collectively the “Security Documents”), granting the Agent on behalf of the Noteholders a first priority security interest in substantially all of its assets and properties securing the obligations under the Notes and other “Transaction Documents” (as defined in each of the Purchase Agreements) (collectively, the “Transaction Documents”);

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees, notwithstanding anything to the contrary contained in any of the Transaction Documents, as follows:

(28)          Certain Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

(a)            “Bridge Note Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing to the Agent or the Bridge Note Holders by (i) the Company evidenced by or arising under the Bridge Notes or (ii) any Guarantor under the Guaranty, in either case, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced (but excluding indemnity obligations under the Bridge Notes that are contingent and for which no claim has been asserted), whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, or whether arising after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

(b)            "Existing Note Obligations” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by owing to the Agent or the Existing Note Holders by (i) the Company evidenced by or arising under the Existing Notes or (ii) any Guarantor under the Guaranty, in either case, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

(c)            “Insolvency Proceeding” shall mean, as to any Person, any of the following:  (i) any case or proceeding with respect to such Person under the U.S. Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person or (ii) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any of its assets or (iii) any proceeding for liquidation, dissolution or other winding up of the business of such Person or (iv) any assignment for the benefit of creditors or any marshalling of assets of such Person.

(d)            “Note Obligations” shall mean collectively, the Bridge Note Obligations and the Existing Note Obligations.

(29)          Allocation of Payments. The parties hereto hereby agree that until the Bridge Note Obligations have been paid in full:

(a)            All payments (including any prepayments) by any Obligor of any Note Obligations shall be applied to pay Bridge Note Obligations until all Bridge Note Obligations are paid in full before any payments are applied to pay any Existing Note Obligations;

(b)            In the event of any dissolution, winding up, liquidation, arrangement or reorganization relating to any Obligor, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Obligor or otherwise, any payment or distribution of any kind (whether in cash, securities (other than Conversion Shares (as defined in the Existing Notes)) or other property) which otherwise would be payable or deliverable upon or with respect to the Existing Note Obligations shall be paid or delivered directly to the Bridge Note Holders for application (in the case of cash) to, or as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Bridge Note Obligations until the Bridge Note Obligations shall have been paid in full;

(c)            No Existing Note Holder will ask, demand, sue for, take or receive, directly or indirectly, from any Obligor, in cash or other property (excluding capitalized interest or paid-in-kind interest), by set-off, by realizing upon collateral or in any other manner, payment of, or security for, any or all of the Existing Note Obligations unless and until the Bridge Note Obligations shall have been paid in full;

(d)            No Obligor will make any payment in respect of any of the Existing Note Obligations, or take any other action, in contravention of the provisions of this Agreement; and

(e)            All payments or distributions upon or with respect to the Existing Note Obligations which are received by the Existing Note Holders (other than Conversion Shares) contrary to the provisions of this Agreement shall be received in trust for the benefit of the Bridge Note Holders, shall be segregated from other funds and property held by the Existing Note Holders and shall be forthwith paid over to the Bridge Note Holders in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of securities or other non-cash property) for the payment or prepayment of the Bridge Note Obligations until paid in full. If any amount received by the Bridge Note Holders is rescinded or returned for any reason, the payment priorities set forth in this Agreement shall be reinstated with respect thereto.

(30)          Voting.  The parties hereto hereby agree that prior to the payment in full of all Bridge Note Obligations:

(a)            For clarification purposes, “Required Holders” as such term is used in Article 9 of the Purchase Agreements shall mean Noteholders which hold in the aggregate, at least (i) 75% of the total outstanding principal balance of the Existing Notes and (ii) a majority of the total outstanding principal balance of the Bridge Notes; and

(b)            Notwithstanding anything to the contrary in Section 3(a) hereof or Article 9 of the Purchase Agreements, if Noteholders holding 51% or more of the total outstanding principal balance of the Bridge Notes direct the Collateral Agent to take any remedies following an Event of Default under the Bridge Notes (the “Enforcement Directions”), including without limitation any action (i) to foreclose on the security interest of the Agent in any of the Collateral, (ii)  to take possession of, sell or otherwise realize (judicially or non-judicially) upon any of the Collateral (including, without limitation, by setoff or notification of account debtors), and/or (iii) the commencement of any legal proceedings against or with respect to all or any of the Collateral to facilitate the actions described in (i) and (ii) above, the Existing Noteholders shall agree to vote in a consistent manner with the Enforcement Directions; provided that such Enforcement Directions are otherwise in accordance with the Security Documents and the other Transaction Documents.

(31)          Miscellaneous

(a)            This Agreement shall (i) be binding on the Existing Note Holders and the Obligors and their respective successors and assigns and (ii) inure, together with all rights and remedies of the Bridge Note Holders hereunder, to the benefit of the Bridge Note Holders and their respective successors, transferees and assigns.

(b)            So long as any of the Bridge Note Obligations shall remain outstanding, no Existing Note Holder will sell, assign, pledge, encumber or otherwise dispose of its Existing Notes unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement and such assignee, pledgee or grantee expressly acknowledges and accepts the terms of this Agreement.

(c)            Nothing in this Agreement shall in any way restrict any Existing Note Holder’s right to convert any Existing Note Obligations into Conversion Shares in accordance with the provisions of its Existing Notes.

(d)            The Bridge Note Holders are hereby authorized to demand specific performance of this Agreement at any time when any Existing Note Holder shall have failed to comply with any of the provisions of this Agreement applicable to the Existing Note Holders whether or not any Obligor shall have complied with any of the provisions hereof applicable to such Obligor, and any Existing Note Holders hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance. No failure on the part of the holders of the Bridge Note Holders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(e)            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)             This Agreement reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

(g)            No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(h)            Nothing contained in this Agreement shall amend, as between the Obligors, on the one hand and the Existing Note Holders, on the other hand, the obligations of any Obligor to pay to Existing Note Holders the principal thereof and prepayment premium, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms of the Existing Note or the Guaranty or prevent any Existing Note Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or under any Existing Note, subject to the rights of the Bridge Note Holders hereunder.

(i)             The Agent is made a party hereto solely for the purpose of acknowledging and giving effect to the agreements of the Noteholders contained herein.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

(j)           This Agreement shall be construed under and governed by the laws of the State of New York and may be executed in any number of counterparts and by different parties on separate counterparts.  Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally effective as delivery of a manually executed counterpart.

[EXISTING NOTE HOLDERS]

By:
Name:
Title:

[BRIDGE NOTE HOLDERS]

By:
Name:
Title:

NESTOR, INC.

By:
Name:
Title:

NESTOR TRAFFIC SYSTEMS, INC.

By:
Name:
Title:

CROSSINGGUARD, INC.

By:
Name:
Title:

NESTOR INTERACTIVE, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
in its capacity as Agent

By:
Name:
Title:

EXHIBIT G-1

FORM OF
WRITTEN CONSENT, WAIVER SUBORDINATION AND FORBEARANCE
AGREEMENT

This Written Consent, Waiver, Subordination and Forbearance Agreement (this “Agreement”), dated as of October ____, 2008, is entered into between Nestor, Inc., a Delaware corporation (the “Company”) and the undersigned holder (“Holder”) of the Company’s Amended and Restated 5% Senior Convertible Notes due May 25, 2009, as amended (each, a “Note” and collectively, the “Notes”) and shall be effective as of the Effective Date (as defined in section 7 below).  Capitalized terms not otherwise defined herein shall have the meanings as ascribed in the Note Agreement (as defined below).

Background

WHEREAS, Holder and other investors (collectively, the “Holders”) are parties to the Note Agreement dated November 5, 2004 by and among the Company and the Holders (the “Note Agreement”), pursuant to which the Company issued the Notes;

WHEREAS, on May 12, 2006, Holder and the other investors entered into that certain Consent and Waiver and Amendment to Note Agreement pursuant to which the Company and the Holders agreed to amend the Note Agreement and the Notes to, among other things, extend the maturity of the Notes until May 25, 2009 and redeem up to 50% of the outstanding principal balance of the Notes;

WHEREAS, there are currently outstanding Notes in the aggregate principal amount of $2.58 million;

WHEREAS, the Company is currently in default of certain covenants and provisions of the Notes and the Company’s 7% Senior Secured Convertible Notes, including without limitation the obligation to pay interest on the aforementioned notes;

WHEREAS, the Company now seeks to privately place (the “2008 Private Placement”) senior secured bridge notes in the principal face amount of $1,000 (which aggregate amount for all purchasers shall be $500,000) (the “Secured Bridge Notes”) as part of a larger restructuring of the Company in accordance with the terms of the term sheet attached hereto as Exhibit A (the “Term Sheet”);

WHEREAS, the Secured Bridge Notes will be senior obligations of the Company, secured by a first priority interest (the “Security Interest”) in substantially all assets of the Company and its subsidiaries;

WHEREAS, all payments of principal and interest on the Notes will be subordinate to payments of principal and interest on the Secured Bridge Notes and payments of principal and interest on the Notes will be tolled from the Effective Date until the earlier to occur of (i) the Exchange (as such term is defined in Term Sheet) or (ii) the six month anniversary of the Effective Date.

WHEREAS, under Sections 11(c), 8.4 and 8.5 of the Note Agreement, the 2008 Private Placement and the granting of the Security Interest would constitute an Event of Default under the Note Agreement absent the consent of Holders of 66-2/3% of the aggregate principal amount of the Notes currently outstanding (the “Requisite Holders”);

WHEREAS, under Section 15 of the Note Agreement, the Requisite Holders may consent to any change in or additions to the Note Agreement or any failure to comply with any covenant or condition set forth in the Note Agreement (subject to certain exceptions);

WHEREAS, in addition to the consent of the Requisite Holders to allow for the 2008 Private Placement and the grant of the Security Interest, the consummation of the 2008 Private Placement is conditioned upon the Company receiving an agreement from the Holders to waive any Event of Default by the Company under the Note Agreement that has occurred prior to the date of this Agreement, an agreement of the Holders not to declare an Event of Default during the Forbearance Period (as defined below) and an agreement of the Holders to forgo their rights to convert the Notes to Common Stock pursuant to Section 13 of the Note Agreement (the “Conversion Rights”) during the Forbearance Period.

NOW THEREFORE, the parties hereby agree as follows:

ARTICLE I
CONSENT

1.1           Consent to 2008 Private Placement. The Holders hereby consent to and approve the 2008 Private Placement, the issuance of the Secured Bridge Notes and the granting of the Security Interest.

1.2           Consent to Postponement of Interest Payment.  The Holders hereby consent to the postponement of the date fixed for any interest payments due during the Forbearance Period (as defined below) until the expiration of the Forbearance Period, provided that the amount of any interest which is so postponed shall be added to the principal of the Notes and accrue interest at the Interest Rate set forth in the Notes.

1.3          Consent to Exchange.  The Holders hereby consent to the Exchange (as such term is defined in the Term Sheet) upon the terms and conditions as set forth in the Term Sheet and agree to exchange their Notes for shares of Series C convertible preferred stock of the Company as contemplated by the Term Sheet and in connection therewith, to execute, acknowledge and deliver any and all documents, agreements, certificates and instruments necessary to effect the Exchange, and to take all such other actions as may be reasonably requested by the Company in connection with the Exchange.

ARTICLE II
SUBORDINATION

2.1           Subordination of Interest and Principal on Notes.  The Holders acknowledge and agree that all interest due and payable on the Notes shall be subordinate and subject in right of payment to the prior payment of interest when and as due under the Senior Bridge Notes.  The Holders further acknowledge and agree that all principal due and payable on the Notes shall be subordinate and subject in right of payment to the prior payment in full of all principal due under the Secured Bridge Notes.  Notwithstanding the foregoing, no payments of principal or interest on the Notes shall be made until the earlier to occur of (i) the Exchange Date or (ii) the later of (a) the Maturity Date of the Secured Bridge Notes or (b) the six month anniversary of the Effective Date (the “Forbearance Period”).

2.2           Payment Over of Proceeds Upon Dissolution, Etc.  Upon any distribution of assets of the Company or any of its subsidiaries in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, or (b) any liquidation, dissolution or other winding up of the Company or any of its subsidiaries, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of the Company or any of its subsidiaries, then and in any such event, the holders of the Senior Bridge Notes shall be entitled to receive payment in full of all amounts on or in respect of the Senior Bridge Notes before the Holders are entitled to receive any payment on account of the principal of or interest on the Notes, and to that end, the holders of the Senior Bridge Notes shall be entitled to receive, as their interests may appear, for application to the payment of the Senior Bridge Notes, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes owed by the Company or any of its subsidiaries in any such case, proceeding, dissolution, liquidation or other winding up event.

39

ARTICLE III
WAIVER AND FORBEARANCE

3.1           Waiver of Prohibitions on Additional Indebtedness and Granting of Security Interests.  In connection with the 2008 Private Placement, the undersigned hereby irrevocably waives (i) the Company’s obligations under Sections 8.4 and 8.5 of the Note Agreement and any breach thereof arising from the 2008 Private Placement and the Company’s granting of the Security Interest; and (ii) the Company’s failure to comply with its obligation under Section 13.4(c) of the Note Agreement to notify the Holders of the 2008 Private Placement at least five days prior to the closing thereof, in the manner described in said Section 13.4(c).

3.2           Waiver of Certain Events of Default.  The Holders hereby irrevocably waive any defaults arising as a result of the following events occurring prior to the Effective Date or continuing during the Forbearance Period, which, but for the waiver set forth in this Section 3.2 would constitute Events of Default by the Company under the Note Agreement: (i) the Company’s failure to pay interest when due up to the date hereof, (ii) any defaults by the Company under the Notes arising from any defaults or events of default under the Company’s 7% Senior Secured Convertible Notes which have been waived by the holders of such notes.  In addition, the Holders irrevocably waive any Event of Default by the Company under the Notes occurring due to the Company’s failure to pay interest on any interest payment date occurring during the Forbearance Period (as hereinafter defined).  The waivers effected pursuant to this Section 3.2 shall be effective as of the date of the occurrence of each such event specified in this Section 3.2.  Notwithstanding the foregoing, interest on the principal amount of the Notes shall continue to accrue at the interest rate provided under the Notes on any amounts not timely paid under the Notes at all times as though this Agreement were not in effect.

3.3           Forbearance on Exercise of Conversion Rights.  The Holders agree not to exercise the Conversion Rights at any time during the Forbearance Period.

3.4           Forbearance on Declaration of Event of Default.  If an Event of Default occurs under the Note Agreement on or following the Effective Date, then the Holders agree that during the Forbearance Period, the Holders will forbear the exercise of the Holders’ rights to declare the Notes immediately due and payable pursuant to Section 11 of the Note Agreement.  This is a forbearance and not a waiver.  The Holders hereby reserve the exercise of all of their rights and remedies with respect to any Event of Default described above after the expiration of the Forbearance Period.  Notwithstanding the foregoing, upon the occurrence of an Event of Default as specified in Section 11(d) of the Note Agreement regarding the filing of a petition in bankruptcy with respect to the Company, the forbearance granted by the Holders in this Section 3.4 shall terminate.  For purposes of clarification, interest on the principal amount of the Notes shall continue to accrue at the interest rate provided under the Notes on any amounts not timely paid under the Notes at all times as though this Agreement were not in effect.

40

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In connection with the agreements herein, the Holder hereby represents and warrants to the Company as follows:

(a)            the Holder is the lawful holder of the Note designated on the signature page hereto free and clear of all security interests, claims, liens, pledges, conditional sales contracts, attachments, judgments and encumbrances of every kind and nature, including restrictions, or rights of any third parties;

(b)            the Holder has the requisite power and authority to execute and deliver this Agreement, to perform the Holder’s obligations hereunder and to engage in the transactions contemplated hereby;

(c)            the Holder has taken all requisite action to make all the provisions of this Agreement the valid and enforceable obligations they purport to be; and

(d)            this Agreement constitutes the valid and binding obligation of the Holder, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

ARTICLE V
MISCELLANEOUS

5.1           Notes Otherwise Unaffected; Transaction Documents Unaffected. Except as provided in this Agreement, the execution and delivery of this Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or waiver of any non-compliance with the provisions of the Note Agreement, and the Note Agreement shall remain in full force and effect.

5.2           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.3           Successors and Assigns.  All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.4           Effectiveness.  This Agreement shall be effective as of the date of issuance of the Secured Bridge Notes in connection with the 2008 Private Placement (the “Effective Date”).

5.5           Counterparts.  This Agreement may be may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

5.6           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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5.7           Independent Nature of Holder’s Obligations and Rights.  The obligations of the undersigned Holder under this Agreement are several and not joint with the obligations of any other Holder, and Investor shall not be responsible in any way for the performance of the obligations of any other Holder under this Agreement.  Nothing contained herein or in this Agreement, and no action taken by the undersigned Holder pursuant hereto, shall be deemed to constitute the undersigned Holder and other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the undersigned Holder and other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Company and the undersigned Holder confirm that the undersigned Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The undersigned Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[Signatures appear on following page.]

42

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first provided above.

Principal Amount of Note:
U.S. $______________	(Signature of Holder)

(Print Name)

Denomination of Note
(Note Number indicated on face	(Address)
page of Note)
No._______

Social Security or other
Taxpayer Identification
Number, if any

NESTOR, INC.

By:
Name:
Title:

Exhibit A

Term Sheet

EXHIBIT G-2

FORM OF
WRITTEN CONSENT, WAIVER AND FORBEARANCE
AGREEMENT

This Written Consent, Waiver and Forbearance Agreement (this “Agreement”), dated as of September ____, 2008, by and among Nestor, Inc., a Delaware corporation with a headquarters address at 42 Oriental Street, Providence, Rhode Island 02908 (“Company”) and Investor that is a signatory to this Agreement (“Investor”).

Background

WHEREAS, on May 25, 2006, Investor and certain other investors (collectively, the “Holders”) purchased those certain Senior Secured Convertible Notes bearing interest at the initial rate of 7.0% per annum (subject to adjustment) (the “Notes”) in the original aggregate Principal amount of $28,550,000.00.

WHEREAS, on or about December 29, 2006, Company made payment to Holders of the aggregate amount of $5,710,000.00 in accordance with Holders' exercise of their right under Section 8(a) of the Notes to redeem up to 20.0% of the outstanding principal amount of the Notes (the “Redemption”).

WHEREAS, the aggregate principal amount currently outstanding under the Notes is $22,840,000.

WHEREAS, the Company is currently in default of certain covenants and provisions of the Notes and the Company’s 5% Senior Convertible Notes, including without limitation the obligation to pay interest on the aforementioned notes.

WHEREAS, the Company now seeks to privately place (the “2008 Private Placement”) senior secured bridge notes in the principal face amount of $1,000 (which aggregate amount for all purchasers shall be $500,000) (the “Secured Bridge Notes”) as part of a larger restructuring of the Company in accordance with the terms of the term sheet attached hereto as Exhibit A (the “Term Sheet”).

WHEREAS, the Secured Bridge Notes will be senior obligations of the Company, secured by a first priority interest (the “Security Interest”) in substantially all assets of the Company and its subsidiaries.

WHEREAS, the holders of the Notes and the Secured Bridge Notes shall enter into a Payment Priority and Voting Agreement (the “Priority Payment Agreement”), pursuant to which all payment obligations with respect to the Notes will be subordinate to all payment obligations due under the Secured Bridge Notes.

WHEREAS, under Sections 14(a), (b) and (c) of the Notes, the 2008 Private Placement and the granting of the Security Interest would constitute an Event of Default under the Notes absent the consent of Holders of 75% of the aggregate principal amount of the Notes currently outstanding (the “Required Holders”).

WHEREAS, under Section 16 of the Notes, the Required Holders may consent to any change in or additions to the Notes or any failure to comply with any covenant or condition set forth in the Notes (subject to certain exceptions).

WHEREAS, in addition to the consent of the Required Holders to allow for the 2008 Private Placement and the grant of the Security Interest, the consummation of the 2008 Private Placement is conditioned upon the Company receiving an agreement from the Holders to waive any Event of Default by the Company under the Notes that has occurred prior to the date of this Agreement, an agreement of the Holders not to declare an Event of Default during the Forbearance Period (as defined below) and an agreement of the Holders to forgo their rights to convert the Notes to Common Stock pursuant to Section 3 of the Notes (the “Conversion Rights”) during the Forbearance Period.

WHEREAS, capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Notes unless the context clearly requires otherwise.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, and for other good and valuable consideration, receipt and sufficiency of which are acknowledged hereby, Company and Investor agree as follows:

ARTICLE I
CONSENT AND DIRECTION

1.1           Consent to 2008 Private Placement. The Investor hereby consents to and approves the 2008 Private Placement, the issuance of the Secured Bridge Notes and the granting of the Security Interest.

1.2           Consent to Postponement of Interest Payment.  The Investor hereby consents to the postponement of the date fixed for any interest payments due during the Forbearance Period (as defined below) until the expiration of the Forbearance Period, provided that the amount of any interest which is so postponed shall be added to the principal of the Notes and accrue interest at the Default Rate set forth in the Notes.

1.3           Direction to Collateral Agent.           In connection with the transactions contemplated by the 2008 Private Placement, U.S. Bank National Association, as Collateral Agent (in such capacity, the “Collateral Agent”), is hereby authorized and directed by the Investor to execute and deliver each of the following proposed documents: Payment Priority and Voting Agreement, Bridge Notes Securities Purchase Agreement, Amended and Restated Security Agreement, Amended and Restated Security Agreement – Trademarks, Patents and Copyrights, Amended and Restated Guaranty and Suretyship Agreement, Amended and Restated Borrower/Subsidiary Pledge Agreement, and such other related documents as may be contemplated thereby.

ARTICLE II
WAIVER AND FORBEARANCE

2.1           Waiver of Prohibitions on Additional Indebtedness and Granting of Security Interests.  In connection with the 2008 Private Placement, the Investor hereby irrevocably waives the Company’s obligations under Sections 14(a), (b) and (c) of the Notes and any breach thereof arising from the 2008 Private Placement and the Company’s granting of the Security Interest.

2.2           Waiver of Certain Events of Default.  The Investor hereby irrevocably waives any defaults arising as a result of the following events occurring prior to the Effective Date or continuing during the Forbearance Period, which, but for the waiver set forth in this Section 2.2 would constitute Events of Default by the Company under the Notes: (i) the suspension from trading and failure of the Company’s common stock to be listed on an Eligible Market; (iii) the Company’s failure to pay interest when and as due under the Notes; (iv) the Company’s failure to list the Registrable Securities on the Principal Market or on another Eligible Market; (v) any defaults by the Company under the Notes arising from any events of default under the Company’s 5% Senior Convertible Notes which have been waived by the holders of such notes.  In addition, the Investor irrevocably waives any Event of Default by the Company under the Notes occurring due to the Company’s failure to pay interest on any interest payment date occurring during the Forbearance Period (as hereinafter defined).  The waivers effected pursuant to this Section 2.2 shall be effective as of the date of the occurrence of each such event specified in this Section 2.2.  Notwithstanding the foregoing, Interest on the principal amount of the Notes shall continue to accrue at the Default Rate under the Notes and Late Charges shall continue to accrue on any amounts not timely paid under the Notes at all times as though this Agreement were not in effect.

4

2.3           Forbearance on Exercise of Conversion Rights.  The Investor agrees not to exercise the Conversion Rights at any time after the Effective Date until the earlier to occur of (i) the earlier to occur of (a) the Second Closing or (b) the Proxy Deadline (as such terms are defined in the Term Sheet) or (ii) the Maturity Date (as defined in the Secured Bridge Notes) of the Secured Bridge Notes or (iii) the date the Company receives any Event of Default Redemption Notice (as defined in the Secured Bridge Notes) from any holder of Secured Bridge Notes pursuant to the terms of the Secured Bridge Notes (the “Forbearance Period”).

2.4           Forbearance on Declaration of Event of Default.  If an Event of Default occurs under the Notes on or following the Effective Date, then the Investor agrees that during the Forbearance Period, the Investor will forbear the exercise of the Investor’s right to force the Company to redeem the Notes pursuant to Section 4(b) of the Notes.  This is a forbearance and not a waiver.  The Investor hereby reserves the exercise of all of the Investor’s rights and remedies with respect to any Event of Default described above after the expiration of the Forbearance Period.  Notwithstanding the foregoing, upon the occurrence of an Event of Default as specified in Sections 4(a)(vii) through (x) of the Notes regarding the filing of a petition in bankruptcy or judgment against the Company, the forbearance granted by the Holders in this Section 2.4 shall terminate.  For purposes of clarification, Interest on the principal amount of the Notes shall continue to accrue at the Default Rate under the Notes and Late Charges shall continue to accrue on any amounts not timely paid under the Notes at all times as though this Agreement were not in effect.

ARTICLE III
CONDITIONS TO AGREEMENT

The consents, waivers and forbearance set forth in Sections 1 and 2 above are subject to satisfaction or waiver by the Investor (in its sole and absolute discretion) of each of the following:

3.1           Consent of the other Holders.  Company having received a consent and waiver substantially identical to this instrument from each of the other Holders.

3.2           Simultaneous Consent of 5% Senior Convertible Notes.  Company having obtained the consent and waiver of the Requisite Holders (as defined in the 5% Convertible Notes) of the Company's 5% Senior Convertible Notes in the form attached as Exhibit B hereto.

3.3           Notice of Satisfaction of Conditions.  Upon satisfaction of the conditions set forth in Sections 3.1 through 3.2 above, Company will certify to Investor that all such conditions have been met and shall notify Investor of the Effective Date.

3.4           Most Favored Nation. Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any amendment, settlement or waiver (each a “Settlement Document”) relating to the terms, conditions and transactions contemplated hereby, is or will be more favorable to such Person than those of Investor and this Agreement shall be, without any further action by Investor or Company, deemed amended and modified in an economically and legally equivalent manner such that Investor shall receive the benefit of the more favorable terms contained in such Settlement Document.  Notwithstanding the foregoing, Company agrees, at its expense, to take such other actions (such as entering into amendments to the Transaction Documents (as such term is defined in the Securities Purchase Agreement for the 2008 Private Placement)) as Investor may reasonably request to further effectuate the foregoing.

5

ARTICLE IV
MISCELLANEOUS

4.1           Notes Otherwise Unaffected; Transaction Documents Unaffected. Except as provided in this Agreement, the execution and delivery of this Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or waiver of any non-compliance with the provisions of the Notes, and the Notes shall remain in full force and effect.  The execution and delivery of this Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or waiver of any non-compliance with the provisions of the Warrants or any other Transaction Document (other than the Notes).  The parties acknowledge and agree that the Priority Payment Agreement shall not impair or otherwise limit the effectiveness of any consent, waiver or forbearance granted by this Agreement.

4.2           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.3           Successors and Assigns.  All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.4           Effectiveness.  This Agreement shall be effective as of the date of issuance of the Secured Bridge Notes in connection with the 2008 Private Placement (the “Effective Date”).

4.5           Counterparts.  This Agreement may be may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

4.6           Waiver Satisfies Section 16 of Notes. Upon satisfaction or waiver of the conditions set forth in Sections 3.1 through 3.3 hereof, this Agreement will constitute a written consent without a meeting of the Required Holders pursuant to Section 16 of the Notes.

4.7           No Third Party Beneficiaries except Collateral Agent.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except for the Collateral Agent.

6

4.8           Independent Nature of Investor's Obligations and Rights.  The obligations of Investor under this Agreement or any other Transaction Document are several and not joint with the obligations of any other Holder, and Investor shall not be responsible in any way for the performance of the obligations of any other Holder under any Transaction Document.  Nothing contained herein or in this Agreement or any other Transaction Document, and no action taken by Investor pursuant hereto, shall be deemed to constitute Investor and other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document and Company acknowledges that Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other Transaction Document.  Company and Investor confirm that Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[The Remainder of this Page Is Intentionally Left Blank]

7

IN WITNESS WHEREOF, Investor and Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

NESTOR, INC.

By:
Name:
Title:

Signature Pages to Waiver Agreement

IN WITNESS WHEREOF, Investor and Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Dolphin Offshore Partners, L.P.

By:
Name:
Title:	General Partner

Principal Amount:  $
Percentage Interest:

Signature Pages to Waiver Agreement

IN WITNESS WHEREOF, Investor and Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Radcliffe SPC, Ltd. for and on behalf of the Class A
Convertible Crossover Segregated Portfolio

By:	RG Capital Management, L.P.

	By:	RGC Management Company, LLC

By:
Name:
		Title:	Managing Director

Principal Amount:  $
Percentage Interest:

Signature Pages to Waiver Agreement

IN WITNESS WHEREOF, Investor and Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

LBI Group, Inc.

By:
Name:	Eric C. Salzman
Title:	Senior Vice President

Principal Amount:  $
Percentage Interest:

Signature Pages to Waiver Agreement

IN WITNESS WHEREOF, Investor and Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Kamunting Street Master Fund, Ltd.

By:
Name:
Title:

Principal Amount:  $
Percentage Interest:

Signature Pages to Waiver Agreement

IN WITNESS WHEREOF, Investor and Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Tribeca Global Convertible Investments, Ltd.

By:
Name:
Title:

Principal Amount:  $
Percentage Interest:

Signature Pages to Waiver Agreement

IN WITNESS WHEREOF, Investor and Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Capital Ventures International

By:	Heights Capital Management, Inc.
Its:	Authorized Agent

By:
Name:
	Title:	Investment Manager

Principal Amount:  $
Percentage Interest:

Signature Pages to Waiver Agreement

IN WITNESS WHEREOF, Investor and Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Evolution Master Fund Ltd. SPC, Segregated Portfolio

By:
Name:
Title:	Director

Principal Amount:  $
Percentage Interest:

Signature Pages to Waiver Agreement

IN WITNESS WHEREOF, Investor and Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Highbridge International, LLC

By:	Highbridge Capital Management, LLC

By:
Name:
	Title:	Managing Director

Principal Amount:  $
Percentage Interest:

Signature Pages to Waiver Agreement